As filed with the Securities and Exchange Commission on May 14, 2002

                                       Investment Company Act File No. 811-21088

================================================================================

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ________________

                                    FORM N-2

       [X] REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940

                              [X] Amendment No. 1
                                ________________

                       Mercantile Absolute Return Fund LLC
                        ________________________________

               (Exact name of Registrant as specified in Charter)

                                Two Hopkins Plaza
                               Baltimore, MD 21201
                        ________________________________

                    (Address of principal executive offices)

      Registrant's Telephone Number, including Area Code: (410) 237-5900

                                 John J. Pileggi
                        Mercantile Capital Advisors Inc.
                                Two Hopkins Plaza
                               Baltimore, MD 21201
                                ________________

                   (Name and address of agent for service)

                                   COPY TO:

            Susan Penry-Williams                    Patrick J. McMahon
    Kramer Levin Naftalis & Frankel LLP     Kramer Levin Naftalis & Frankel LLP
              919 Third Avenue                       919 Third Avenue
          New York, New York 10022               New York, New York 10022


This Registration Statement has been filed by Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. Interests in Registrant are not being registered under the Securities Act of 1933 (the "1933 Act") and will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of, and/or Regulation D under, the 1933 Act. Investments in Registrant may only be made by individuals or entities meeting the definition of an "accredited investor" in Regulation D under the 1933 Act and an "Eligible Investor" as described in this Registration Statement. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, Interests in Registrant.

==============================================================================

PART A -- INFORMATION REQUIRED IN A PROSPECTUS

PART B -- INFORMATION REQUIRED IN A STATEMENT OF ADDITIONAL INFORMATION

The information required to be included in this Registration Statement by Part A and Part B of Form N-2 is contained in the private placement memorandum that follows.

Document Number:________                                Issued to:______________




                       MERCANTILE ABSOLUTE RETURN FUND LLC

                                ________________

                          PRIVATE PLACEMENT MEMORANDUM

                                  May 13, 2002

                        Mercantile Capital Advisors Inc.
                                Two Hopkins Plaza
                               Baltimore, MD 21201
                                 (410) 237-5900







In making an investment decision, an investor must rely upon his, her or its own examination of Mercantile Absolute Return Fund LLC (the "Company") and the terms of the offering, including the merits and risks involved, of the limited liability company interests (the "Interests") described in this private placement memorandum ("Private Placement Memorandum"). The Interests have not been registered with, or approved or disapproved by, the Securities and Exchange Commission or any other U.S. Federal or state governmental agency or regulatory authority or any national securities exchange. No agency, authority or exchange has passed upon the accuracy or adequacy of this Private Placement Memorandum or the merits of an investment in the Interests. Any representation to the contrary is a criminal offense.

The Company currently anticipates operating pursuant to an exemption from the Commodity Futures Trading Commission ("the CFTC") in connection with pools whose participants are limited to Qualified Eligible Participants. Accordingly, the Private Placement Memorandum for the Company is not required to be and has not been, filed with the CFTC. The CFTC does not pass upon the merits of participating in a pool or upon the adequacy or accuracy of this Private Placement Memorandum. Consequently, the CFTC has not reviewed nor approved this offering or any private placement memorandum for this pool. In the event this exemption is not available to the Company, the Company may, as appropriate, seek alternative exemptions.

                                TO ALL INVESTORS

The Interests have not been and will not be registered under the 1933 Act or the securities laws of any state. The offering contemplated by this Private Placement Memorandum will be made in reliance upon an exemption from the registration requirements of the 1933 Act for offers and sales of securities that do not involve any public offering, and analogous exemptions under state securities laws. This Private Placement Memorandum will not constitute an offer to sell or the solicitation of an offer to buy nor will any sale of Interests be made in any jurisdiction in which the offer, solicitation or sale is not authorized or to any person to whom it is unlawful to make the offer, solicitation or sale. No person has been authorized to make any representations concerning the Company that are inconsistent with those contained in this Private Placement Memorandum. Prospective investors should not rely on any information not contained in this Private Placement Memorandum. This Private Placement Memorandum is intended solely for the use of the person to whom it has been delivered for the purpose of evaluating a possible investment by the recipient in the Interests and is not to be reproduced or distributed to any other persons (other than professional advisers of the prospective investor receiving this document). Prospective investors should not construe the contents of this Private Placement Memorandum as legal, tax or financial advice. Each prospective investor should consult his, her or its own professional advisers as to the legal, tax, financial or other matters relevant to the suitability of an investment in the Company for the investor. This Private Placement Memorandum is qualified in its entirety by reference to the Company's Amended and Restated Limited Liability Company Agreement ("LLC Agreement") itself. The Interests are subject to substantial restrictions on transferability and resale and may not be transferred or resold except as permitted under the LLC Agreement, the 1933 Act and applicable state securities laws, pursuant to registration or exemption from these provisions.

                              Table of Contents
                                                                          Page

SUMMARY OF TERMS.............................................................1
SUMMARY OF FEES AND EXPENSES................................................17
THE COMPANY.................................................................18
USE OF PROCEEDS.............................................................18
STRUCTURE...................................................................19
INVESTMENT PROGRAM..........................................................19
TYPES OF INVESTMENTS AND RELATED RISKS......................................24
OTHER RISKS.................................................................40
LIMITS OF RISK DISCLOSURES..................................................46
INVESTMENT POLICIES AND RESTRICTIONS........................................47
MANAGEMENT OF THE COMPANY...................................................48
THE MANAGER.................................................................52
THE ADVISER.................................................................52
INVESTMENT ADVISORY AGREEMENT...............................................55
VOTING......................................................................56
INVESTMENT MANAGERS TO THE INVESTMENT FUNDS.................................56
OTHER MATTERS...............................................................57
BROKERAGE...................................................................58
ADMINISTRATOR...............................................................59
CUSTODIAN AND ESCROW AGENT..................................................61
COMPANY EXPENSES............................................................61
MANAGEMENT FEE..............................................................63
INVESTOR SERVICING FEE......................................................63
CAPITAL ACCOUNTS AND ALLOCATIONS............................................64
CONFLICTS OF INTEREST.......................................................68
SUBSCRIPTIONS FOR INTERESTS.................................................71
REDEMPTIONS, REPURCHASES AND TRANSFERS OF INTERESTS.........................73
TAX ASPECTS.................................................................78
ERISA CONSIDERATIONS........................................................91
ADDITIONAL INFORMATION AND SUMMARY OF THE LLC AGREEMENT.....................92
REPORTS TO MEMBERS..........................................................93
FISCAL YEAR.................................................................94
ACCOUNTANTS AND LEGAL COUNSEL...............................................94
INQUIRIES...................................................................95

      As further described in the body of this Private Placement Memorandum, the Investment Funds in which the Company invests are commonly referred to as "hedge funds." Because the investment strategies implemented by the investment managers to these Investment Funds are "non-traditional" in nature (e.g., not based on long-only portfolios of bonds or equities as are the investment programs of most registered investment companies such as mutual funds), this class of investments is typically referred to as "Alternative Investments."


                                SUMMARY OF TERMS

THE COMPANY           Mercantile Absolute Return Fund LLC (the "Company") is a
                      recently  formed  limited  liability  company  organized
                      under the laws of the State of Delaware  and  registered
                      under the  Investment  Company  Act of 1940  (the  "1940
                      Act")  as  a  closed-end,   non-diversified   management
                      investment   company.   Like  an  unregistered   private
                      investment  fund, the Company will  privately  offer and
                      sell  its  limited   liability  company  interests  (the
                      "Interests") in large minimum  denominations to high net
                      worth  individual and  institutional  investors and will
                      restrict transferability of the Interests. The assets of
                      the Company will be aggressively managed and the capital
                      accounts of persons who purchase the  Interests  offered
                      through  this  Private  Placement   Memorandum  will  be
                      subject   to   both   an    asset-based    fee   and   a
                      performance-based  incentive  which will be  received by
                      Mercantile  Capital Advisors Inc., the Company's Manager
                      (the "Manager").  Unlike many private  investment funds,
                      the Company has registered under the 1940 Act to be able
                      to offer the  Interests  without  limiting the number of
                      Eligible   Investors   (as   defined   below)   who  may
                      participate in its investment program.

INVESTMENT PROGRAM    The  Company  seeks  capital  appreciation   principally
                      through  investing  in  investment  funds   ("Investment
                      Funds")  managed  by  third-party   investment  managers
                      ("Investment   Managers")   who   employ  a  variety  of
                      alternative  investment  strategies.   These  investment
                      strategies allow Investment Managers the flexibility to use leveraged or short-sale positions to take advantage of perceived inefficiencies across the global capital markets, and are referred to as "alternative investment strategies" in contrast to the investment programs of "traditional" registered investment companies, such as mutual funds. "Traditional" investment companies are generally characterized by long-only investments and limits on the use of leverage. Because Investment Funds following alternative investment strategies (whether hedged or not) are often described as "hedge funds," the Company's investment program can be broadly referred to as a fund of hedge funds.

                      Through the selection and ongoing monitoring of Investment Funds, the Company seeks to achieve capital appreciation by investing in a diversified portfolio of hedge funds, thereby forming a multi-strategy investment portfolio designed to achieve non-market directional returns with low relative volatility.

                      The Manager has retained RCG Tapestry, LLC to act as the investment adviser to the Company (the "Adviser"). The Adviser is responsible for the allocation of assets to various Investment Funds, subject to policies adopted by the Board of Directors. These Investment Funds (including unregistered investment funds and registered investment companies) will generally have investors other than the Company. Subject to the approval of the Board of Directors (and, to the extent required by the 1940 Act, the investors in the Company), the Company may create separate Investment Funds or managed accounts that would be managed by one or more of the Investment Managers and for which the Company would generally be the sole investor (the Investment Managers to such Investment Funds, with Investment Managers selected to otherwise directly manage Company assets, are referred to as "Sub-advisers"). The Adviser is also responsible for the selection of Sub-advisers.

                      The Adviser will allocate Company assets among the Investment Funds that, in its view, represent attractive investment opportunities. Allocation will depend on the Adviser's assessment of the likely returns of various investment strategies that the Investment Funds utilize and the likely correlation among the investment strategies under consideration. The Adviser will periodically rebalance the Company's investments among Investment Funds in order to increase allocations to Investment Funds with the highest expected risk adjusted returns over time. Generally, the Investment Managers' investment methods may include, but are not limited to, convertible hedging, fixed income, risk and warrant arbitrage, distressed securities, long/short equity, and event-driven and macro investing. (See "Investment Program.")

                      The Adviser's personnel have extensive experience and expertise with alternative investment strategies and Investment Managers and have evaluated numerous
                      Investment Funds representing many categories of alternative investments and utilizing various investment strategies. They also have extensive experience in directly managing alternative investment strategies. The Adviser believes that this combination of evaluation expertise and direct investment experience enables it to understand the opportunities and risks associated with investing in Investment Funds.

                      For purposes of the Company's investment restrictions and certain investment limitations under the 1940 Act, the Company will "look through" to the underlying investments of any Investment Funds it creates to facilitate management of the Company's assets by a Sub-adviser. Other Investment Funds in which the Company invests, however, are not subject to the Company's investment restrictions and, unless registered under the 1940 Act, are generally not subject to any investment limitations under the 1940 Act. The Company may invest temporarily in high quality fixed income securities and money market instruments or may hold cash or cash equivalents pending the investment of assets in Investment Funds or to maintain the liquidity necessary to effect repurchases of Interests or for other purposes.

RISK FACTORS          The Investment  Funds selected by the Company may invest
                      and trade in a wide range of instruments and markets and
                      may pursue various investment  strategies.  Although the
                      Company  is  expected  to be  non-directional  with  low
                      volatility, it may be the case that the investments made
                      have an unanticipated  effect.  The Investment Funds may
                      invest  in  all  manner  of  securities   and  financial
                      instruments.  In addition, the Investment Funds may sell
                      securities   short  and  use  a  wide   range  of  other
                      investment   techniques.   The   Investment   Funds  are
                      generally not limited in the markets, either by location
                      or   type,   such   as   large   capitalization,   small
                      capitalization  or U.S. and non-U.S.  markets,  in which
                      they  are   expected  to  invest,   or  the   investment
                      discipline  that their  Investment  Managers may employ,
                      such  as  value  or  growth  or  bottom-up  or  top-down
                      analysis.   The   Investment   Funds  may  use   various
                      investment   techniques  for  hedging  and   non-hedging
                      purposes.  An  Investment  Fund may, for  example,  sell
                      securities  short  and  purchase  and sell  options  and
                      futures   contracts  and  engage  in  other   derivative
                      transactions, subject to certain limitations described elsewhere in this Private Placement Memorandum. The use of these techniques may be an integral part of an Investment Fund's investment strategy, and may involve certain risks. The Investment Funds may use leverage, which also entails risk. See "Types of Investments and Related Risks."

                      The Company's investment program is speculative and entails substantial risks. No assurance can be given that the Company's investment objective will be achieved. The Company's performance depends upon the performance of the Investment Funds, and the Adviser's ability to effectively select Investment Funds and allocate and reallocate the Company's assets among them. Each Investment Fund's use of leverage, short sales and derivative transactions, in certain circumstances, can result in significant losses. As a non-diversified investment company, the Company is not subject to percentage limitations imposed by the 1940 Act on the portion of its assets that may be invested in the securities of any one issuer. As a result, the Company's investment portfolio may be subject to greater risk and volatility than if the Company invested in the securities of a broader range of issuers. See "Types of Investments and Related Risks."

                      Each Investment Manager generally will charge the Company, as an investor in an underlying Investment Fund, an asset-based fee, and some or all of the
                      Investment Managers will receive performance or incentive allocations. The asset-based fees of the Investment Managers are generally expected to range from 0.5% to 1.25% annually of the net assets under their management and the performance or incentive allocations to the Investment Managers are generally expected to range from 15% to 25% of net profits annually. The Manager will also receive an asset based fee and may receive an allocation as a performance incentive (the "Performance Incentive"). The fees and Performance Incentive received by the Manager will also be used to compensate the Adviser. The receipt of a performance or incentive allocation by an Investment Manager, or of the Performance Incentive by the Manager, may create an incentive for an Investment Manager or the Adviser to make investments that are riskier or more speculative than those that might have been made in the absence of such an incentive. In addition, because a performance or incentive allocation will generally be calculated on a basis that includes unrealized appreciation of the Company's or an Investment Fund's assets, these allocations may be greater than if they were based solely on realized gains. See "Capital Accounts and Allocations - Manager's Performance Incentive."

                      Special tax risks are associated with an investment in the Company. See "Other Risks - Tax Considerations; Distributions to Members and Payment of Tax Liability."

                      The Company is a newly formed entity and has no operating history upon which investors can evaluate its performance. The Adviser's personnel, however, have substantial experience in managing investments in private investment funds, including the Tapestry Fund, L.P. and the Tapestry Overseas Fund, Ltd. These private investment funds pursue investment programs that are substantially similar, in whole or in part, to that of the Company.

                      Interests in the Company will not be listed on any securities exchange or traded in other markets and will be subject to substantial restrictions on transfer. See "Types of Investments and Related Risks," "Tax Aspects," and "Redemptions, Repurchases and Transfers of Interests."

                      Investing in a fund of hedge funds, such as the Company, involves other risks, including the following:

                      The Investment Funds generally will not be registered as investment companies under the 1940 Act and the Company, as an investor in these Investment Funds, will not have the benefit of the protections afforded by the 1940 Act to investors in registered investment companies. Although the Adviser will periodically receive information from each Investment Fund regarding its investment performance and investment strategy, the Adviser may have little or no means of independently verifying this information. Investment Funds are not contractually or otherwise obligated to inform their investors, including the Company, of details surrounding proprietary investment strategies. In addition, the
                      Company and the Adviser have no control over the Investment Funds' investment management, brokerage, custodial arrangements or operations and must rely on the experience and competency of each Investment Manager in these areas. The performance of the Company is entirely dependent on the success of the Adviser in selecting Investment Funds for investment by the Company and the allocation and reallocation of Company assets among Investment Funds.

                      An investor who meets the eligibility conditions imposed by the Investment Funds, including minimum initial investment requirements that may be substantially higher than those imposed by the Company, could invest directly in the Investment Funds. By investing in the Investment Funds indirectly through the Company, an investor bears a proportionate part of the asset-based fees and Performance Incentive paid by the Company to the Manager as well as other expenses of the Company, and also indirectly bears a portion of the asset-based fees, performance or incentive allocations and other expenses borne by the Company as an investor in the Investment Funds.

                      An Investment Manager to an Investment Fund will receive any performance or incentive allocations to which it is entitled, irrespective of the performance of the other Investment Funds and the Company generally. An Investment Manager with positive performance may receive compensation from the Company, as an investor in an underlying Investment Fund, and indirectly from its investors, even if the Company's overall returns are negative. Investment decisions of the Investment Funds are made by the Investment Managers independently of each other. Consequently, at any particular time, one Investment Fund may be purchasing interests in an issuer that at the same time are being sold by another Investment Fund.

                      Investing by Investment Funds in this manner could cause the Company to indirectly incur certain transaction costs without accomplishing any net investment result.

                      The Company may make additional investments in, or withdrawals from, the Investment Funds only at certain times specified in the governing documents of the Investment Funds. The Company from time to time may, in turn, have to invest some of its assets temporarily in high quality fixed income securities and money market instruments or may hold cash or cash equivalents, pending the investment of assets in Investment Funds or for other purposes.

                      To the extent the Company's holdings in an Investment Fund afford it no ability to vote on matters relating to the Investment Fund, the Company will have no say in matters that could adversely affect the Company's investment in the Investment Fund. Investment Funds may be permitted to distribute securities in kind to investors, including the Company. Securities that the Company may receive upon a distribution may be illiquid or difficult to value. In such circumstances, the Adviser would seek to dispose of these securities in a manner that is in the best interests of the Company.

                      Prospective investors in the Company should review carefully the discussion under the captions "Types of Investments and Related Risks" and "Other Risks" for other risks associated with the Company and the Investment Managers' styles of investing. An investment in the Company should only be made by investors who understand the nature of the investment, do not require more than limited liquidity in the investment and have sufficient resources to sustain the loss of their entire investment in the Company.

BOARD OF DIRECTORS    The Board of  Directors  of the  Company  (the "Board of
                      Directors")   has   overall   responsibility   for   the
                      management and supervision of the operations of the Company. The initial Directors serving on the Board of Directors have been elected by the organizational Member of the Company (who is affiliated with the Manager). By signing the LLC Agreement, each Member will be deemed to have voted for the election of each of the initial
                      Directors. Any vacancy in the position of Director may be filled by the remaining Directors, or, if required by the 1940 Act, by a vote of a plurality of the vote at a meeting of the Members at which a quorum of Members is present in person or by proxy. (See "Board of Directors" and "Voting.")

THE MANAGER           Mercantile  Capital Advisors Inc., ("MCA") a corporation
                      formed under the laws of the State of Maryland, serves as the Manager of the Company. MCA is registered as an investment adviser under the Investment Advisers Act of 1940 (the "Advisers Act"). MCA is a wholly owned subsidiary of Mercantile Safe Deposit & Trust Company
                      ("MSD&T"). Mercantile Bankshares Corporation ("MBC") is a holding company for MSD&T and its affiliates.

THE ADVISER           RCG  Tapestry,  LLC is the Adviser of the  Company.  The
                      Adviser is wholly owned by Ramius Capital Group, LLC, a limited liability company organized under the laws of the State of Delaware, the founding principals of which are Peter A. Cohen, Morgan B. Stark, Thomas W. Strauss and Jeffrey M. Solomon. The Adviser is registered with the Securities Exchange Commission as an Investment
                      Adviser under the Advisers Act of 1940.

                      The Manager will enter into an investment advisory agreement (the "Investment Advisory Agreement") with the Adviser, effective as of [July 15, 2002], which will continue in effect for an initial two-year term.
                      Thereafter, the Investment Advisory Agreement will continue in effect from year to year if the continuance is approved annually by the Board of Directors or the vote of a majority, as defined by the 1940 Act, of the outstanding voting securities of the Company, so long as in either case, the continuance is also approved by a majority of the Independent Directors. The Manager may terminate the Investment Advisory Agreement on 60 days' prior written notice to the Adviser. See "Investment Advisory Agreement."

                      The Adviser is registered with the Commodity Futures Trading Commission as a commodity pool operator and operates the Company pursuant to an exemption available under Rule 4.7 promulgated under the U.S. Commodity Exchange Act, as amended (the "CEA") from certain of the disclosure, reporting and record-keeping requirements under the CEA.

ADMINISTRATOR         The  Company  has  also  retained  MCA to  serve  as the
                      administrator to the Company in addition to its role as Manager (the "Administrator"). Fees payable to MCA for administrative services, and reimbursement for MCA's out-of-pocket expenses, will be paid by the Company. See
                      "Company Expenses" and "Administrator."

                      In accordance with the terms of the Administration Agreement and with the approval of the Board of Directors, MCA has caused the Company to retain SEI Investments Mutual Fund Services, whose principal business is One Freedom Valley Drive, Oaks, PA 19456, to serve as the Company's sub-administrator (the "Sub-Administrator"), pursuant to a sub-administration agreement

                      ("Sub-Administration    Agreement").   For   a   further
                      discussion of the respective duties of the Administrator and the Sub-Administrator, see "Administration."

CUSTODIAN AND ESCROW  The Company has  retained  SEI Trust  Company to provide
AGENT certain custodial services to the Company (in such capacity, the "Custodian") and to serve as escrow agent (in such capacity, the "Escrow Agent") with respect to subscription monies received from prospective investors. Fees payable to the Custodian and the Escrow Agent for these services, and reimbursement for the Custodian's and the Escrow Agent's out-of-pocket expenses, will be paid by the Company. See "Company Expenses" and "Custodian and Escrow Agent."


COMPANY EXPENSES      The  Manager  will  provide,  or  will  arrange  at  its
                      expense,  for certain management services to be provided
                      to the  Company.  Among those  services  are:  providing
                      office space and other support services; maintaining and
                      preserving certain records; preparing and filing various
                      materials  with  state  and  U.S.  Federal   regulators;
                      providing legal and regulatory advice in connection with administrative functions; and reviewing and arranging for payment of the Company's expenses. See "Company
                      Expenses."

                      The Adviser will bear all of its own costs incurred in providing investment advisory services to the Company, including travel and other expenses related to its selection and monitoring of Investment Managers. As described below, however, the Company bears all other expenses related to its investment program (collectively, "investment related expenses"). Expenses to be borne by the Company include: all investment related expenses, including, but not limited to, fees paid and expenses reimbursed directly or indirectly to Investment Managers (including management fees, performance or incentive fees or allocations and redemption or withdrawal fees, however titled or structured), all costs and expenses directly related to portfolio transactions and positions for the Company's account such as direct and indirect expenses associated with the Company's investments, including its investments in Investment Funds or with Sub-advisers (whether or not consummated), and enforcing the Company's rights in respect of such investments, transfer taxes and premiums, taxes withheld on non-U.S. dividends, fees for data and software providers, research expenses, professional fees (including, without limitation, the fees and expenses of consultants, attorneys and experts) and, if applicable in the event the Company utilizes a Sub-adviser (or in connection with its temporary or cash management investments), brokerage commissions, interest and commitment fees on loans and debit balances, borrowing charges on securities sold short, dividends on securities sold but not yet purchased and margin fees; all costs and expenses associated with the establishment of Investment Funds managed by Sub-advisers; any non-investment
                      related   interest
                      expense; attorneys' fees and disbursements associated with preparing and updating the Company's Private Placement Memorandum and subscription documents (the "Offering Materials") and with qualifying prospective investors; fees and disbursements of any accountants engaged by the Company, and expenses related to the annual audit of the Company; fees paid to the Administrator and the Sub-Administrator; recordkeeping, custody and escrow fees and expenses; the costs of errors and omissions/directors' and officers' liability insurance and a fidelity bond; the Management Fee; the costs of preparing and mailing reports and other communications, including proxy, tender offer correspondence or similar materials, to Members; fees of Directors that are not "interested persons" and travel expenses of Directors relating to meetings of the Board of Directors and committees thereof; all costs and charges for equipment or services used in communicating information regarding the Company's transactions among the Adviser and any custodian or other agent engaged by the Company; and any extraordinary expenses, including indemnification expenses as provided for in the LLC Agreement.

                      The Company's organization expenses and offering costs will initially be borne by the Manager. The Company will reimburse the Manager for these expenditures, through monthly expense allocations to Members' capital accounts, for a period not to exceed the first twelve months after the initial closing date for subscriptions for Interests (the "Closing Date"). The Manager has agreed to limit the amount of each monthly reimbursement payment by the Members to 0.0125% (0.15% on an annualized basis) of the Company's net assets as of the end of each month during such period. If, after the twelfth month following the Closing Date, all of the organization expenses and offering costs have not been reimbursed to the Manager from the monthly expense allocations, the Manager will bear the remaining portion of such expenditures. If the Manager is completely reimbursed before the end of such twelve-month period, then during the remainder of the twelve-month period, newly admitted Members, and existing Members that subscribe for additional Interests, will be allocated a proportionate share of the amount previously reimbursed to the Manager.

                      In consideration of the administrative services provided to the Company, the Company will pay MCA a monthly fee of 0.05% (approximately 0.6% on an annualized basis) of the Company's net assets (the "Administrative Fee"). The Administrative Fee will accrue monthly and will be paid out of the Company's assets quarterly. See "Administrator."

MANAGEMENT FEE        In consideration of the services provided by the Manager
                      to the Company, the Company will pay the Manager a quarterly fee of 0.375% (approximately 1.5% on an annualized basis) of the Company's net assets (the
                      "Management Fee"). The Management Fee will be an expense out of the Company's assets. The Manager anticipates rebating, out of its own resources and in its sole discretion, portions of the Management Fee with respect to certain employees of the Manager and its affiliates, and certain strategic investors. See "Management Fee."

                      A portion of the Management Fee may be paid to entities that assist in the placement of Interests and may be affiliated with the Manager. These payments will be exclusive of the direct placement fees paid by investors. See "Subscriptions for Interests - Placement Fees."

INVESTOR SERVICING    The Company has adopted an Investor Servicing  Agreement
FEE                   with the  Manager,  whereby  the  Manager may enter into
                      investor  service  arrangements  pursuant  to  which  an
                      investor service provider, such as an investment adviser
                      or other  financial  intermediaries  ("Investor  Service
                      Providers"),   performs   investor   services   for  its
                      customers who are investors in the Company. The Company will pay a fee to the Manager to reimburse the Manager for payments made to Investor Service Providers. This fee is expected to be paid monthly at an annualized rate of up to 0.25% of the aggregate value of outstanding
                      Interests held by investors that receive services from an Investor Service Provider, determined as of the last day of the calendar month (before any repurchase of Interests or Performance Incentive).

ALLOCATION OF PROFIT  The  net   profits   or  net   losses  of  the   Company
AND LOSS              (including,without limitation, net realized gain or loss
                      and  the  net  change  in  unrealized   appreciation  or
                      depreciation  of securities  positions) will be credited
                      to or debited against the capital account of a Member at
                      the  end  of  each  fiscal  period  of  the  Company  in
                      accordance with the Member's "investment percentage" for
                      the period.  A Member's  investment  percentage  will be
                      determined  by  dividing  the  balance  of the  Member's
                      capital  account  by  the  sum of  the  balances  of the
                      capital  accounts  of all  Members.  The  amount  of net
                      profits, if any, allocated to a Member may be reduced by
                      the  Member's   share  of  the   Manager's   Performance
                      Incentive.  See  "Capital  Accounts  and  Allocations  -
                      Allocation  of Net Profits and Net Losses" and  "Capital
                      Accounts  and   Allocations   -  Manager's   Performance
                      Incentive."

PERFORMANCE INCENTIVE The  Manager  is  entitled  to  receive  a  "Performance
                      Incentive" for each "Incentive Period" (generally, each fiscal year). The Manager's "Performance Incentive" for each Incentive Period will be equal to 10% of the Portion of the Company Return allocated to each Member's capital account for the Incentive Period in excess of any

                      Loss Carryforward Amount(s) applicable to the Member's capital account for such period. (See "Capital Accounts and Allocations -- Manager's Performance Incentive").

                      If, for any Incentive Period, net losses allocated to a Member's capital account exceed net profits so allocated, a "Loss Carryforward Amount" in the amount of such excess will be established for the capital account of that Member. Loss Carryforward Amounts are cumulative with respect to prior Incentive Periods, and no Performance Incentive will be debited from the capital account of a Member until subsequent allocations of net profits reduce that Member's Loss Carryforward Amount(s) to (but not below) zero.

                      A Member's "Company Return" for each Incentive Period is determined by dividing (x) the amount of net profits allocated to that Member's capital account for the Incentive Period that is in excess of any net losses allocated to that Member's capital account for the
                      Incentive Period by (y) the Member's capital account balance as of the beginning of the Incentive Period. The Performance Incentive, Loss Carryforward Amount and Company Return, each for a given Incentive Period, will be adjusted with respect to any contributions, transfers, distributions, withdrawals and repurchases applicable to the Member's capital account for that respective Incentive Period, or portion thereof. (See "Capital Accounts and Allocations - Manager's Performance Incentive.")

CONFLICTS OF INTEREST The investment activities of the Adviser, the Investment
                      Managers and their affiliates for their own accounts and other accounts they manage, and the management activities of the Manager, may give rise to conflicts of interest that may disadvantage the Company. MCA, its parent company MSD&T and its parent company Mercantile Bankshares Corporation (together with their affiliates and subsidiaries) are involved in a broad spectrum of financial services and asset management activities, which in the ordinary course of business may engage in activities in which its interests or the interests of its clients conflict with those of the Company or the Members.

                      Mercantile Bankshares Corporation has committed to purchasing Interests in the Company; however, such Interests will be Non-Voting (as defined below). See "Conflicts of Interest."

SUBSCRIPTION FOR      Each  Member  must  subscribe  for  a  minimum   initial
INTERESTS             investment   in  the  Company  of  $75,000.   Additional
                      investments in the Company must be made in a minimum amount of $50,000. The minimum initial and additional investments may be reduced by the Manager with respect to individual investors or classes of investors (as, for example, with respect to key employees, officers or directors of the Company, the

                      Adviser, the Manager or their affiliates). The Manager may, in its discretion, cause the Company to repurchase all of the Interests of a Member if the Member's capital account balance in the Company, as a result of repurchase or transfer requests by the Member, is less than $50,000.

                      The Manager, on behalf of the Company, may accept initial and additional subscriptions for Interests as of the first business day of each calendar quarter, except that the Company may offer Interests more frequently as determined by the Manager. All subscriptions are subject to the receipt of cleared funds prior to the applicable subscription date in the full amount of the subscription. Although the Manager, on behalf of the Company, may accept, in its sole discretion, a subscription prior to receipt of cleared funds, an investor may not become a Member until cleared funds have been received. A prospective investor must also submit a completed subscription agreement before the applicable subscription date. The Manager, on behalf of the Company, reserves the right to reject any subscription for Interests (or portions of Interests) and may, in its sole discretion, suspend subscriptions for Interests at any time and from time to time.

                      Entities may be retained by the Company or the Manager to assist in the placement of Interests. These entities ("Placement Agents"), which may be affiliated with the Manager, the Adviser or Sub-Administrator will generally be entitled to receive a placement fee from each investor purchasing an Interest through a Placement Agent. The specific amount of a placement fee may depend on the size of the investment in the Company, but such fees will not exceed 3% of the amount of the Member's capital contribution to the Company. The placement fee will be added to a prospective investor's subscription amount; it will not constitute a capital contribution made by the investor to the Company nor part of the assets of the Company. The placement fee may be adjusted or waived at the sole discretion of the Placement Agent in consultation with the Manager and is expected to be waived for the Manager, the Adviser and their respective affiliates, directors, partners, principals, officers and employees of each of these and of the Placement Agents and certain of their affiliates as well as for certain other strategic investors. Investments made through related accounts (including family trusts or other similar investment vehicles) may be aggregated in determining the applicability of placement fees. See "Subscriptions for Interests - Placement Fees."

ELIGIBILITY           Each  prospective  investor  will be required to certify
                      that  the  Interest  subscribed  for is  being  acquired
                      directly or indirectly for the account of an "accredited
                      investor" as defined in  Regulation D under the 1933 Act
                      and a "qualified eligible person" as defined in Rule 4.7
                      under  the   Commodity   Exchange  Act  of  1974.   Each
                      prospective  investor must
                      also be a "qualified  client" within the meaning of Rule
                      205-3  under  the  Advisers   Act.   Investors  who  are
                      "accredited investors" as defined in Regulation D, "qualified eligible persons" as defined in Rule 4.7 and "qualified clients" within the meaning of Rule 205-3 are referred to in this Private Placement Memorandum as "Eligible Investors." Existing Members subscribing for additional Interests will be required to qualify as "Eligible Investors" at the time of the additional subscription. The qualifications required to invest in the Company will appear in a subscription agreement that must be completed by each prospective investor.

INITIAL CLOSING DATE  The anticipated  initial Closing Date for  subscriptions for Interests is [August 15, 2002]. The Manager, however, in its sole discretion, may postpone the Closing Date for up to 90 days. The Company will commence operations following the Closing Date.

TRANSFER RESTRICTIONS An Interest (or portion of an Interest) held by a Member may be transferred only (1) by operation of law due to the death, bankruptcy, insolvency, adjudicated incompetence or dissolution of the Member or (2) under certain limited circumstances, with the written consent of the Manager (which may be withheld in its sole discretion and is expected to be granted, if at all, only under extenuating circumstances). Unless the Company consults with its counsel and counsel confirms that the transfer will not cause the Company to be treated as a "publicly traded partnership" taxable as a corporation, the Manager generally may not consent to a transfer of an Interest (or portion of an Interest) unless the following conditions are met: (1) the transferring Member has been a Member for at least six months; (2) the proposed transfer is to be made on the effective date of an offer by the Company to repurchase the Interest (or portion of the Interest); and (3) the transfer is (a) one in which the tax basis of the Interest in the hands of the transferee is determined, in whole or in part, by reference to its tax basis in the hands of the transferring Member (e.g., certain transfers to affiliates, gifts and contributions to family entities), (b) to members of the transferring Member's immediate family (siblings, spouse, parents or children), or (c) a distribution from a qualified retirement plan or an individual retirement account. In connection with any request to transfer an Interest (or portion of an Interest), the Company may require the Member requesting the transfer to obtain, at the Member's expense, an opinion of counsel selected by the Manager as to such matters as the Manager may reasonably request.

                      Transferees will not be allowed to become substituted Members without the consent of the Manager, which may be withheld in its sole discretion. A Member who transfers an Interest may be charged reasonable expenses, including attorneys' and accountants' fees, incurred by the Company or the Manager in connection with the transfer. See "Redemptions, Repurchases and Transfers of Interests - Transfers of Interests."

REDEMPTIONS AND       No Member  will have the right to require the Company to
REPURCHASES OF        redeem  his,  her or its  Interest  (or  portion  of the
INTERESTS BY THE      Interest).  The  Company  may from time to time offer to
COMPANY               repurchase  Interests (or portions of them)  pursuant to
                      written  tenders by  Members,  and each such  repurchase
                      offer will generally apply to 5-25% of the assets of the
                      Company. Repurchases will be made at such times, in such
                      amounts  and on such terms as may be  determined  by the
                      Board  of  Directors,   in  its  sole   discretion.   In
                      determining   whether  the  Company   should   offer  to
                      repurchase Interests (or portions of them), the Board of Directors will consider the recommendations of the Adviser and the Manager as to the timing of such an offer, as well as a variety of operational, business and economic factors. In this regard, the Adviser and the Manager expect that they will recommend to the Board of Directors that the Company offer to repurchase Interests
                      (or portions of them) from Members on July 15, 2003. The
                      Adviser and the Manager expect that after that date they typically will recommend to the Board of Directors that the Company offer to repurchase Interests (or portions of them) from Members two times each year, or more frequently, provided the Board determines that doing so will not have a detrimental tax or regulatory impact upon the Company or the Members.

                      The LLC Agreement, however, provides that the Company will be dissolved if any Member that has submitted a written request, in accordance with the terms of that Agreement, to tender his, her or its entire Interest for repurchase by the Company has not been given the opportunity to so tender within a period of two years after the request (whether in a single repurchase offer or multiple consecutive offers within the two-year period). A Member who intends to cause the Company to be dissolved must so indicate in a separate written request submitted within the applicable two-year period.

                      The Company has the right to repurchase Interests of Members if the Manager determines that the repurchase is in the best interests of the Company or upon the occurrence of certain events specified in the LLC
                      Agreement, including, but not limited to, attempted transfers in violation of the transfer restrictions described above. See "Redemptions, Repurchases and
                      Transfers of Interests - No Right of Redemption" and "Repurchases of Interests."

SUMMARY OF TAXATION   The  Company  intends to operate as a Company and not as
                      an association or a publicly traded partnership  taxable
                      as a corporation  for U.S.  Federal income tax purposes.
                      The Company should not be subject to U.S. Federal income
                      tax,  and each Member will be required
                      to report on his,  her or its own  annual tax return the
                      Member's  distributive  share of the  Company's  taxable
                      income or loss.  If the Company was  determined to be an
                      association or a publicly traded partnership  taxable as
                      a  corporation,  the taxable income of the Company would
                      be   subject   to   corporate   income   tax,   and  any
                      distributions of profits from the Company would be treated as dividends. See "Tax Aspects."

EMPLOYEE BENEFIT      Investors  subject  to the  Employee  Retirement  Income
PLANS AND OTHER       Security  Act of 1974  ("ERISA")  and  other  tax-exempt
TAX-EXEMPT ENTITIES   entities  (each,  a  "tax-exempt"  entity) may  purchase
                      Interests in the Company.  The Company's assets will not
                      be deemed to be "plan  assets"  for  purposes  of ERISA.
                      Investment  Managers may utilize  leverage in connection
                      with their  investment  or trading  activities  with the
                      result  that a  tax-exempt  entity  that is a Member may
                      incur income tax liability  with respect to its share of
                      the   net   profits   derived   from   these   leveraged
                      transactions to the extent they are treated as giving rise to "unrelated business taxable income" within the meaning of the Internal Revenue Code of 1986 (the
                      "Code").

                      The Company will provide to tax-exempt entities that are Members accounting information as is available to the Company to assist the Members in reporting unrelated business taxable income for income tax purposes. Investment in the Company by tax-exempt entities requires special consideration, and trustees or administrators of these entities are urged to review carefully the matters discussed in this Private Placement Memorandum and to consult their legal, tax and accounting advisers with respect to their consideration of an investment in the Company. See "ERISA Considerations" and "Tax Aspects."

                      In lieu of an investment in the Company, tax-exempt investors should consider making an investment in [ ], a [ ] company, which will invest substantially all of its assets in the Company.

REPORTS TO MEMBERS    The  Manager   will   furnish  to  Members  as  soon  as
                      practicable   after  the  end  of  each   taxable   year
                      information as is required by law to assist the Members in preparing their tax returns. An Investment Manager's delay in providing this information could delay the Manager's preparation of tax information for investors, which might require Members to seek extensions on the time to file their tax returns, or could delay the preparation of the Company's annual report. The Manager will send Members an unaudited semi-annual and an audited annual report within 60 days after the close of the period for which the report is being made, or as otherwise required by the 1940 Act. Members also will be sent quarterly reports regarding the Company's operations during each quarter.
                      See "Types of  Investments  and Related Risks - Risks of
                      Fund of Hedge Funds Structure."

FISCAL YEAR           For accounting  purposes,  the Company's  fiscal year is
                      the 12-month period ending on March 31. The first fiscal year of the Company will commence on the Closing Date and will end on March 31, 2002. For tax purposes, the Company intends to adopt the 12-month period ending
                      March 31 of each year as its taxable year.

                         SUMMARY OF FEES AND EXPENSES

      The following table illustrates the fees and expenses that the Company expects to incur and that Members can expect to bear directly or indirectly.

MEMBER TRANSACTION FEES
   Maximum placement fee (percentage of purchase                   3% (1)
   amount)
   Maximum redemption fee                                          None
ANNUAL EXPENSES (as a percentage of net assets)
   Management Fee                                                  1.5%
   Performance Incentive(2)                            10% of net gains over a
                                                       Loss Carryforward Amount
                                                       ------------------------
   Administration Fees                                             0.7%
   Investor Services Fee                                           0.25%
      Other Expenses(3)                                           [     ]
   Total Annual Company Expenses (other than the
   Performance Incentive and interest expense)                    [2.45%]
                                                       ========================

-----------
(1) In connection with initial and additional investments, investors may be charged, on a fully disclosed basis, placement fees (sales commissions) of up to 3% of the amounts transmitted in connection with their subscriptions, in the discretion of their Placement Agent in consultation with the Manager. Placement fees are payable to the Placement Agent and will be in addition to an investor's investment in the Company. Placement fees may be reduced for certain investors. See "Subscriptions for Interests - Placement Fees."

(2) Generally at the end of each Incentive Period a Performance Incentive allocation of 10% of the net profits, if any, that have been allocated to each Member's capital account for such Incentive Period above the Loss
Carryforward  Amount(s)  applicable  to the Member's  capital  account will be debited from each Member's capital account and reallocated to the Manager. The Performance Incentive, Loss Carryforward Amount and Investment Return, each for a given Incentive Period, will be adjusted with respect to any contributions, transfers, distributions, withdrawals and repurchases applicable to the Member's capital account for that respective Incentive Period, or portion thereof. See "Capital Accounts and Allocations - Manager's Performance Incentive" for a fuller discussion of the Manager's Performance Incentive.

(3) The Other Expenses amount has been estimated based upon assets of $1 billion.

      The purpose of the table above is to assist prospective investors in understanding the various fees and expenses Members will bear directly or indirectly. "Other Expenses," as shown above, is an estimate based on anticipated contributions to the Company and anticipated expenses for the first year of the Company's operations, and includes professional fees and other expenses that the Company will bear directly, including custody fees and expenses, but does not include organization expenses and offering costs. For a more complete description of the various fees and expenses of the Company, see "Company Expenses," "Management Fee," "Administrator" and "Subscriptions for Interests."

Example:

      You would pay the following fees and expenses on a $100,000 investment, assuming a 5% annual return:(1)

                         1 year       3 years
                         ------       --------

                          [ ]           [ ]

      The Example is based on the fees and expenses set out above and should not be considered a representation of future expenses. Actual expenses may be greater or less than those shown. Moreover, the rate of return of the Company may be greater or less than the hypothetical 5% return used in the Example. A greater rate of return than that used in the Example would increase certain fees and expenses paid by the Company, as well as the effect of the Performance Incentive.

                                  THE COMPANY

      Mercantile Absolute Return Fund LLC (the "Company") is registered under the 1940 Act as a closed-end, non-diversified, management investment company. The Company was organized as a limited liability Company under the laws of Delaware on May 8, 2002 and has no operating history. The Company's principal office is located at Two Hopkins Plaza, Baltimore, MD 21201, and its telephone number is (410) 237-5900. Mercantile Capital Advisors, Inc. ("MCA") serves as the manager (the "Manager") to the Company. The Manager has retained RCG Tapestry, LLC, a limited liability company organized under Delaware law, to act as the Adviser to the Company (the "Adviser"). Responsibility for monitoring and overseeing the Company's investment program and its management and operation is vested in the individuals who serve on the Board of Directors. See "Management of the Company - Board of Directors." Investors who acquire interests in the Company ("Interests") will become members of the Company ("Members").

                                USE OF PROCEEDS

      The Company expects that proceeds from the sale of Interests, excluding the amount of any placement fees paid by investors and net of the Company's ongoing fees and expenses, will be invested by the Company to pursue its investment program and objectives as soon as practicable, consistent with market conditions and the availability of suitable investments, after receipt of such proceeds by the Company.


----------------
(1) On an investment of $1,000, the Example would be as follows:

Example:

You would pay the following fees and expenses on a $1,000 investment, assuming a 5% annual return:

                             1 year        3 years
                             ------        -------

                              [ ]            [ ]

                                   STRUCTURE

      The Company is a specialized investment vehicle that combines many of the features of an investment fund not registered under the 1940 Act, often referred to as a "private investment fund," with those of a registered closed-end investment company. Private investment funds, such as hedge funds, are commingled asset pools that are often aggressively managed and that offer their securities privately without registration under the 1933 Act in large minimum denominations (often over $1 million) to a limited number of high net worth individual and institutional investors. The general partners or investment advisers of these funds, which are typically structured as limited partnerships, are usually compensated through asset-based fees and incentive-based allocations. Registered closed-end investment companies are typically organized as corporations, business trusts, limited partnerships or limited liability companies that generally are managed more conservatively than most private investment funds. These registered companies impose relatively modest minimum investment requirements and publicly offer their shares to a broad range of investors. The advisers to registered closed-end investment companies are typically compensated through asset-based (but not incentive-based) fees.

      The Company is similar to a private investment fund in that it will be actively managed and Interests will be sold in relatively large minimum denominations in private placements solely to high net worth individual and institutional investors. In addition, the managers of the Investment Funds and the Manager of the Company will typically be entitled to receive incentive-based compensation. Unlike many private investment funds, however, the Company, as a registered closed-end investment company, can offer Interests without limiting the number of Eligible Investors that can participate in its investment program. The structure of the Company is designed to permit sophisticated investors that have a higher tolerance for investment risk to participate in an aggressive investment program without making the more substantial minimum capital commitment that is required by many private investment funds and without subjecting the Company to the limitations on the number of Eligible Investors faced by many of those funds.

                              INVESTMENT PROGRAM

Investment Objective

      The Company seeks capital appreciation principally through investing in Investment Funds managed by third-party Investment Managers who employ a variety of alternative investment strategies. These Investment Funds have the flexibility to use leveraged or short-sale positions to take advantage of perceived inefficiencies across the global capital markets. Because Investment Funds following alternative investment strategies (whether hedged or not) are often described as "hedge funds," the Company's investment program can be broadly referred to as a fund of hedge funds.

      Through the selection and ongoing monitoring of Investment Funds, the Company seeks to achieve capital appreciation by investing in a diversified portfolio of Investment Funds, thereby forming a multi-strategy, diversified investment portfolio designed to achieve non-market directional returns with low relative volatility.

Investment Philosophy

      The Company's investment process involves a top-down approach of assessing the financial climate for each of the strategies under consideration. The Adviser allocates the Company's capital first by strategy and then by Investment Manager in order to meet the Company's investment objective. The research, selection and continuing due diligence of Investment Managers and determinations as to the amount and timing of investments are made by the Adviser.

      Traditional registered investment companies, such as mutual funds, generally are subject to significant regulatory restrictions in designing their own investment strategies relating to the use of leverage and the ability to sell securities short. Private, unregistered Investment Funds, however, are not subject to many of these limitations. The Adviser believes that the Company's strategy of investing primarily in these types of Investment Funds creates opportunities to participate in alternative methods of investing that may earn attractive risk adjusted returns.

      Because alternative investment strategies may be risky, the Adviser believes it is prudent for the Company to generally invest through Investment Funds organized as limited partnerships or other limited liability investment vehicles. This structure limits the effect that losses incurred by any one Investment Fund will have on the assets of the Company by limiting the Company's amount at risk to the amount invested in that Investment Fund.

      The Company intends to invest its capital among several Investment Managers, forming a multi-strategy, diversified investment portfolio designed to achieve non-market directional returns with low volatility. The Adviser allocates the Company's capital among various Investment Managers who utilize alternative asset class strategies. The Adviser seeks to form a portfolio that has low correlation to the broad equity and fixed income markets. Generally, the Investment Manager's investment methods may include, but are not limited to, convertible hedging, fixed income, risk and warrant arbitrage, distressed securities, long/short equity, and event-driven and macro investing.

      The Adviser is responsible for the allocation of assets to various Investment Funds, subject to policies adopted by the Board of Directors. In addition, subject to the approval of the Board of Directors (and, to the extent required by the 1940 Act, Members in the Company), at the request of the Adviser, the Company may create separate Investment Funds that would be managed by one or more of the Sub-advisers and for which the Company would generally be the sole investor. With the consent of the Board of Directors, the Adviser will be responsible for the selection of Sub-advisers.

      The Adviser will not allocate any portion of the Company's assets to Investment Managers affiliated with the Adviser.

Investment Strategies

      After identifying successful Investment Managers in a chosen investment strategy, the Adviser thoroughly evaluates each Investment Manager. Because of the experience of the principals of the Adviser, both as investors and managers in the non-traditional asset market, they have developed strict criteria for evaluating, selecting and monitoring outside Investment

Managers.   The  Adviser's   extensive  manager   evaluation  process  targets
primarily those Investment Managers who successfully meet the following criteria:

      Clearly Defined Investment Strategy. After the Adviser determines that a specific strategy will help meet the Company's investment objective under the current economic conditions, it targets Investment Managers who utilize that specific investment strategy. The Adviser gives priority to a clearly defined strategy.

      Superior Long-Term Investment Experience. The Adviser seeks Investment Managers who have a history of exceptional performance. Investment Managers who have demonstrated the ability to generate consistent returns in different economic climates will receive a higher evaluation than Investment Managers who have produced superior returns in one market environment. The Adviser also conducts a statistical analysis of an Investment Fund's performance and evaluate the growth potential and size of such Investment Fund.

      Risk Management. The Adviser reviews the Investment Managers' risk management processes and the amount of personal capital which such Investment Managers invest in the entities they operate. Such a review helps determine whether the Investment Managers have appropriate personal exposure and have achieved required risk-adjusted returns.

      Once selected, the performance and strategy of each Investment Manager is continuously reviewed, and new Investment Managers are identified and considered on an on-going basis. In addition, the allocation of the
Company's capital among Investment Managers is constantly monitored and adjusted, based on performance results, partial results, changed economic conditions and other relevant issues.

      The identity and number of Investment Managers may change over time. The Adviser may withdraw from or invest in different Investment Funds without prior notice to or the consent of the Members. The Adviser reserves the right to alter or modify some or all of the Company's investment strategies in light of available investment opportunities and to take advantage of changing market conditions, where the Adviser concludes that such alterations or modifications are consistent with the goal of achieving above average returns to investors, subject to what the Adviser considers an acceptable level of risk and further subject to the limitations of the Company's investment restrictions.

      While the Company's objective is to seek long term capital appreciation, it is also concerned with preservation of capital. For that reason, the Company diversifies its holdings among broad categories of investment strategies, some of which are described below. These listed strategies are not intended to represent all of the Company's portfolio but to provide examples. The Company may add, delete or modify such categories of investment strategies at its discretion.

      Convertible Hedging. Convertible hedging involves the purchase of different types of convertible securities, such as convertible bonds, convertible preferred stock and warrants, and the simultaneous short sale of the underlying security. These legally connective financial instruments are determined by the Investment Managers to be highly correlated; to be mispriced in relation to each other; and to be grouped in a manner intended to create a "market neutral" position (i.e., a position that, if properly constructed, does not depend to any significant degree upon the direction of the movement of the securities markets or of individual securities).

      Arbitrage. Arbitrage involves the simultaneous purchase and sale of similar securities to exploit pricing and sale of similar securities to exploit pricing differentials. Investment Managers attempt to neutralize long and short positions to minimize the impact of general market movements. Different relative value strategies include convertible arbitrage, statistical arbitrage, pairs trading, yield curve arbitrage and basis trading. The types of instruments traded vary considerably depending on the manager's arbitrage strategy. Since the strategy attempts to capture relatively small mispricings between two related securities, moderate to substantial leverage is often employed to produce attractive rates of return.

      Distressed Securities. Investment Managers invest in debt and equity securities of companies in financial difficulty, reorganization or bankruptcy, nonperforming and subperforming bank loans. Portfolios are usually concentrated in debt instruments. Investment Managers differ in their preference for actively participating in the workout and restructuring process and the extent to which they use leverage.

      Long/Short Equities. Investment Managers invest in long and short investing in equity securities that are deemed to be under or overvalued. Investment Managers may or may not attempt to neutralize the amount of long and short positions (i.e., will be net long or net short). Investment Managers may specialize in a particular industry or may diversify holdings across industries. Although the strategy is more common in U.S. markets, a growing number of managers invest globally. Investment Managers using this strategy usually employ a low to moderate degree of leverage.

      Macro Investing. Investment Managers invest in a wide variety of strategies/instruments, often assuming an aggressive risk posture. Most Investment Managers rely on macro-economic models to invest across countries, markets, sectors and companies, and have the flexibility to invest in numerous financial instruments. Derivative instruments are often used for hedging and speculation in order to quickly position a portfolio to profit from changing markets. The use of leverage varies considerably.

      The Adviser's personnel have extensive experience and expertise with alternative investment strategies and Investment Managers and have evaluated numerous Investment Funds representing many categories of alternative investments and utilizing various investment strategies. They also have extensive experience in directly managing alternative investment strategies. The Adviser believes that this combination of evaluation expertise and direct investment experience enables it to understand the opportunities and risks associated with investing in the Investment Funds. For a more complete description of the experience of the personnel of the Adviser who are principally responsible for the management of the Company, see "The Adviser."

Portfolio Construction

      [During the first few months of operation, the Adviser will attempt to limit investments in any one Investment Fund to less than 5% of the voting securities and 25% of the non-voting securities of such investment Fund.]

      For purposes of the Company's investment restrictions and certain investment limitations under the 1940 Act, the Company will "look through" to the underlying investments of any Investment Funds it creates to facilitate the management of the Company's assets by a Sub-adviser. Other Investment Funds in which the Company invests, however, are not subject to the Company's investment restrictions and, unless registered under the 1940 Act, are generally not subject to any investment limitations under the 1940 Act or the Code. The Company may invest temporarily in high quality fixed income securities, money market instruments and money market funds or may hold cash or other cash equivalents pending the investment of assets in Investment Funds or to maintain the liquidity necessary to effect repurchases of Interests or for other purposes.

Risk Management and Monitoring of Investments

      As noted above, unregistered investment funds typically have greater flexibility than traditional registered investment companies as to the types of securities the unregistered funds hold, the types of trading strategies used, and, in some cases, the extent to which leverage is used. The Investment Managers selected by the Company have full discretion, without the Company's input, to purchase and sell securities and other investments for their respective Investment Funds consistent with the relevant investment advisory agreements, limited liability company agreements or other governing documents of the Investment Funds. The Investment Funds are generally not limited in the markets in which they invest, either by location or type, such as U.S. or non-U.S., large capitalization or small capitalization, or the investment discipline that they may employ, such as value or growth or bottom-up or top-down analysis. These Investment Funds may invest and trade in a wide range of securities and other financial instruments and may pursue various investment strategies and techniques for both hedging and non-hedging purposes. The Investment Funds may invest and trade in all manner of assets and financial instruments. The Investment Funds may also sell securities short, purchase and sell option and futures contracts and engage in other derivative transactions, subject to certain limitations described elsewhere in this Private Placement Memorandum. The use of one or more of these techniques may be an integral part of the investment program of an Investment Fund, and involves certain risks. The Investment Funds may use leverage, which also entails risk. See "Types of Investments and Related Risks."

      The Adviser will monitor the risks of individual Investment Funds and of the portfolio in the aggregate. The primary goal of this process with respect to individual Investment Funds is to determine the degree to which the Investment Funds are performing as expected and to gain early insight into factors that might call for an increase or decrease in the allocation of the Company's assets among those Funds. With respect to aggregate portfolio monitoring, the Adviser will endeavor to monitor, to the best of its ability, the Company's aggregate exposures to various alternative investment strategies and to various aggregate risks.

      The Adviser will monitor the operation and performance of an Investment Fund as frequently as the Adviser believes is appropriate in light of the strategy followed by the Investment Manager and prevailing market conditions. The Adviser will solicit such information from the Investment Manager and other sources, such as prime brokers, that the Adviser deems necessary to properly assess the relative success or failure of an Investment Fund. Prime brokers typically are large full-service brokerages that provide clients with research-related goods and services and support infrastructure to engage in various trading strategies. The Adviser will conduct reviews with Investment Managers and the Adviser's network and analyses of data, such as quality control charts. The Adviser may make periodic assessments of the degree to which multiple Investment Funds are making substantially similar trades, which might reduce the diversification of the Company's portfolio. Changes in leverage, personnel, market behavior, expenses, litigation, capital resources, economic conditions and other factors may be monitored, as appropriate and to the extent the information is available to the Adviser.

      Based on the Adviser's assessment of factors such as (i) the degree to which the Investment Manager is pursuing an investment strategy consistent with its stated policy; (ii) whether and to what degree the focus, incentives and investment strategy of the Investment Manager have changed; and (iii) whether the investment strategy employed remains consistent with the objectives of the Company, the Adviser may periodically adjust the Company's allocations among Investment Funds.

                    TYPES OF INVESTMENTS AND RELATED RISKS

General

      The value of the Company's total net assets may be expected to fluctuate in response to fluctuations in the value of the Investment Funds in which the Company invests. Discussed below are the investments generally made by Investment Funds and the principal risks that the Adviser and the Manager believe are associated with those investments. These risks will, in turn, have an effect on the Company. For purposes of this discussion, references to the activities of the Investment Funds should generally be interpreted to include the activities of a Sub-adviser when acting on behalf of the Company.

      The success of the Company's activities may be affected by general economic and market conditions, such as interest rates, availability of credit, inflation rates, economic uncertainty, changes in laws, and national and international political circumstances. These factors may affect the level and volatility of security prices and liquidity of the Company's investments. Unexpected volatility or liquidity could impair the Company's profitability or result in its suffering losses.

Equity Securities

      Investment Funds may hold long and short positions in common stocks, preferred stocks and convertible securities of U.S. and non-U.S. issuers. Investment Funds also may invest in depositary receipts or shares relating to non-U.S. securities. See "Non-U.S. Securities." Equity securities fluctuate in value, often based on factors unrelated to the fundamental economic condition of the issuer of the securities, including general economic and market conditions, and these fluctuations can be pronounced. Investment Funds may purchase securities in all available securities trading markets and may invest in equity securities without restriction as to market capitalization.

      Common Stocks. Common stocks are shares of a corporation or other entity that entitle the holder to a pro rata share of the profits, if any, of the entity without preference over any other shareholder or claim of shareholders, after making required payments to holders of the entity's preferred stock and other senior equity. Common stock usually carries with it the right to vote and frequently an exclusive right to do so.

      Preferred Stocks. Preferred stock generally has a preference as to dividends and upon the event of liquidation, over an issuer's common stock, but it ranks junior to debt securities in an issuer's capital structure. Preferred stock generally pays dividends in cash (or additional shares of preferred stock) at a defined rate, but unlike interest payments on debt securities, preferred stock dividends are payable only if declared by the issuer's board of directors. Dividends on preferred stock may be cumulative, meaning that, in the event the issuer fails to make one or more dividend payments on the preferred stock, no dividends may be paid on the issuer's common stock until all unpaid preferred stock dividends have been paid. Preferred stock may also be subject to optional or mandatory redemption provisions.

      Convertible Securities. Convertible securities are bonds, debentures, notes, preferred stocks or other securities that may be converted into or exchanged for a specified amount of common stock of the same or different issuer within a particular period of time at a specified price or formula. A convertible security entitles the holder to receive interest that is generally paid or accrued on debt or a dividend that is paid or accrued on preferred stock until the convertible security matures or is redeemed, converted or exchanged. Convertible securities have unique investment characteristics, in that they generally (1) have higher yields than common stocks, but lower yields than comparable non-convertible securities, (2) are less subject to fluctuation in value than the underlying common stock due to their fixed-income characteristics and (3) provide the potential for capital appreciation if the market price of the underlying common stock increases.

      The value of a convertible security is a function of its "investment value" (determined by its yield in comparison with the yields of other securities of comparable maturity and quality that do not have a conversion privilege) and its "conversion value" (the security's worth, at market value, if converted into the underlying common stock). The investment value of a convertible security is influenced by changes in interest rates, with investment value declining as interest rates increase and increasing as interest rates decline. The credit standing of the issuer and other factors may also have an effect on the convertible security's investment value. The conversion value of a convertible security is determined by the market price of the underlying common stock. If the conversion value is low relative to the investment value, the price of the convertible security is governed principally by its investment value. Generally, the conversion value decreases as the convertible security approaches maturity. To the extent the market price of the underlying common stock approaches or exceeds the conversion price, the price of the convertible security will be increasingly influenced by its conversion value. A convertible security generally will sell at a premium over its conversion value by the extent to which investors place value on the right to acquire the underlying common stock while holding a fixed-income security.

      A convertible security may be subject to redemption at the option of the issuer at a price established in the convertible security's governing instrument. If a convertible security held by an Investment Fund is called for redemption, the Investment Fund will be required to permit the issuer to redeem the security, convert it into the underlying common stock or sell it to a third party. Any of these actions could have an adverse effect on an Investment Fund's ability to achieve its investment objective, which, in turn, could result in losses to the Company.

Risks of Securities Activities

      All securities investing and trading activities risk the loss of capital. Although the Adviser will attempt to moderate these risks, no assurance can be given that the Company's investment activities will be successful or that Members will not suffer losses. To the extent that the portfolio of an Investment Fund is concentrated in securities of a single issuer or issuers in a single industry, the risk of any investment decision made by the Investment Manager of such Investment Fund is increased. Following below are some of the more significant risks that the Adviser and the Manager believe are associated with the Investment Funds' styles of investing:

Bonds and Other Fixed Income Securities

      Investment Funds may invest in bonds and other fixed income securities, both U.S. and non-U.S., and may take short positions in these securities. Investment Funds will invest in these securities when they offer opportunities for capital appreciation (or capital depreciation in the case of short positions) and may also invest in these securities for temporary defensive purposes and to maintain liquidity. Fixed income securities include, among other securities: bonds, notes and debentures issued by U.S. and non-U.S. corporations; debt securities issued or guaranteed by the U.S. Government or one of its agencies or instrumentalities ("U.S. Government securities") or by a non-U.S. government; municipal securities; and mortgage-backed and asset backed securities. These securities may pay fixed, variable or floating rates of interest, and may include zero coupon obligations. Fixed income securities are subject to the risk of the issuer's inability to meet principal and interest payments on its obligations (i.e., credit risk) and are subject to price volatility resulting from, among other things, interest rate sensitivity, market perception of the creditworthiness of the issuer and general market liquidity (i.e., market risk).

      Investment Funds may invest in both investment grade and non-investment grade (commonly referred to as junk bonds) debt securities. Non-investment grade debt securities in the lowest rating categories may involve a substantial risk of default or may be in default. Adverse changes in economic conditions or developments regarding the individual issuer are more likely to cause price volatility and weaken the capacity of the issuers of non-investment grade debt securities to make principal and interest payments than issuers of higher grade debt securities. An economic downturn affecting an issuer of non-investment grade debt securities may result in an increased incidence of default. In addition, the market for lower grade debt securities may be thinner and less active than for higher grade debt securities.

Mortgage-Backed Securities

      Investment Funds may invest in mortgage-backed securities. The investment characteristics of mortgage-backed securities differ from traditional debt securities. Among the major differences are that interest and principal payments on mortgage-backed securities are made more frequently, usually monthly, and that principal may be prepaid at any time because the underlying loans or other assets generally may be prepaid at any time. The adverse effects of prepayments may indirectly affect the Company in two ways. First, particular investments may experience outright losses, as in the case of an interest-only security in an environment of faster than expected actual or anticipated prepayments. Second, particular investments may underperform relative to hedges that the Investment Funds may have entered into for these investments, resulting in a loss to the Investment Fund. In particular, prepayments (at par) may limit the potential upside of many mortgage-backed securities to their principal or par amounts, whereas their corresponding hedges often have the potential for large losses.

      The Investment Funds may also invest in structured notes, variable rate mortgage-backed securities, including adjustable-rate mortgage securities ("ARMs"), which are backed by mortgages with variable rates, and certain classes of collateralized mortgage obligation ("CMO") derivatives, the rate of interest payable under which varies with a designated rate or index. The value of these investments is closely tied to the absolute levels of such rates or indices, or the market's perception of anticipated changes in those rates or indices. This introduces additional risk factors related to the movements in specific indices or interest rates that may be difficult or impossible to hedge, and which also interact in a complex fashion with prepayment risks.

Non-U.S. Securities

      Investment Funds may invest in securities of non-U.S. issuers and in depositary receipts or shares (of both a sponsored and non-sponsored nature), such as American Depositary Receipts, American Depositary Shares, Global Depositary Receipts or Global Depositary Shares (referred to collectively as "ADRs"), which represent indirect interests in securities of non-U.S. issuers. Sponsored depositary receipts are typically created jointly by a foreign private issuer and a depositary. Non-sponsored depositary receipts are created without the active participation of the foreign private issuer of the deposited securities. As a result, non-sponsored depositary receipts may be viewed as riskier than depositary receipts of a sponsored nature. Non-U.S. securities in which Investment Funds may invest may be listed on non-U.S. securities exchanges or traded in non-U.S. over-the-counter markets. Investments in non-U.S. securities are subject to risks generally viewed as not present in the United States. These risks include: varying custody, brokerage and settlement practices; difficulty in pricing of securities; less public information about issuers of non-U.S. securities; less governmental regulation and supervision over the issuance and trading of securities than in the United States; the lack of availability of financial information regarding a non-U.S. issuer or the difficulty of interpreting financial information prepared under non-U.S. accounting standards; less liquidity and more volatility in non-U.S. securities markets; the possibility of expropriation or nationalization; the imposition of withholding and other taxes; adverse political, social or diplomatic developments; limitations on the movement of funds or other assets between different countries; difficulties in invoking legal process abroad and enforcing contractual obligations; and the difficulty of assessing economic trends in non-U.S.
countries. Moreover, governmental issuers of non-U.S. securities may be unwilling to repay principal and interest due, and may require that the conditions for payment be renegotiated. Investment in non-U.S. countries typically also involves higher brokerage and custodial expenses than does investment in U.S. securities.

      Other risks of investing in non-U.S. securities include changes in currency exchange rates (in the case of securities that are not denominated in U.S. dollars) and currency exchange control regulations or other non-U.S. or U.S. laws or restrictions, or devaluations of non-U.S. currencies. A decline in the exchange rate would reduce the value of certain Investment Funds' non-U.S. currency denominated portfolio securities irrespective of the performance of the underlying investment. An Investment Fund may also incur costs in connection with conversion between various currencies.

      The risks associated with investing in non-U.S. securities may be greater with respect to those issued by companies located in emerging industrialized or less developed countries. Risks particularly relevant to emerging markets may include higher dependence on exports and the corresponding importance of international trade, greater risk of inflation, greater controls on foreign investment and limitations on repatriation of invested capital, increased likelihood of governmental involvement in and control over the economies, governmental decisions to cease support of economic reform programs or to impose centrally planned economies, and less developed corporate laws regarding fiduciary duties of officers and directors and protection of investors.

      An Investment Fund may enter into forward currency exchange contracts ("forward contracts") for hedging and non-hedging purposes in pursuing its investment objective. Forward contracts are transactions involving an
Investment Fund's obligation to purchase or sell a specific currency at a future date at a specified price. Forward contracts may be used by an Investment Fund for hedging purposes to protect against uncertainty in the level of future non-U.S. currency exchange rates, such as when an Investment Fund anticipates purchasing or selling a non-U.S. security. This technique would allow the Investment Fund to "lock in" the U.S. dollar price of the security. Forward contracts may also be used to attempt to protect the value of an Investment Fund's existing holdings of non-U.S. securities. Imperfect correlation may exist, however, between an Investment Fund's non-U.S. securities holdings and the forward contracts entered into with respect to those holdings. Forward contracts may be used for non-hedging purposes in seeking to meet an Investment Fund's investment objective, such as when the Investment Manager to a Fund anticipates that particular non-U.S. currencies will appreciate or depreciate in value, even though securities denominated in those currencies are not then held in the Investment Fund's investment portfolio.

      Generally, Investment Funds are subject to no requirement that they hedge all or any portion of their exposure to non-U.S. currency risks, and there can be no assurance that hedging techniques will be successful if used.

Smaller Capitalization Issuers

      Investment Funds may invest in smaller capitalization companies, including micro cap companies. Investments in smaller capitalization companies often involve significantly greater risks than the securities of
larger,   better-known   companies   because  they  may  lack  the
management expertise, financial resources, product diversification and competitive strengths of larger companies. The prices of the securities of smaller companies may be subject to more abrupt or erratic market movements than larger, more established companies, as these securities typically are traded in lower volume and the issuers typically are more subject to changes in earnings and prospects. In addition, when selling large positions in small capitalization securities, the seller may have to sell holdings at discounts from quoted prices or may have to make a series of small sales over a period of time.

Distressed Securities

      Certain of the companies in whose securities the Investment Funds may invest may be in transition, out of favor, financially leveraged or troubled, or potentially troubled, and may be or have recently been involved in major strategic actions, restructurings, bankruptcy, reorganization or liquidation. These characteristics of these companies can cause their securities to be particularly risky, although they also may offer the potential for high returns. These companies' securities may be considered speculative, and the ability of the companies to pay their debts on schedule could be affected by adverse interest rate movements, changes in the general economic climate, economic factors affecting a particular industry or specific developments within the companies. An Investment Fund's investment in any instrument is subject to no minimum credit standard and a significant portion of the obligations and preferred stock in which an Investment Fund may invest may be less than investment grade (commonly referred to as junk bonds), which may result in the Company's experiencing greater risks than it would if investing in higher rated instruments.

Non-Diversified Status

      The Company is a "non-diversified" investment company for purposes of the 1940 Act, which means that the Company is not subject to percentage limitations under the 1940 Act on the percentage of its assets that may be invested in the securities of any one issuer. The Company's net asset value may therefore be subject to greater volatility than that of an investment company that is subject to such a limitation on diversification. [The Company will, however, endeavor to limit investments in any single Investment Fund to 10% of the Company's net assets (measured at the time of purchase) and 5% of the Investment Fund's voting securities.] The Adviser believes that this approach helps to reduce the Company's overall investment risk.

Foreign Currency Transactions

      The Investment Funds may engage in foreign currency transactions for a variety of purposes, including to fix in U.S. dollars, between trade and settlement date, the value of a security an Investment Fund has agreed to buy or sell, or to hedge the U.S. dollar value of securities the Investment Fund already owns, particularly if the Investment Manager expects a decrease in the value of the currency in which the foreign security is denominated.

      Foreign currency transactions may involve, for example, the purchase of foreign currencies for U.S. dollars or the maintenance of short positions in foreign currencies, which would involve an Investment Fund agreeing to exchange an amount of a currency it did not currently own for another currency at a future date in anticipation of a decline in the value of the currency sold relative to the currency the Investment Fund contracted to receive in the exchange. An Investment Manager's success in these transactions will depend principally on its ability to predict accurately the future exchange rates between foreign currencies and the U.S. dollar.

Money Market Instruments

      Each Investment Fund may invest, for defensive purposes or otherwise, some or all of an Investment Fund's assets in high qualify fixed-income securities, money market instruments, and money market mutual funds, or hold cash or cash equivalents in such amounts as the Investment Manager deems appropriate under the circumstances. Pending allocation of the offering proceeds and thereafter, from time to time, the Company also may invest in these instruments. Money market instruments are high quality, short-term fixed-income obligations, which generally have remaining maturities of one year or less, and may include U.S. Government securities, commercial paper, certificates of deposit and bankers' acceptances issued by domestic branches of United States banks that are members of the Federal Deposit Insurance Corporation.

Leverage

      Some or all of the Investment Funds may make margin purchases of securities and, in connection with these purchases, borrow money from brokers and banks for investment purposes. This practice, which is known as "leverage," is speculative and involves certain risks. The Adviser does not currently anticipate that the Company will engage directly in transactions involving leverage to a significant extent. The Company may, however, borrow money and enter into reverse repurchase agreements in connection with its investment activities, for temporary cash management purposes, to fund the repurchase of Interests or for temporary or emergency purposes. In general, the use of leverage by Investment Funds or the Company may increase the volatility of the Investment Funds or the Company.

      Trading equity securities on margin involves an initial cash requirement representing at least a percentage of the underlying security's value. Borrowings to purchase equity securities typically will be secured by the pledge of those securities. The financing of securities purchases may also be effected through reverse repurchase agreements with banks, brokers and other financial institutions. Although leverage will increase investment return if an Investment Fund earns a greater return on the investments purchased with borrowed funds than it pays for the use of those funds, the use of leverage will decrease the return on an Investment Fund if the Investment Fund fails to earn as much on investments purchased with borrowed funds as it pays for the use of those funds. The use of leverage will in this way magnify the volatility of changes in the value of an investment in the Investment Funds. In the event that an Investment Fund's equity or debt instruments decline in value, the Investment Fund could be subject to a "margin call" or "collateral call," under which the Investment Fund must either deposit additional collateral with the lender or suffer mandatory liquidation of the pledged securities to compensate for the decline in value. In the event of a sudden, precipitous drop in value of an Investment Fund's assets, the Investment Fund might not be able to liquidate assets quickly enough to pay off its borrowing. Money borrowed for leveraging will be subject to interest costs that may or may not be recovered by return on the securities purchased. The Investment Fund may be required to maintain minimum average balances in connection with its borrowings or to pay a commitment or other fee to maintain a line of credit; either of these requirements would increase the cost of borrowing over the stated interest rate.

      The 1940 Act requires a registered investment company to satisfy an asset coverage requirement of 300% of its indebtedness, including amounts borrowed, measured at the time the investment company incurs the indebtedness (the "Asset Coverage Requirement"). This requirement means that the value of the investment company's total indebtedness may not exceed one-third the value of its total assets (including the indebtedness). This limit does not apply to Investment Funds that are not managed by a Sub-adviser so that the Company's portfolio may be exposed to the risk of highly leveraged investment programs of certain Investment Funds and the volatility of the value of Interests may be great.

      In seeking "leveraged" market exposure in certain investments and in attempting to increase overall returns, an Investment Fund may purchase options and other synthetic instruments that do not constitute "indebtedness" for purposes of the Asset Coverage Requirement. These instruments may nevertheless involve significant economic leverage and may, in some cases, involve significant risks of loss.

Short Sales

      An Investment Fund may attempt to limit its exposure to a possible market decline in the value of its portfolio securities through short sales of securities that its Investment Manager believes possess volatility characteristics similar to those being hedged. An Investment Fund may also use short sales for non-hedging purposes to pursue its investment objectives if, in the Investment Manager's view, the security is over-valued in relation to the issuer's prospects for earnings growth. Short selling is speculative in nature and, in certain circumstances, can substantially increase the effect of adverse price movements on an Investment Fund's portfolio. A short sale of a security involves the risk of an unlimited increase in the market price of the security that can in turn result in an inability to cover the short position and a theoretically unlimited loss. No assurance can be given that securities necessary to cover an Investment Fund's short position will be available for purchase.

      An Investment Fund may make "short sales against-the-box," in which it will sell short securities it owns or has the right to obtain without payment of additional consideration. If an Investment Fund makes a short sale against-the-box, it will be required to set aside securities equivalent in kind and amount to the securities sold short (or securities convertible or exchangeable into those securities) and will be required to hold those securities while the short sale is outstanding. An Investment Fund will incur transaction costs, including interest expenses, in connection with initiating, maintaining and closing-out short sales against-the-box.

Reverse Repurchase Agreements

      Reverse repurchase agreements involve a sale of a security by an Investment Fund to a bank or securities dealer and the Investment Fund's simultaneous agreement to repurchase the security for a fixed price (reflecting a market rate of interest) on a specific date. These transactions involve a risk that the other party to a reverse repurchase agreement will be unable or unwilling to complete the transaction as scheduled, which may result in losses to the

Investment Fund. Reverse repurchase agreements also involve the risk that the market value of the portfolio security sold by the Company may decline below the price of the securities the Company is obligated to purchase. Reverse repurchase transactions are a form of leverage that may also increase the volatility of an Investment Fund's investment portfolio. Reverse repurchase agreements are considered borrowing under the 1940 Act.

Purchasing Initial Public Offerings

      The Investment Funds may purchase securities of companies in initial public offerings or shortly after those offerings are complete. Special risks associated with these securities may include a limited number of shares available for trading, lack of a trading history, lack of investor knowledge of the issuer, and limited operating history. These factors may contribute to substantial price volatility for the shares of these companies. The limited number of shares available for trading in some initial public offerings may make it more difficult for an Investment Fund to buy or sell significant amounts of shares without an unfavorable effect on prevailing market prices. In addition, some companies in initial public offerings are involved in relatively new industries or lines of business, which may not be widely understood by investors. Some of these companies may be undercapitalized or regarded as developmental stage companies, without revenues or operating income, or the near-term prospects of achieving revenues or operating income.

Special Investment Instruments and Techniques

      Investment Funds may utilize a variety of special investment instruments and techniques described below to hedge the portfolios of the Investment Funds against various risks, such as changes in interest rates or other factors that affect security values, or for non-hedging purposes in seeking to achieve an Investment Fund's investment objective. The Adviser, on behalf of the Company, may also use these special investment instruments and techniques for either hedging or non-hedging purposes. These strategies may be executed through derivative transactions. Instruments used and the particular manner in which they may be used may change over time as new instruments and techniques are developed or regulatory changes occur. Certain of these special investment instruments and techniques are speculative and involve a high degree of risk, particularly in the context of non-hedging transactions.

Derivatives

      The Company, and some or all of the Investment Funds, may invest in, or enter into, derivatives or derivatives transactions ("Derivatives"). Derivatives are financial instruments that derive their performance, at least in part, from the performance of an underlying asset, index or interest rate. Derivatives entered into by an Investment Fund or the Company can be volatile and involve various types and degrees of risk, depending upon the characteristics of a particular Derivative and the portfolio of the Investment Fund or the Company as a whole. Derivatives permit an Investment Manager or the Adviser to increase or decrease the level of risk of an investment portfolio, or change the character of the risk, to which an investment portfolio is exposed in much the same way as the manager can increase or decrease the level of risk, or change the character of the risk, of an investment portfolio by making investments in specific securities. Derivatives may entail investment exposures that are greater than their cost would suggest, meaning that a small investment in Derivatives could have a large potential effect on performance of an Investment Fund or the Company. The Adviser's use of derivatives may include total return swaps, options and futures designed to replicate the performance of a particular Investment Fund or to adjust market or risk exposure.

      If an Investment Fund or the Company invests in Derivatives at inopportune times or incorrectly judges market conditions, the investments may lower the return of the Investment Fund or the Company or result in a loss. An Investment Fund or the Company also could experience losses if Derivatives are poorly correlated with its other investments, or if the Investment Fund or the Company is unable to liquidate the position because of an illiquid secondary market. The market for many Derivatives is, or suddenly can become, illiquid. Changes in liquidity may result in significant, rapid and unpredictable changes in the prices for Derivatives.

      The use by Investment Funds or by the Company of Derivatives that are subject to regulation by the CFTC may cause the Company to be deemed a "commodity pool", which could result in the Company being required to comply with certain rules of the CFTC. In light of this potential, the Adviser has registered as a commodity trading adviser and as a commodity pool operator with the CFTC and the NFA. The Adviser will obtain exemptions with respect to the Company from certain of the disclosure, reporting and recordkeeping requirements under the Commodity Exchange Act ("CEA") pursuant to the exemption in Rule 4.7 under the CEA that is available to pooled investment vehicles whose participants are limited to qualified eligible persons, as defined in Rule 4.7.

Options and Futures

      The Company and the Investment Funds may utilize options and futures contracts and so-called "synthetic" options or other Derivatives written by broker-dealers or other permissible financial intermediaries. Options transactions may be effected on securities exchanges or in the over-the-counter market. When options are purchased over-the-counter, the
Company or the Investment Fund's portfolio bears the risk that the counterparty that wrote the option will be unable or unwilling to perform its obligations under the option contract. Options may also be illiquid and, in such cases, the Company or a Fund may have difficulty closing out its position. Over-the-counter options also may include options on baskets of specific securities.

      The Company and the Investment Funds may purchase call and put options on specific securities, and may write and sell covered or uncovered call and put options for hedging purposes in pursuing the investment objectives of the Company or the Investment Funds. A put option gives the purchaser of the option the right to sell, and obligates the writer to buy, the underlying security at a stated exercise price, typically at any time prior to the expiration of the option. A call option gives the purchaser of the option the right to buy, and obligates the writer to sell, the underlying security at a stated exercise price, typically at any time prior to the expiration of the option. A covered call option is a call option with respect to which the seller of the option owns the underlying security. The sale of such an option exposes the seller during the term of the option to possible loss of opportunity to realize appreciation in the market price of the underlying security or to possible continued holding of a security that might otherwise have been sold to protect against depreciation in the market price of the security. A covered put option is a put option with respect to which cash or liquid securities have been placed in a segregated account on the books of or with a custodian to fulfill the obligation undertaken. The sale of such an option exposes the seller during the term of the option to a decline in price of the underlying security while depriving the seller of the opportunity to invest the segregated assets.

      The Company and the Investment Funds may close out a position when writing options by purchasing an option on the same security with the same exercise price and expiration date as the option that it has previously written on the security. In such a case, the Company or the Investment Fund will realize a profit or loss if the amount paid to purchase an option is less or more than the amount received from the sale of the option.

      Investment Funds may enter into futures contracts in U.S. markets or on exchanges located outside the United States. Non-U.S. markets may offer advantages such as trading opportunities or arbitrage possibilities not available in the United States. Non-U.S. markets, however, may have greater risk potential than U.S. markets. For example, some non-U.S. exchanges are principal markets so that no common clearing facility exists and an investor may look only to the broker for performance of the contract. In addition, any profits realized could be eliminated by adverse changes in the exchange rate, or the Company or an Investment Fund could incur losses as a result of those changes. Transactions on non-U.S. exchanges may include both commodities that are traded on U.S. exchanges and those that are not. Unlike trading on U.S. commodity exchanges, trading on non-U.S. commodity exchanges is not regulated by the CFTC.

      Engaging in transactions in futures contracts involves risk of loss to the Company or the Investment Fund that could adversely affect the value of the Company's net assets. No assurance can be given that a liquid market will exist for any particular futures contract at any particular time. Many futures exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single trading day. Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified periods during the trading day. Futures contract prices could move to the limit for several consecutive trading days with little or no trading, preventing prompt liquidation of futures positions and potentially subjecting the Company or the Investment Funds to substantial losses. Successful use of futures also is subject to the Adviser's or an Investment Manager's ability to predict correctly movements in the direction of the relevant market, and, to the extent the transaction is entered into for hedging purposes, to determine the appropriate correlation between the transaction being hedged and the price movements of the futures contract.

      Positions of the Securities and Exchange Commission ("SEC") and its staff may require the Adviser or a Subadviser to segregate permissible liquid assets in connection with their options and commodities transactions in an amount generally equal to the value of the underlying option or commodity. The segregation of these assets will have the effect of limiting the Adviser's or the Subadviser's ability otherwise to invest those assets.

Call and Put Options on Securities Indices

       The Company or Investment Funds may purchase and sell call and put options on stock indices listed on national securities exchanges or traded in the over-the-counter market for hedging purposes and non-hedging purposes in seeking to achieve the investment objectives of the Company or the Investment Funds. A stock index fluctuates with changes in the market values of the stocks included in the index. Successful use of options on stock indexes will be subject to the Adviser's or an Investment Manager's ability to predict correctly movements in the direction of the stock market generally or of a particular industry or market segment, which requires different skills and techniques from those involved in predicting changes in the price of individual stocks.

Warrants and Rights

      Warrants are derivatives that permit, but do not obligate, their holder to subscribe for other securities or commodities. Rights are similar to warrants, but normally have a shorter duration and are offered or distributed to shareholders of a company. Warrants and rights do not carry with them the right to dividends or voting rights with respect to the securities that they entitle the holder to purchase, and they do not represent any interest in the assets of the issuer. As a result, warrants and rights may be considered more speculative than certain other types of equity-like securities. In addition, the values of warrants and rights do not necessarily change with the values of the underlying securities or commodities and these instruments cease to have value if they are not exercised prior to their expiration dates.

Swap Agreements

      The Company or an Investment Fund may enter into equity, interest rate, index and currency rate swap agreements. These transactions will be undertaken in attempting to obtain a particular return when it is considered desirable to do so, possibly at a lower cost than if the Company or an Investment Fund had invested directly in the asset that yielded the desired return. Swap agreements are two-party contracts entered into primarily by institutional investors for periods ranging from a few weeks to more than a year. In a standard swap transaction, two parties agree to exchange the returns (or differentials in rates of return) earned or realized on particular predetermined investments or instruments, which may be adjusted for an interest factor. The gross returns to be exchanged or "swapped" between the parties are generally calculated with respect to a "notional amount," that is, the return on or increase in value of a particular dollar amount invested at a particular interest rate, in a particular non-U.S. currency, or in a "basket" of securities representing a particular index.

      Most swap agreements entered into by the Company or an Investment Fund would require the calculation of the obligations of the parties to the agreements on a "net basis." Consequently, current obligations (or rights) under a swap agreement generally will be equal only to the net amount to be paid or received under the agreement based on the relative values of the positions held by each party to the agreement (the "net amount"). The risk of loss with respect to swaps is limited to the net amount of interest payments that the Company or the Investment Fund is contractually obligated to make. If the other party to a swap defaults, the

Company's or the Investment Fund's risk of loss consists of the net amount of payments that the Company or the Investment Fund contractually is entitled to receive.

      To achieve investment returns equivalent to those achieved by an Investment Manager in whose Investment Fund the Company could not invest directly, perhaps because of its investment minimum or its unavailability for direct investment, the Company may enter into swap agreements under which the Company may agree, on a net basis, to pay a return based on a floating interest rate, and to receive the total return of the reference Investment Fund over a stated time period. The Company may seek to achieve the same investment result through the use of other Derivatives in similar circumstances. The U.S. Federal income tax treatment of swap agreements and other Derivatives as described above is unclear. Swap agreements and other Derivatives used in this manner may be treated as a "constructive ownership of the reference property," which may result in a portion of any long-term capital gain being treated as ordinary income. See "Tax Aspects - Tax Treatment of Company Investments."

Lending Portfolio Securities

      Investment Funds may lend their securities to brokers, dealers and other financial institutions needing to borrow securities to complete certain transactions. The lending Investment Fund continues to be entitled to payments in amounts equal to the interest, dividends or other distributions payable in respect of the loaned securities, which affords the Investment Fund an opportunity to earn interest on the amount of the loan and on the loaned securities' collateral. Loans of portfolio securities by a Sub-adviser may not exceed 33-1/3% of the value of an Investment Fund's total assets. In connection with any such transaction, the Investment Fund will receive collateral consisting of cash, U.S. Government securities or irrevocable letters of credit that will be maintained at all times in an amount equal to at least 100% of the current market value of the loaned securities. An Investment Fund might experience loss if the institution with which the Investment Fund has engaged in a portfolio loan transaction breaches its agreement with the Investment Fund.

When-Issued and Forward Commitment Securities

      Investments Funds may purchase securities on a "when-issued" basis and may purchase or sell securities on a "forward commitment" basis in order to hedge against anticipated changes in interest rates and prices. These transactions involve a commitment by an Investment Fund to purchase or sell securities at a future date (ordinarily one or two months later). The price of the underlying securities, which is generally expressed in terms of yield, is fixed at the time the commitment is made, but delivery and payment for the securities takes place at a later date. No income accrues on securities that have been purchased pursuant to a forward commitment or on a when-issued basis prior to delivery to the Investment Fund. When-issued securities and forward commitments may be sold prior to the settlement date. If an Investment Fund disposes of the right to acquire a when-issued security prior to its acquisition or disposes of its right to deliver or receive against a forward commitment, it may incur a gain or loss. These transactions, if effected by the Company or by an Investment Fund managed by a Sub-adviser, will be subject to the Company's limitation on indebtedness unless, at the time the transaction is entered into, the Company has established and maintains a segregated account consisting of cash, U.S. Government securities or liquid securities equal to the value of the when-issued or forward commitment securities. The risk exists that securities purchased on a when-issued basis may not be delivered and that the purchaser of securities sold by an Investment Fund on a forward basis will not honor its purchase obligation. In such cases, an Investment Fund or the Company may incur a loss.

Restricted and Illiquid Investments

      Although the Adviser anticipates that most Investment Funds will invest primarily in publicly traded securities, they may invest a portion of the value of their total assets in restricted securities and other investments that are illiquid. Restricted securities are securities that may not be sold to the public without an effective registration statement under the 1933 Act or that may be sold only in a privately negotiated transaction or pursuant to an exemption from registration.

      When registration is required to sell a security, an Investment Fund may be obligated to pay all or part of the registration expenses, and a considerable period may elapse between the decision to sell and the time the Investment Fund may be permitted to sell a security under an effective registration statement. If adverse market conditions developed during this period, an Investment Fund might obtain a less favorable price than the price that prevailed when the Investment Fund decided to sell. For Investment Funds that are managed by a Sub-adviser, restricted securities for which no market exists and other illiquid investments are valued at fair value, as determined in accordance with procedures approved and periodically reviewed by the Board of Directors. Investment Funds may be unable to sell restricted and other illiquid securities at the most opportune times or at prices approximating the value at which they purchased the securities.

      The Company's interests in Investment Funds are themselves illiquid and subject to substantial restrictions on transfer. The Company's ability to liquidate an interest and withdraw from an Investment Fund will likely be limited, and certain Investment Funds may impose lock-up periods, during which time no redemptions or withdrawals may be made, or assess fees for withdrawals. The liquidity of these Investment Funds' interests may adversely affect the Company's were it to have to sell or redeem interests at an inopportune time.

Counterparty Credit Risk

      The markets in which the Investment Funds effect their transactions may be "over-the-counter" or "interdealer" markets. The participants in these markets are typically not subject to credit evaluation and regulatory oversight as are members of "exchange based" markets. To the extent an Investment Fund invests in swaps, Derivatives or synthetic instruments, or other over-the-counter transactions in these markets, Investment Fund may take a credit risk with regard to parties with which it trades and also may bear the risk of settlement default. These risks may differ materially from those involved in exchange-traded transactions, which generally are characterized by clearing organization guarantees, daily marking-to-market and settlement, and segregation and minimum capital requirements applicable to intermediaries. Transactions entered into directly between two counterparties generally do not benefit from these protections, which in turn may subject the Company to the risk that a counterparty will not settle a transaction in accordance with its terms and conditions because of a dispute over the terms of the contract or because of a credit or liquidity problem. Such "counterparty risk" is increased for contracts with longer maturities when events may intervene to prevent settlement. The ability of the Investment Funds to transact business with any one or any number of counterparties, the lack of any independent evaluation of the counterparties or their financial capabilities, and the absence of a regulated market to facilitate settlement, may increase the potential for losses by the Company.

Risks of Fund of Hedge Funds Structure

      The  Investment  Funds  generally  will not be  registered as investment companies under the 1940 Act. The Company, as an investor in these Investment Funds, will not have the benefit of the protections afforded by the 1940 Act to investors in registered investment companies. Although the Adviser will receive information from each Investment Fund regarding its investment performance and investment strategy, the Adviser may have little or no means of independently verifying this information. An Investment Fund may use proprietary investment strategies that are not fully disclosed to the Adviser, which may involve risks under some market conditions that are not anticipated by the Adviser. The performance of the Company depends on the success of the Adviser in selecting Investment Funds for investment by the Company and the allocation and reallocation of Company assets among those Funds.

      For the Company to complete its tax reporting requirements and for the Manager to provide an audited annual report to Members, it must receive timely information from the Investment Funds. An Investment Fund's delay in providing this information could delay the Manager's preparation of tax information for investors, which could require Members to seek extensions on the time to file their tax returns, or could delay the preparation of the Company's annual report.

      An investor in the Company meeting the eligibility conditions imposed by the Investment Funds, including minimum initial investment requirements that may be substantially higher than those imposed by the Company, could invest directly in the Investment Funds. By investing in the Investment Funds indirectly through the Company, an investor bears a portion of the Management Fee, the Performance Incentive, the Administration expenses and other expenses of the Company, and also indirectly bears a portion of the asset-based fees, incentive allocations other expenses borne by the Company as an investor in the Investment Funds.

      Each Investment Manager will receive any incentive-based allocations to which it is entitled irrespective of the performance of the other Investment Managers and the Company generally. As a result, an Investment Manager with positive performance may receive compensation from the Company, as an investor in an underlying Investment Fund, and indirectly from its Members, even if the Company's overall returns are negative. Investment decisions of the Investment Funds are made by the Investment Managers independently of each other so that, at any particular time, one Investment Fund may be purchasing shares of an issuer whose shares are being sold at the same time by another Investment Fund. Transactions of this sort could result in the Company's directly or indirectly incurring certain transaction costs without accomplishing any net investment result. Because the Company may make additional investments in or withdrawals from Investment Funds only at certain times according to limitations set out in the governing documents of the Investment Funds, the Company from time to time may have to invest some of its assets temporarily in money market securities or money market funds, among other similar types of investments.

      Investment Funds may permit or require that redemptions of interests be made in kind. Upon its withdrawal of all or a portion of its interest in an Investment Fund, the Company may receive securities that are illiquid or difficult to value. In such a case, the Adviser would seek to cause the Company to dispose of these securities in a manner that is in the best interests of the Company. The Company may not be able to withdraw from an Investment Fund except at certain designated times, limiting the ability of the Adviser to withdraw assets from an Investment Fund that may have poor performance or for other reasons.

      The Board of Directors may allow the Company to indemnify certain of the Investment Funds and their Investment Managers from any liability, damage, cost or expense arising out of, among other things, certain acts or omissions relating to the offer or sale of the Interests.

      Other risks that the Adviser and the Manager believe are associated with the Company's fund of hedge funds investment approach include:

Valuation

      Certain securities in which the Investment Funds invest may not have a readily ascertainable market price and will be valued by the Investment Managers. Such a valuation generally will be conclusive with respect to the Company, even though an Investment Manager may face a conflict of interest in valuing the securities, as their value will affect the Investment Manager's compensation. In most cases, the Adviser will have no ability to assess the accuracy of the valuations received from an Investment Fund. In addition, the net asset values or other valuation information received by the Adviser from the Investment Funds will typically be estimates only, subject to revision through the end of each Investment Funds' annual audit. Revisions to the gain and loss calculations will be an ongoing process, and no net capital appreciation or depreciation figure can be considered final until the annual audit of each Investment Fund is completed.

Securities Believed to Be Undervalued or Incorrectly Valued

      Securities that an Investment Manager believes are fundamentally undervalued or incorrectly valued may not ultimately be valued in the capital markets at prices and/or within the time frame the Investment Manager anticipates. As a result, the Company may lose all or substantially all of its investment in an Investment Fund in any particular instance.

Dilution

      If an Investment Manager limits the amount of capital that may be contributed to an Investment Fund from the Company, or if the Company declines to purchase additional interests in an Investment Fund, continued sales of interests in the Investment Fund to others may dilute the returns for the Company from the Investment Fund.

Investments in Non-Voting Stock

      Investment Funds may, consistent with applicable law, not disclose the contents of their portfolios. This lack of transparency may make it difficult for the Adviser to monitor whether holdings of the Investment Funds cause the Company to be above specified levels of ownership in certain asset classes. To avoid adverse regulatory consequences in such a case, the Company may need to hold its interest in an Investment Fund in non-voting form. Additionally, for regulatory reasons, the Company may need to limit the amount of voting securities it holds in any particular Investment Fund, and may as a result hold substantial amounts of non-voting securities in a particular Investment Fund. To the extent the Company holds non-voting securities of an Investment Fund, it will not be able to vote on matters that require the approval of the investors in the Investment Fund. This restriction could diminish the influence of the Company in an Investment Fund and adversely affect its investment in the Investment Fund, which could result in unpredictable and potentially adverse effects on Members.

                                  OTHER RISKS

      Investing in the Company will involve risks other than those associated with investments made by Investment Funds including those described below:

Performance Incentive Arrangements

      Each Investment Manager may receive a performance or incentive allocation generally of 15% to 25% of net profits of the Investment Fund that it manages. The Manager may also receive a Performance Incentive if, in any given Incentive Period, net gains allocated to the Members exceed the Loss Carryforward Amount. These incentives may create an incentive for the Investment Managers or the Adviser, who is compensated by the Manager to make investments that are riskier or more speculative than those that might have been made in the absence of the performance or incentive allocation. In addition, the Performance Incentive will be calculated on a basis that includes realized and unrealized appreciation of assets, and may be greater than if it were based solely on realized gains. See "Capital Accounts and Allocations - Manager's Performance Incentive."

Lack of Operating History

      The Company is a recently formed entity and has no operating history upon which investors can evaluate its performance. As discussed below, the personnel of the Adviser responsible for managing the Company's investment portfolio have substantial experience in managing investments in private investment funds, including certain of the assets of the Tapestry Fund, L.P. and the Tapestry Overseas Fund, Ltd., both of which utilize an investment program that is substantially similar to that of the Company.

Availability of Investment Opportunities

      The business of identifying and structuring investments of the types contemplated by the Company is competitive, and involves a high degree of uncertainty. The availability of investment opportunities generally will be subject to market conditions as well as, in some cases, the prevailing regulatory or political climate. No assurance can be given that the Company will be able to identify and complete attractive investments in the future or that it will be able to invest fully its subscriptions. Similarly, identification of attractive investment opportunities by Investment Funds is difficult and involves a high degree of uncertainty. Even if an attractive investment opportunity is identified by an Investment Manager, an Investment Fund may not be permitted to take advantage of the opportunity to the fullest extent desired. Investment funds sponsored, managed or advised by the Manager, the Adviser and its affiliates may seek investment opportunities similar to those the Company may be seeking, and none of these parties has an obligation to offer any opportunities it may identify to the Company.

Control Positions

      Investment Funds may take control positions in companies. The exercise of control over a company imposes additional risks of liability for environmental damage, product defects, failure to supervise and other types of liability related to business operations. In addition, the act of taking a control position, or seeking to take such a position, may itself subject an Investment Fund to litigation by parties interested in blocking it from taking that position. If those liabilities were to arise, or such litigation were to be resolved adverse to the Investment Funds, the investing Investment Funds likely would suffer losses on their investments.

Inadequate Return

      No assurance can be given that the returns on the Company's investments will be commensurate with the risk of investment in the Company. Investors should not commit money to the Company unless they have the resources to sustain the loss of their entire investment in the Company.

Inside Information

      From time to time, the Company or its affiliates may come into possession of material, non-public information concerning an entity in which the Company has invested, or proposes to invest. Possession of that information may limit the ability of the Company to buy or sell securities of the entity.

Recourse to the Company's Assets

      The Company's assets, including any investments made by the Company and any interest in the Investment Funds held by the Company, are available to satisfy all liabilities and other obligations of the Company. If the Company becomes subject to a liability, parties seeking to have the liability satisfied may have recourse to the Company's assets generally and not be limited to any particular asset, such as the asset representing the investment giving rise to the liability.

Repurchase of Interests from Members

      The Company may, in its sole discretion, repurchase the Interest or portion of an Interest held by a Member or other person acquiring an Interest from or through a Member, if:

      o the Interest or portion of the Interest has been transferred or has vested in any person other than by operation of law as the result of the death, dissolution, bankruptcy, insolvency or adjudicated incompetence of the Member;

      o ownership of the Interest or portion of the Interest by the Member or other person likely will cause the Company to be in violation of, or require registration of any Interest or portion of any Interest under, or subject the Company to additional registration or regulation under, the securities, commodities or other laws of the United States or any other relevant jurisdiction;

      o continued ownership of the Interest or portion of the Interest by the Member or other person may be harmful or injurious to the business or reputation of the Company, the Board of Directors, the Manager, the Adviser or any of their affiliates, or may subject the Company or any Member to an undue risk of adverse tax or other fiscal or regulatory consequences;

      o any of the representations and warranties made by the Member or other person in connection with the acquisition of the Interest or portion of the Interest was not true when made or has ceased to be true;

      o the Member is subject to special regulatory or compliance requirements, such as those imposed by the Bank Holding Company Act ("BHC Act"), certain Federal Communications Commission regulations, or ERISA (collectively, "Special Laws or
            Regulations"), and the Manager determines that the Member is likely to be subject to additional regulatory or compliance requirements under these Special Laws or Regulations by virtue of continuing to hold an Interest or portion of an Interest; or

      o the Manager or the Directors determine that the repurchase of the Interest or portion of the Interest would be in the best interests of the Company.

      The effect of these provisions may be to deprive an investor in the Company of an opportunity for a return even though other investors in the Company might enjoy such a return.

Limitations on Transfer

      No Member will be permitted to transfer his, her or its Interest without the consent of the Board of Directors. The transferability of Interests will be subject to certain restrictions contained in the LLC
Agreement and will be affected by restrictions imposed under applicable securities laws. No market currently exists for Interests, and the Manager contemplates that one will not develop. Although the Adviser and the Manager expect to recommend to the Board of Directors that the Company offer to repurchase Interests two times each year (or more frequently), no assurances can be given that the Company will do so. Consequently, Interests should only be acquired by investors able to commit their funds for an indefinite period of time.

Liquidity Risks

      Interests will not be traded on any securities exchange or other market and will be subject to substantial restrictions on transfer. Although the Company may offer to repurchase Interests from time to time, a Member may not be able to liquidate an Interest for up to one year from the initial Closing Date. The Adviser and the Manager expect that they will recommend to the Board of Directors that the Company offer to repurchase Interests from Members on July 15, 2003, and thereafter, two times each year, or more frequently, provided the Board determines that doing so will not have a detrimental tax or regulatory impact upon the Company or the Members. No assurances can be given that these repurchases will occur.

Repurchase Risks

      With respect to any future repurchase offer, Members tendering an Interest, or a portion of an Interest, for repurchase must do so by the expiration date, which generally will be 45 days prior to the date that the Interests are to be repurchased by the Company (the "Expiration Date"). Members that elect to tender an Interest, or a portion of an Interest, for repurchase will not know the price at which such Interest will be repurchased until after the election to tender is made. It is possible that during the time period between the Expiration Date and the Repurchase Date, general economic and market conditions, or specific events affecting one or more underlying Investment Funds, could cause a decline in the value of Interests in the Company. See "Redemptions, Repurchases and Transfers of Interests."

Potential  Significant  Effect  of the  Performance  of a  Limited  Number  of
Investments

      The Adviser expects that the Company generally will participate in multiple investments. The Company may, however, make investments in a limited number of the Investment Funds and Investment Funds may make investments in a limited number of portfolio companies. In either instance, these limited number of investments may have a significant effect of the performance of the Company.

Tax Considerations; Distributions to Members and Payment of Tax Liability

      The Company does not intend to make periodic distributions of its net income or gains, if any, to Members. A Member will be required each year nonetheless to pay applicable U.S. Federal and state income taxes on his, her or its share of the Company's taxable income, and will have to pay applicable taxes from other sources. The amount and timing of any distributions will be determined in the sole discretion of the Manager. See "Tax Aspects" for a summary of certain significant U.S. Federal income and other tax consequences that are relevant to an investment in the Company.

Banking Regulation

      The Manager, MCA, is a registered investment adviser and wholly-owned subsidiary of MSD&T, a trust company licensed in the state of Maryland. MSD&T is a wholly-owned subsidiary of MBC, a bank holding company regulated by the Board of Governors of the Federal Reserve ("Federal Reserve") under the BHC Act. MBC and its affiliates are subject to the BHC Act. MBC is expected to purchase non-voting Interests in the Company.

      MBC's (and its affiliates') relationship with and investment in the Company are structured to give MCA maximum flexibility in implementing the investment strategy of the Company, but certain regulatory restrictions as discussed below may apply. The BHC Act together with the rules and regulations of the Federal Reserve, currently impose certain restrictions on the ability of bank holding companies and their subsidiaries to own equity securities of certain issuers. In particular, MBC generally may not own or control, directly or indirectly, 5% or more of the outstanding shares of any class of voting securities or 25% or more of the outstanding equity (including subordinated debt) of certain issuers (the "Equity Limit"). The Equity Limit will apply to an investment by MBC and its affiliates in the Company. In addition, MBC and its subsidiaries generally will be precluded under the BHC Act from exerting a "controlling influence over the management or policies" of the Company.

      If MBC's (and its affiliates') investment in the Company, exceeds the Equity Limit or MBC (and its affiliates) exercises a controlling influence over the management or policies of the Company, then the Company would be subject to certain restrictions. Among other restrictions, without prior approval of the Federal Reserve (which in many cases would be unavailable and not required to be sought by MBC) the Company would generally not be permitted to acquire securities of any company that, when combined with all other securities of that company owned or controlled by MBC, its subsidiaries and other funds controlled by MBC, exceed 4.99% of any class of voting securities or 24.99% of the total equity of that company ("Portfolio Limits"). Investments in excess of the permitted levels would be required to be promptly divested, which would require the Company to incur a loss on sale. Investment in companies in which an officer, director or employee of MBC or its subsidiaries serves as an officer, director or employee would be further limited. Additional restrictions would also apply to the ownership by the Company of subordinated debt, nonperforming or other distressed debt, and ownership of securities received in restructuring of distressed debt.

      If MBC's (and its affiliates') investment in the Company exceeds the Equity Limit or MBC (and its affiliates) exercises a controlling influence over the management or policies of the Company, then the direct use of leverage and derivatives by the Company would be subject to certain requirements applicable to bank holding companies under Regulation Y. As a result of these requirements, certain otherwise suitable investments and hedging methods would not be available to the Company, and some Investment Funds may be unwilling to manage the Company's assets. The Company would, however, be permitted to make non-controlling investments in Investment Funds that use leverage, derivatives and take larger investment positions without the Investment Funds being subject to the requirements that apply to positions of bank holding companies or the Company itself.

      In order to avoid exceeding the Equity Limits or to avoid exercising a controlling influence over the management or policies of the Company, MBC (or its affiliates) may elect that all or part of its interest in the Company is treated as a nonvoting interest.

      The BHC Act authorizes a bank holding company, if it meets certain criteria, to become a financial holding company ("FHC"), which can engage through subsidiaries in a broad range of banking, securities, merchant banking and insurance activities. MBC which has not yet elected to become an FHC may elect to become an FHC in the future. As an FHC, MBC may treat its investment in the Company as a merchant banking investment pursuant to merchant banking authority set forth in Regulation Y, Subpart J ("Merchant Banking Authority"). Under Merchant Banking Authority, subject to restrictions, MBC's investment in the Company may exceed the Equity Limits while simultaneously the Company's investments in Investment Funds may exceed the Portfolio Limits. The restrictions under Merchant Banking Authority may include, but may not be limited to, restrictions on the involvement of the Company and MBC (and its affiliates) in the routine management and operations of an Investment Fund; limitations on lending and other transactions by the depository institution subsidiaries of MBC (the "Banking Subsidiaries") with the Company and an Investment Fund; limitations on cross-marketing by the Banking Subsidiaries with the Company and an Investment Fund; and limitations on the duration of the Company's investment in an Investment Fund (as well as limitations on the duration of MBC's investment in the Company); Recordkeeping, reporting and risk management procedures (including diversification policies).

      The Company and the Adviser have agreed that if MBC or the Manager delivers to the Adviser a letter from counsel to the Company stating that MBC has elected to become an FHC and is authorized to engage in merchant banking activities through the Company, that certain features of the Company's current structure may be modified including that the type and amount of equity that MBC (and its affiliates) holds in the Company and the composition and nature of the Board of the Company may be modified.

      The interests in the Company are not obligations of MCA, MBC, MSD&T, or any other bank. In addition, the interests in the Company are not deposits and are not insured by the Federal Deposit Insurance Corporation or any other government agency, and are not guaranteed by MCA, MBC, MSD&T or any other bank.

MBC as Lender to Issuers of Securities in which Fund Invests

      The Advisor will not cause the Company to make loans to or receive loans from MBC or its affiliates, except to the extent permitted by the 1940 Act or as otherwise permitted by applicable law. MBC or its affiliates may lend to issuers of securities that are owned by the Company or that are owned by the Investment Funds, or to affiliates of those issuers, or may receive guarantees from the issuers of those securities. In making and administering such loans, MBC or its affiliates may take actions against the Company, including but not limited to, restructuring a loan, foreclosing on the loan, requiring additional collateral from an issuer, charging significant fees and interest to the issuer, placing the issuer in bankruptcy, or demanding payment on a loan guarantee, that may be contrary to the interests of the Company. If that happens, the security issued by the borrower or the guarantor or the affiliate that is owned by the Company or the Investment Funds may lose some or all of its value.

Effecting Transactions through Affiliates of MBC

      The Company or an Investment Fund may effect portfolio transactions through an affiliate of MBC (or a firm in which MBC or a subsidiary may have an interest) as broker or riskless principal if an investment manager not affiliated with MBC makes the investment decision and sends the transactions to MBC. The Company or an Investment Fund may also effect portfolio transactions with broker-dealers, banks, or other companies acting as principal or agent, in which MBC or its subsidiaries have an investment. The fees charged to the Company will not be reduced or offset to reflect the transaction fees or profits obtained by MBC or a related entity.

      The Company may also invest in securities or other assets or contracts selected by an investment manager that is not affiliated with MBC, even though an affiliate of MBC or company in which an affiliate of MBC has an interest, is acting or has acted as an underwriter, syndicate or selling group member, adviser, dealer, placement agent or in other capacities in respect of those securities, assets or contracts.

Investment by Fund in Investment Companies Serviced by Bank or Its Affiliates

      The Company and Investment Funds are permitted to invest its assets in shares of open-end investment companies that attempt to maintain a stable net asset value per share ("money market mutual funds"), including, without limitation, money market mutual funds to which MBC or its affiliates provide investment advisory, administrative, custody or other services or from which MBC, or its affiliates receive shareholder servicing or other fees. These investments may include temporary investments of excess liquidity or of cash maintained for defensive purposes in shares of a money market mutual fund. The Company is also permitted to invest its assets in shares of other investment companies to which MBC or its affiliates provide sub-advisory, administrative, custody or other services (other than serving as the investment company's lead investment adviser) or from which MBC or its affiliates receive shareholder servicing or other fees. MBC or its affiliates often receive fees from those investment companies that are based in part upon the aggregate size of the investment company's assets, account volumes, or other variable factors, and as a result, the fees received by the MBC or its affiliates normally will increase as a result of an investment by the Company in the investment company. Those fees are ultimately borne by all direct and indirect investors in the investment company, including the Company and the other investors. MBC, MCA or its affiliates will retain those fees without any offset or reduction of the fees charged to the Company. Notwithstanding the foregoing, any IRA, Keogh plan or other qualified employee benefit plan that has engaged any affiliate of MBC to serve as investment advisor and invests in the Company will receive a credit against the fees it pays to such advisor. The credit will be a pro rata portion of the advisory fees received by affiliates of MBC for serving as investment advisor or subadvisor to such investment company attributable to such investment.

                          LIMITS OF RISK DISCLOSURES

      The above discussions of the various risks associated with the Company and the Interests are not, and are not intended to be, a complete enumeration or explanation of the risks involved in an investment in the Company. Prospective investors should read this entire Private Placement Memorandum and the LLC Agreement and consult with their own advisers before deciding whether to invest in the Company. In addition, as the Company's investment program changes or develops over time, an investment in the Company may be subject to risk factors not described in this Private Placement Memorandum.

                     INVESTMENT POLICIES AND RESTRICTIONS

      The investment objective of the Company is fundamental and may not be changed without a vote of a majority of the Company's outstanding voting securities. The Company has also adopted certain fundamental investment restrictions, which cannot be changed without the vote of a majority of the Company's outstanding voting securities, as defined in the 1940 Act. Under the 1940 Act, the vote of a majority of the outstanding voting securities of an investment company, such as the Company, means the vote, at an annual or a special meeting of the security holders of the Company duly called, of 67% or more of the voting securities present at the meeting, if the holders of more than 50% of the outstanding voting securities of the Company are present or represented by proxy or of more than 50% of the outstanding voting securities of the company, whichever is less.

      In applying the investment restrictions and other policies described in this Private Placement Memorandum, the Company may aggregate its investments and transactions with those of each Investment Fund, if any, that is advised by a Sub-adviser, but will not aggregate its investments and transactions with those of the underlying Investment Funds that are not managed by Sub-advisers. With respect to Investment Funds not managed by a Sub-adviser, therefore, the Company will not "look through" to the investments and transactions of such Funds. In addition, if a percentage restriction or policy is met at the time of an investment or transaction, a later change in percentage resulting from a change in the values of investments or the value of the Company's total assets, unless otherwise stated in this Private Placement Memorandum, will not constitute a deviation from the restriction or policy. The Company's fundamental investment restrictions are as follows:

            (1) The Company will not invest 25% or more of the value of its total assets in the securities, other than U.S. Government securities, of issuers engaged in any single industry. For purposes of this restriction, the Company's investments in Investment Funds is not deemed to be an investment in a single industry.

            (2) The Company will not issue senior securities representing stock, except that, to the extent permitted by the 1940 Act, (a) the Company may borrow money from banks, brokers and other lenders, to finance portfolio transactions and engage in other transactions involving the issuance by the Company of "senior securities" representing indebtedness, (b) the Company may borrow money from banks for cash management purposes, temporary or emergency purposes or in connection with repurchases of, or tenders for, Interests, and (c) the Company may enter into derivative transactions, such as total return swaps, options and futures, in accordance with the 1940 Act and the interpretations of that Act.

            (3) The Company will not underwrite securities of other issuers, except insofar as the Company may be deemed an underwriter under the Securities Act of 1933, as amended, in connection with the disposition of its portfolio securities.

            (4) The Company will not make loans of money or securities to other persons, except through purchasing fixed income securities, lending portfolio securities or entering into repurchase agreements in a manner consistent with the Company's investment policies.

            (5)  The  Company  will  not  purchase  or  sell   commodities  or
      commodity  contracts,  except  that it may  purchase  and sell  non-U.S.
      currency, options, futures and forward contracts, including those related to indices, and options on indices, and may invest in commodity pools and other entities that purchase and sell commodities and commodity contracts.

            (6) The Company will not purchase, hold or deal in real estate, except that it may invest in securities that are secured by real estate or that are issued by companies or Investment Funds that invest or deal in real estate.

      The Adviser will not cause the Company to make loans to or receive loans from the Manager, the Adviser or their affiliates, except to the extent permitted by the 1940 Act, an exemption from the 1940 Act, or as otherwise permitted by applicable law. The Company and the Investment Funds in which the Company invests may effect brokerage transactions through affiliates of the Manager and the Adviser, subject to compliance with the 1940 Act and other applicable laws.

                           MANAGEMENT OF THE COMPANY

Board of Directors

      The Board of Directors of the Company (the "Board of Directors") has overall responsibility for the management and supervision of the operations of the Company. The initial Directors serving on the Board of Directors have been elected by the organizational Member of the Company (who is affiliated with the Manager). By signing the LLC Agreement, each Member will be deemed to have voted for the election of each of the initial Directors. Any vacancy in the position of Directors may be filled by the remaining Directors, or, if required by the 1940 Act, by a vote of a plurality of the vote at a meeting of the Members at a meeting of the Members at which a quorum of Members is present in person or by proxy. (See "Board of Directors" and "Voting.") Directors will not contribute to the capital of the Company in their capacity as Directors, but may subscribe for Interests as Members, subject to the eligibility requirements described in this Private Placement Memorandum.

      The Directors serve on the Board of Directors for terms of indefinite duration. A Director's position in that capacity will terminate if the Director is removed, resigns or is subject to various disabling events such as death, incapacity or bankruptcy. A Director may resign, subject to giving 90 days' prior written notice to the other Directors if such resignation is likely to affect adversely the tax status of the Company, and may be removed either by vote of two-thirds (2/3) of the Directors serving on the Board of Directors not subject to the removal vote or by a vote of Members holding not less than two-thirds (2/3) of the total number of votes eligible to be cast by all Members. In the event of any vacancy in the position of a Director, the remaining Directors serving on the Board of Directors may appoint an individual to serve as a Director on the Board of Directors, so long as immediately after the appointment at least two-thirds (2/3) of the Directors then serving on the Board of Directors would have been elected by the Members. The Board of Directors may call a meeting of Members to fill any vacancy in the position of a Director, and must do so within 60 days after any date on which Directors who were elected by the Members cease to constitute a majority of the Board of Directors then serving.

Directors and Officers

      The Manager will oversee the management of the day-to-day operations of the Company under the supervision of the Board of Directors. The Manager, subject to approval by the Board of Directors, has the authority to appoint officers to assist in the day-to-day management of the Company's operations. The majority of Directors are not affiliated with the Manager or its affiliates and are not "interested persons" as defined under Section 2(a)(19) of the 1940 Act (the "Independent Directors"). The Directors and officers of the Company are also directors and officers of other investment companies managed, advised, administered or distributed by the Manager or its affiliates. A list of the Directors and officers of the Company and a brief statement of their present positions and principal occupations during the past five years are set out below.


                       Position with                                         Other
                       the Company and                                    Directorships
    Name and            Length of time   Principal Occupations(2)           Held by
  Age of Director        Served(1)         inn the Past 5 Years             Director
-----------------------------------------------------------------------------------------
                             INDEPENDENT DIRECTORS
  Edward D. Miller -  Director        Dean/Chief Executive Officer,
  58                                  Johns Hopkins Medicine,
                                      January 1997 to date; Interim
                                      Dean, Johns Hopkins Medicine,
                                      March 1996 to January 1997;
                                      Chairman, Department of
                                      Anesthesiology and Critical
                                      Care Medicine, Johns Hopkins
                                      University, July 1994 to date.

  John R. Murphy - 67 Director        Vice Chairman, National
                                      Geographic Society, March 1998
                                      to date; President and Chief
                                      Executive Officer, National
                                      Geographic Society May 1996 to
                                      March 1998.

  George R. Packard,  Director        President, U.S.-Japan
  III - 69                            Foundation, July 1998 to date;
                                      Visiting President,
                                      International University of
                                      Japan, 1994 to date; Former
                                      Dean, School of Advanced
                                      International Studies at
                                      The Johns Hopkins University;
                                      Director, Offitbank (private
                                      bank).
  [TBD]               Secretary

                           "INTERESTED" DIRECTORS(2)

  Leslie B.           Chairman of     Retired; Director, Baltimore
  Disharoon* - 68     the Board and   Gas & Electric Company;
                      President       Director, Travelers Inc.
                                      (diversified financial
                                      services); Director, GRC
                                      International, Inc.
                                      (technology based services and
                                      products); Director, Aegon
                                      USA, Inc. (holding
                                      company-insurance).

  Decatur H. Miller*  Director and    Retired.
  - 68                Treasurer

                        OFFICERS WHO ARE NOT DIRECTORS

  John J. Pileggi     President

(1) The term of office for a Director is indefinite, until he or she resigns, is removed or a successor is elected and qualified.
(2) The Interested Directors are considered to be interested persons as defined by the Investment Company Act of 1940.
* Messrs. Disharoon and Miller are considered to be "interested persons" of the Company as defined in the 1940 Act.

Compensation

      The following table shows information regarding the compensation expected to be received by the Independent Directors of the Company and from all registered investment companies for which the Manager, the Adviser or their affiliates serve as an investment adviser or Manager for the calendar year ending December 31, 2002. No compensation is paid by the Company to Directors who are "interested persons" of the Company, the Manager or the Adviser.


         COMPENSATION TABLE FOR CALENDAR YEAR ENDING DECEMBER 31, 2002
--------------------------------------------------------------------------------
                                      PENSION OR                      TOTAL
                                      RETIREMENT                   COMPENSATION
                                       BENEFITS                    FROM COMPANY
                       AGGREGATE      ACCRUED AS     ESTIMATED         AND
                      COMPENSATION     PART OF        ANNUAL        AFFILIATES
                        FROM THE       COMPANY     BENEFITS UPON     PAID TO
NAME OF DIRECTOR       COMPANY(1)    EXPENSES(2)   RETIREMENT(2)    DIRECTORS
--------------------------------------------------------------------------------
                                         N/A            N/A
--------------------------------------------------------------------------------
                                         N/A            N/A
--------------------------------------------------------------------------------
                                         N/A            N/A
--------------------------------------------------------------------------------
                                         N/A            N/A
--------------------------------------------------------------------------------
                                         N/A            N/A
--------------------------------------------------------------------------------
                                         N/A            N/A
--------------------------------------------------------------------------------
                                         N/A            N/A
--------------------------------------------------------------------------------
                                         N/A            N/A
--------------------------------------------------------------------------------

(1) The Company is newly formed, and the amounts listed are estimated for the year 2002.
(2) The Company does not have a bonus, profit sharing or retirement plan, and Directors do not receive any pension or retirement benefits from the Company.

      [The  Independent  Directors are each paid an annual retainer of [     ]
plus reasonable out-of-pocket expenses. Directors are reimbursed by the Company for their travel expenses related to Board meetings.]

      [The Board of Directors has formed an Audit Committee currently composed of [ ] Directors, each an Independent Director, the functions of which are: (1) to oversee the Company's accounting and financial reporting policies and practices, its internal controls and, as the Audit Committee may deem necessary or appropriate, the internal controls of certain of the Company's service providers; (2) to oversee the quality and objectivity of the Company's financial statements and the independent audit of those statements; and (3) to the extent that Directors are not members of the Audit Committee, to act as a liaison between the Company's independent auditors and the Board of Directors. The Chairman of the Audit Committee is an Independent Director and receives an annual retainer of [ ] in connection with serving in such position.]

      The Board of Directors has formed a Nominating and Compensation Committee currently composed of [ ] Directors, each an Independent Director, the functions of which are: (1) to select and nominate to the Board of Directors each Independent Director and (2) recommend to the Board of Directors any appropriate changes in compensation for each Independent Director. After the initial election of Directors, no Independent Director will be elected by the Board of Directors unless nominated by the Nominating and Compensation Committee. The Chairman of the Nominating and Compensation Committee is an Independent Director and receives an annual retainer of [ ] in connection with serving in such position.

                                  THE MANAGER

      Mercantile Capital Advisors Inc. ("MCA"), a corporation formed under the laws of the State of Maryland, serves as the Manager of the Company. MCA is registered as an investment adviser under the Investment Advisers Act of 1940 (the "Advisers Act"). MCA is a wholly owned subsidiary of Mercantile Safe Deposit & Trust Company ("MSD&T"). Mercantile Bankshares Corporation
("MBC") is a holding company for MSD&T and its affiliates. As of March 31, 2002 MCA had approximately $2.7 billion in assets under management. The Manager will retain all rights, duties and powers to manage the affairs of the Company that may not be delegated under Delaware law, and that are not otherwise delegated by the Manager to the Board of Directors or assumed by the Adviser pursuant to the terms of the Investment Advisory Agreement. The Manager will be responsible, among other things, for: (1) approving the acceptance of initial and additional subscriptions from investors on behalf of the Company; (2) making determinations as to the suspension of additional subscriptions; (3) making determinations regarding the transfer of Interests;
(4) acting as Tax Matters  Partner (as defined  below in "Tax  Aspects");  and
(5) managing or overseeing the general administrative and operational aspects of the Company. The Manager may be removed by vote or written consent of Members holding not less than 80% of the total number of votes eligible to be cast by all Members.

                                  THE ADVISER

      RCG Tapestry, LLC is the Adviser of the Company. The Adviser is wholly owned by Ramius Capital Group, LLC, ("Ramius Capital") a Delaware limited liability company founded by Peter A. Cohen, Morgan B. Stark, Thomas W. Strauss and Jeffrey M. Solomon. The Adviser makes the investment decisions for the assets of the Company committed to its management and, on behalf of the Company, enters into all transactions and other undertakings that the Adviser may in its discretion deem necessary or advisable to carry out such investment decisions. The Adviser advises the Company as to matters involving all types of investment funds and the amount of the Company's assets that should be committed to such investment funds from time to time.

      The Adviser is registered with the Commodity Futures Trading Commission as a commodity pool operator and operates the Company pursuant to an exemption available under Rule 4.7 promulgated under the U.S. Commodity Exchange Act, as amended (the "CEA") from certain of the disclosure, reporting and record-keeping requirements under the CEA.

      Ramius Capital is an investment management firm that specializes in utilizing alternative asset class strategies. Through its predecessor, Ramius Capital, LLC ("Ramius") and its affiliates, Ramius Capital has been involved in providing discretionary investment management services to U.S. and international private investors, domestic pension funds, foundations, corporations, insurance companies and other fiduciaries since 1994. Ramius Capital's managing member is C4S & Co., L.L.C. ("C4S") whose managing members include Peter A. Cohen, Morgan B. Stark and Thomas W. Strauss. A description of the principals of the Adviser follows.

      Peter A. Cohen. Peter A. Cohen is a co-founder of Ramius Capital and a managing member of C4S. From 1971 to 1990, Mr. Cohen held various positions within Shearson Lehman Brothers Inc. and its predecessors, lastly as Chairman of the Board and Chief Executive Officer. He then established and was Chairman of Republic New York Securities Corporation, a subsidiary of
Republic New York Corporation, and served as well as Vice Chairman of Republic New York Corporation and a member of its Executive Committee. In 1994, he became a principal of Palladin, from which he separated in July, 1997, and co-founded Ramius. During his career, he has accumulated extensive experience in trading, as an investor and as a lender. Mr. Cohen has a Bachelor of Science degree from Ohio State University and a Masters of Business Administration degree from Columbia University School of Business Administration.

      Morgan B. Stark. Morgan B. Stark is a co-founder of Ramius Capital and a managing member of C4S. Mr. Stark began his career in 1963 at the Chase Manhattan Bank and after eight years became Vice President and Manager of the Government Bond Department. In 1979, he joined Chemical Bank as a Senior Vice President, was promoted to Executive Vice President in 1984, Managing Director in 1989, and was elected President and Chief Executive Officer of Chemical Securities Inc. in 1989. In addition, he served as senior officer in charge of Chemical Bank's Partnership, Liability, and Portfolio areas, the Private Banking Group and the Official Institutions Group which, on a discretionary basis, managed multi-billion dollar fixed income foreign accounts. In 1993, Mr. Stark joined the Granite Capital International Group as a Managing Director. Mr. Stark joined Ramius in 1995. Mr. Stark graduated from New York University with a Bachelor of Science degree in Business.

      Thomas W. Strauss. Thomas Strauss is a Founding Partner of Ramius Capital Corp. LLC and supervisor to the Multi-Manager business. From 1963 to 1991 Mr. Strauss was with Salomon Brothers Inc. He was admitted as a General Partner in 1972 and was appointed to the Executive Committee in 1981. In 1986, he became President of Salomon Brothers and a Vice Chairman and member of the Board of Directors of Salomon Inc, the holding company of Salomon Brothers and Phibro Energy, Inc. From 1986 through 1991, Mr. Strauss was responsible for the firm's Investment Banking, Sales and Trading, Asset Management and International Activities.

      During his first nine years at Salomon Brothers, he served in various Fixed Income Sales and Sales Management capacities. From 1972 to 1981, Mr. Strauss managed the Government Securities, Money Market and Foreign Exchange departments. In 1978-1979, with the advent of listed Fixed Income Futures and Options trading, he separated the Firm's Proprietary Trading activities from the traditional client based business, which provided the foundation for Global Proprietary Trading in New York, London and Tokyo.

      From 1981 to 1986, Mr. Strauss was responsible for the development of the firm's international business in Europe and the Far East, including both Sales and Trading and Investment Banking. From a single office in London in 1971, the firm built an international presence in Europe, Asia and North America. In 1986, he further became responsible for the

Global Investment Banking, High Yield and Equity businesses and several years later initiated the firm's Global Asset Management efforts.

      In 1992, Mr. Strauss became Co-Chairman of Granite Capital International Group, a private investment management firm, where he developed an Absolute Return Alternative Asset Class investment business. In July of 1995, he joined Ramius Capital where he, Peter A. Cohen and Morgan B. Stark became partners in the development of Ramius Capital's investment management business.

      Mr. Strauss is a former member of the Boards of Governors of the American Stock Exchange, the Chicago Mercantile Exchange, the Public Securities Association, the Securities Industry Association The Federal Reserve International Capital Market Advisory Committee and the U.S. Japan Business-Council. He is a past President of the Association of Primary Dealers in U.S. Government Securities.

      Mr.  Strauss  currently  serves  on the  Board  of  Directors  of  Armor
Holdings,  Inc.  and is a  member  of the  Boards  of  Trustees  of The  Mount
Sinai-NYU Medical Center & Health System, Mount Sinai Medical Center, Mount Sinai Hospital, Mount Sinai Medical School, and Riverdale Country School.

      On December 3, 1992, an order was entered by the United States Securities and Exchange Commission accepting an offer of settlement from Mr. Strauss. The order resolved charges that while, serving as the President of Salomon Brothers Inc., Mr. Strauss had been at fault on the basis that he had "failed reasonably to supervise, with a view to preventing violations of U.S. securities laws, another person who committed such a violation, when such person is subject to his supervision." The person who allegedly committed the underlying violation was Paul W. Mozer, who directly reported to one of Mr. Strauss' subordinates. Mr. Mozer's alleged unlawful conduct involved the submission of false bids to the Federal Reserve Bank of New York in connection with the auction of U.S. Treasury securities. The United States Securities and Exchange Commission order contained a finding that there was no evidence that Mr. Strauss knew of the submission of the false bids. In connection with this order, Mr. Strauss was suspended from associating with any broker, dealer, municipal securities dealer, investment company or investment adviser for six months and ordered to pay a U.S. $75,000 penalty.

      Jeffrey M. Solomon. Mr. Solomon is a principal of Ramius Capital. He joined Ramius' predecessor in 1994. He began his career in the Mergers and Acquisitions department at Shearson Lehman Brothers. In 1992, he helped to form Republic New York Securities Corporation. After becoming Chief Administrative Officer in 1993, he supervised the creation of Republic's U.K. brokerage affiliate. Mr. Solomon received his B.A. in Economics from the University of Pennsylvania. Mr. Solomon is also associated with the following companies: Director, Nugo, Inc., a marketer and distributor of children's nutrition products; Director, Hale & Hearty Holdings, LLC, a restaurant holding company.

      Andrew M. Strober. Mr. Strober is Chief Financial Officer. Prior to joining Ramius Capital in 1996, Mr. Strober was a Senior Manager at Grant Thornton (1/96-6/96) and a Senior Manager at Ernst & Young LLP (11/86-12/95). Mr. Strober holds a B.A. degree in Accounting and Business from Muhlenberg College.

      Hiren R. Patel. Hiren Patel is a Director in the Multi-Manager department at Ramius Capital. He joined the firm in February 1998. Mr. Patel is responsible for manager selection, due diligence, portfolio management and risk assessment activities for all of Ramius Capital's multi-manager products and activities.

      From 1992 to 1997, Mr. Patel was a Senior Consultant in Price Waterhouse's Management Consulting Services. Initially, Mr. Patel started in the Advanced Information Technology Group assisting financial services clients in the design and development of large-scale information systems. Thereafter, Mr. Patel joined the Securities Industry Consulting Group, providing strategic, technology, and operations consulting services to commercial banks interested in forming securities subsidiaries.

      Mr. Patel received an M.B.A. from Virginia Tech in 1992 and a B.S. in Finance from Virginia Tech in 1990.

      Richard  S.  Swersky.  Richard  Swersky  is  a  Vice  President  in  the
Multi-Manager department at Ramius Capital. Mr. Swersky is responsible for underlying manager selection, due diligence, portfolio management and monitoring, as well as risk management activities. He joined Ramius Capital in February 2002.

      From 1999 to February 2002, Mr. Swersky was a Vice President at Auda Advisor Associates where he was actively involved in all aspects of Auda's multi-manager hedge fund business. Specifically, he served as a member of a team responsible for due diligence, research, portfolio management and ongoing monitoring for all of Auda's multi-manager hedge fund products.

      Previously, Mr. Swersky worked as a Senior Accountant at PricewaterhouseCoopers, focusing on audits of financial services firms and commodity pools. He started his professional career as a Senior Economic Analyst at the WEFA Group, an economic consulting and forecasting firm, where he assisted in U.S. macroeconomic research and forecasting.

      Mr. Swersky graduated Phi Beta Kappa, cum laude from Bucknell University in 1994 with a B.A. in Economics. In addition, Mr. Swersky is a Certified Public Accountant and is a candidate for Level III of the Chartered Financial Analyst (CFA) Program.

                         INVESTMENT ADVISORY AGREEMENT

      The Investment Advisory Agreement provides that the Adviser is responsible, subject to the supervision of the Manager and the Board of Directors, for formulating a continuing investment program for the Company. The Adviser makes all decisions regarding the Company's purchases and withdrawals of interests in Investment Funds and also advises the Board of Directors regarding the selection and termination of Sub-advisers. The Investment Advisory Agreement is terminable without penalty on 60 days' prior written notice by the Board of Directors, by vote of a majority, as defined by the 1940 Act, of the outstanding voting securities of the Company, or by the Adviser upon 60 days' prior written notice. The Investment Advisory Agreement will become effective as of [July 15, 2002,] and will continue in effect for an initial two-year term. Thereafter, the Investment Advisory Agreement will continue in effect from year to year if the continuance is approved annually by the Board of Directors by vote cast in person at a meeting called for the purpose of voting on approval. The Investment Advisory Agreement provides that it will terminate automatically in the event of its "assignment," as defined by the 1940 Act and the rules under that Act.

      The Investment Advisory Agreement provides that, in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations to the Company, the Adviser and any partner, director, officer or employee of the Adviser, or any of their affiliates, executors, heirs, assigns, successors or other legal representative, will not be liable to the Company for any error of judgment, for any mistake of law or for any act or omission by the person in connection with the performance of services to the Company. The Investment Advisory Agreement also provides for indemnification, to the fullest extent permitted by law, by the Company of the Adviser, or any partner, director, officer or employee of the Adviser, and any of their affiliates, executors, heirs, assigns, successors or other legal representatives, against any liability or expense to which the person may be liable that arises in connection with the performance of services to the Company, so long as the liability or expense is not incurred by reason of the person's willful misfeasance, bad faith, gross negligence or reckless disregard of duty.

                                    VOTING

      Each Member, other than Members holding purely non-voting Interests, has the right to cast a number of votes based on the value of the Member's investment percentage at a meeting of Members called by the Board of Directors, the Manager or by Members holding at least a majority of the total number of votes eligible to be cast. Members will be entitled to vote on any matter on which shareholders of a registered investment company organized as a corporation would be entitled to vote, including certain elections of Directors, approval of the Investment Advisory Agreement, and on certain other matters. Notwithstanding their ability to exercise their voting privileges, Members in their capacity as such are not entitled to participate in the management or control of the Company's business, and may not act for or bind the Company.

                  INVESTMENT MANAGERS TO THE INVESTMENT FUNDS

      The Company may create separate Investment Funds or managed accounts that would be managed by one or more of the Investment Managers and for which the Company would generally be the sole investor (the Investment Managers to such Investment Funds, with Investment Managers selected to otherwise directly manage Company assets, are referred to as "Sub-advisers").

      Set out below are practices that Investment Managers who are Sub-advisers may follow. Although the Adviser anticipates that Investment Managers that are not Sub-advisers will follow practices similar to those described below, no guarantee or assurances can be made that similar practices will be followed or that an Investment Manager (including a Sub-adviser) will adhere to, and comply with, its stated practices.

Participation in Investment Opportunities

      The Adviser anticipates that each Investment Manager will consider participation by the Company or an Investment Fund in which the Company participates in all appropriate opportunities that are also under consideration by the Investment Funds and other accounts managed by the Investment Managers, other than the Company ("Other Client Accounts"), that pursue investment programs similar to that of the Company. Circumstances may arise, however, under which an Investment Manager will cause its Other Client Accounts to commit a larger percentage of their assets to an investment opportunity than to which the Investment Manager will commit assets of the Company or an Investment Fund. Circumstances may also arise under which an Investment Manager will consider participation by its Other Client Accounts in investment opportunities in which the Investment Manager intends not to invest on behalf of the Company or an Investment Fund, or vice versa.

      Situations may occur when the Company could be disadvantaged by investment activities conducted by the Investment Manager for the Other Client Accounts. These situations may arise as a result of, among other things: (1) legal restrictions on the combined size of positions that may be taken for the Company, or an Investment Fund in which the Company participates and/or Other Client Accounts (collectively, "Co-Investors" and, individually, a "Co-Investor"), limiting the size of the Company's or an Investment Fund's position; (2) legal prohibitions on the Co-Investors' participating in the same instruments; (3) the difficulty of liquidating an investment for a Co-Investor when the market cannot absorb the sale of the combined positions; and (4) the determination that a particular investment is warranted only if hedged with an option or other instrument and the availability of those options or other instruments is limited.

      Each Investment Manager, and its principals, officers, employees and affiliates, may buy and sell securities or other investments for their own accounts and may face conflicts of interest with respect to investments made on behalf of the Company or an Investment Fund in which the Company participates. As a result of differing trading and investment strategies or constraints, positions may be taken by principals, officers, employees and affiliates of the Investment Manager that are the same, different from or made at different times than positions taken for the Company or an Investment Fund.

      Investment Managers or their affiliates may from time to time provide investment advisory or other services to private investment funds and other entities or accounts managed by the Adviser or its affiliates. In addition, Investment Managers or their affiliates may from time to time receive research products and services in connection with the brokerage services that affiliates of the Adviser may provide to one or more Investment Manager Accounts or the Company.

                                 OTHER MATTERS

      An Investment Manager may from time to time cause an Investment Fund to effect certain principal transactions in securities with one or more Other Client Accounts, subject to certain conditions. For example, these transactions may be made in circumstances in which the Investment Manager determined it was appropriate for the Investment Fund to purchase and an Other Client Account to sell, or the Investment Fund to sell and an Other Client Account to purchase, the same security or instrument on the same day. Future investment activities of the Investment Managers, or their affiliates, and the principals, partners, directors, officers or employees of the foregoing, may give rise to additional conflicts of interest.

      The  Adviser,   its  affiliates  and  their   directors,   officers  and
employees, may buy and sell securities or other investments for their own accounts, including interests in Investment Funds, and may have conflicts of interest with respect to investments made by the Adviser on behalf of the Company. As a result of differing trading and investment strategies or constraints, positions may be taken by directors, officers and employees of the Adviser or its affiliates that are the same, different from or made at different times from positions taken for the Company. To lessen the possibility that the Company will be adversely affected by this personal trading, each of the Company, the Manager and the Adviser has adopted a code of ethics (collectively, the "Codes of Ethics") in compliance with Section 17(j) of the 1940 Act that restricts securities trading in the personal accounts of investment professionals and others who normally come into possession of information regarding the Company's portfolio transactions. The Codes of Ethics can be reviewed and copied at the SEC's Public Reference Room in Washington, D.C. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-202-942-8090. The Codes of Ethics are also available on the EDGAR Database on the SEC's Internet site at http://www.sec.gov, and copies may be obtained, after paying a duplicating fee, by e-mail at publicinfo@sec.gov or by writing the SEC's Public Reference Section, Washington, DC 20549-0102.

      The Adviser and its affiliates will not purchase securities or other property from, or sell securities or other property to, the Company, except that the Company may in accordance with rules under the 1940 Act engage in transactions with accounts that are affiliated with the Company as a result of common officers, directors, advisers or managers. These transactions would be effected in circumstances in which the Adviser determined that it would be appropriate for the Company to purchase and another client to sell, or the Company to sell and another client to purchase, the same security or instrument on the same day.

      Future investment activities of the Manager, the Adviser and their respective affiliates and their principals, partners, directors, officers or employees may give rise to conflicts of interest other than those described above.

                                  BROKERAGE

      Each Investment Manager (including Sub-advisers) is responsible for placing orders for the execution of portfolio transactions and the allocation of brokerage for any Investment Fund it manages. Transactions on U.S. stock exchanges and on some non-U.S. stock exchanges involve the payment of negotiated brokerage commissions. On the great majority of non-U.S. stock exchanges, commissions are fixed. No stated commission is generally applicable to securities traded in over-the-counter markets, but the prices of those securities include undisclosed commissions or mark-ups.

      The Adviser expects that each Investment Manager will generally select brokers and dealers to effect transactions on behalf of its Investment Fund substantially as described below, although the Adviser can give no assurance that an Investment Manager (including a Sub-adviser) will adhere to, and comply with, the described practices. The Adviser generally expects that, in selecting brokers and dealers to effect transactions on behalf of an Investment Fund, an Investment Manager will seek to obtain the best price and execution for the transactions, taking into account factors such as price, size of order, difficulty of execution and operational facilities of a brokerage firm and the firm's risk in positioning a block of securities. Subject to appropriate disclosure, however, Investment Managers of Investment Funds that are not investment companies registered under the 1940 Act may select brokers on a basis other than that outlined above and may receive benefits other than research or that benefit the Investment Manager rather than its Investment Fund. The Adviser may consider the broker selection process employed by an Investment Manager as a factor in determining whether to invest in its Investment Fund. Each Investment Manager generally will seek reasonably competitive commission rates, but will not necessarily pay the lowest commission available on each transaction.

      Consistent with seeking best price and execution, an Investment Manager may place brokerage orders with brokers that may provide the Investment Manager and its affiliates with supplemental research, market and statistical information, including advice as to the value of securities, the advisability of investing in, purchasing or selling securities, and the availability of securities or purchasers or sellers of securities, and furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts. The expenses of an Investment Manager are not necessarily reduced as a result of the receipt of this supplemental information, which may be useful to the Investment Manager or its affiliates in providing services to clients other than an Investment Fund. In addition, not all of the supplemental information is used by the Investment Manager in connection with an Investment Fund in which the Company invests. Conversely, the information provided to the Investment Manager by brokers and dealers through which other clients of the Investment Manager and its affiliates effect securities transactions may be useful to the Investment Manager in providing services to an Investment Fund. In accordance with provisions of the 1940 Act, an affiliate of the Manager and/or the Adviser may effect brokerage transactions for an Investment Fund.

                                 ADMINISTRATOR

      The Company has also retained MCA, in addition to its role as Manager, to serve as administrator to the Company (the "Administrator"). Under the terms of an administration agreement that will be entered into between the Company and the Administrator (the "Administration Agreement"), the Administrator is responsible, directly or through its agents, for, among other things: convening and calling the all meetings of the Board of Directors and preparing the minutes of such meetings; providing general secretarial services and keeping the books and records of the Company; paying all fees and expenses of the Company; and supervising the activities of the Sub-Administrator.

      The Administrator will be paid a monthly Administrative Fee of 0.05% (approximately 0.6% on an annualized basis) of the Company's net assets. The Administrator will also be reimbursed by the Company for out-of-pocket expenses relating to services provided to the Company. The Administrative
Fee may be renegotiated from time to time between the parties. The Administration Agreement may be terminated at any time by either of the parties upon not less than 60 days' written notice. The Administrator may rebate, out of its own resources and at its sole discretion, all or a portion of the Administrative Fee with respect to certain employees of the Administrator and its affiliates and strategic investors.

      The Administration Agreement provides that the Administrator, subject to certain limitations, will not be liable to the Company or to Members for any and all liabilities or expenses except those arising out of the fraud, gross negligence or willful default or misconduct of the Administrator or its agents. In addition, under the Administration Agreement, the Company will agree to indemnify the Administrator from and against any and all liabilities and expenses whatsoever out of the Administrator's actions under the Administration Agreement, other than liability and expense arising out of the Administrator's fraud, gross negligence or willful default or misconduct.

      In accordance with the terms of the Administration Agreement and with the approval of the Company's Board of Directors, the Administrator has caused the Company to retain SEI Investments Mutual Funds Services, whose principal business is located at One Freedom Valley Drive, Oaks, PA 19456, to serve as the Company's sub-administrator (the "Sub-Administrator") pursuant to a sub-administration agreement ("Sub-Administration Agreement"). The Sub-Administrator provides administrative services to the Company, including, but not limited to, the preparation of regulatory filings, compliance with all requirements of applicable securities laws, subject to the supervision of the Manager and the Company's Board. The Sub-Administrator calculates the values of the assets of the Company and generally assists on all aspects of the Company's administration and operation. The Sub-Administrator will generally supply and maintain office facilities (which may be in its own offices), statistical and research data, data processing services, clerical, accounting, bookkeeping and recordkeeping services (including without limitation the maintenance of such books and records as are required under the 1940 Act and the rules thereunder, except as maintained by the Administrator), internal auditing, executive and administrative services, prepare reports to Members; coordinate the preparation and filing of tax returns; supply financial information and supporting data for reports to and filings with the SEC and various state Blue Sky authorities; supply supporting documentation for meetings of the Board of Directors; provide monitoring reports and assistance regarding compliance with the Operating Agreement, investment objectives and policies and with Federal and state securities laws; arrange for appropriate insurance coverage; calculate net asset values, net income and realized capital gains or losses; negotiate arrangements with, and supervise and coordinate the activities of, agents and others to supply services, establish and maintain bank, custodian and other accounts, maintaining a list of Members and generally performing all actions related to the issuance, repurchase and transfer of Interests, including the processing of subscription documentation and evaluating compliance with investor eligibility guidelines; accepting payment for the Interests; computing and disseminating the net asset value of the Company in accordance with the LLC Agreement; preparing for review the annual financial statements of the Company, as well as quarterly reports regarding the Company's performance and net asset value; and performing additional services, as agreed upon, necessary in connection with the administration of the Company.

      The Sub-administrator will also be paid a monthly Sub-administrative Fee of 0.00833% (approximately 0.1% on an annualized basis) of the Company's net assets. The Sub-administrator will also be reimbursed by the Company for out-of-pocket expenses relating to services provided to the Company. The Sub-administrative Fee may be renegotiated from time to time between the parties. The Sub-administration Agreement may be terminated at any time by either of the parties upon not less than 60 days' written notice.

      The Sub-administration Agreement provides that the Sub-administrator, subject to certain limitations, will not be liable to the Company or to Members for any and all liabilities or expenses except those arising out of the fraud, gross negligence or willful default or misconduct of the Sub-administrator or its agents. In addition, under the Sub-administration Agreement, the Company will agree to indemnify the Sub-administrator from and against any and all liabilities and expenses whatsoever out of the Sub-administrator's actions under the Sub-administration Agreement, other than liability and expense arising out of the Sub-administrator's fraud, gross negligence or willful default or misconduct.

                          CUSTODIAN AND ESCROW AGENT

      SEI Trust Company (the "Custodian"), whose principal business address is One Freedom Valley Drive, Oaks, PA 19456, serves as the custodian of the Company's assets pursuant to a custodial services agreement with the Company, and may maintain custody of such assets with U.S. sub-custodians and foreign custody managers (which may be banks, trust companies, securities depositories and clearing agencies), subject to policies and procedures approved by the Board of Directors. Under the terms of the custodian agreement, the Custodian maintains a separate account in the name of the Company, holds and transfers portfolio securities on account of the Company, accepts receipts and makes disbursements of money on behalf of the Company, collects and receives all income and other payments and distributions on account of the Company's securities, maintains the Company's subscription agreements from investments made in the Investment Funds, and makes periodic reports to the Board of Directors concerning the Company's operations.

      SEI Trust Company also serves as Escrow Agent with respect to subscription monies received from prospective investors in advance of dates when Interests may be subscribed for and monies may be transmitted to the Company.

                               COMPANY EXPENSES

      The Manager will provide, or will arrange at its expense, for certain management and administrative services to be provided to the Company. Among those services are: providing office space and other support services, maintaining and preserving certain records, preparing and filing various materials with state and U.S. Federal regulators, providing legal and regulatory advice in connection with administrative functions and reviewing and arranging for payment of the Company's expenses.

      The Adviser will bear all of its own costs incurred in providing investment advisory services to the Company, including travel and other expenses related to the selection and monitoring of Investment Managers. As described below, however, the Company bears all other expenses related to its investment program.

      In consideration of the administrative services provided by the Administrator to the Company, the Company will pay the Administrator the Administrative Fee and will also reimburse the Administrator's out-of-pocket expenses related to services provided to the Company. The Administrative Fee and the reimbursement of out-of-pocket expenses will be an expense out of the Company's assets, and will be reflected in each Member's capital account

(including the capital accounts of the Adviser, the Manager and any of their respective affiliates that may participate as a Member) as a reduction to net profits or an increase to net losses credited to or debited against each Member's capital account.

      Expenses to be borne by the Company include: all expenses related to its investment program, including, but not limited to, fees paid and expenses reimbursed directly or indirectly to Investment Funds or Investment Managers (including management fees, performance or incentive fees or allocations and redemption or withdrawal fees, however titled or structured), all costs and expenses directly related to portfolio transactions and positions for the Company's account such as direct and indirect expenses associated with the Company's investments, including its investments in Investment Funds (including those managed by Sub-advisers, whether or not consummated), and enforcing the Company's rights in respect of such investments, transfer taxes and premiums, taxes withheld on non-U.S. dividends, fees for data and software providers, research expenses, professional fees (including, without limitation, the fees and expenses of consultants, attorneys and experts) and, if applicable in the event the Company utilizes a Sub-adviser (or in connection with its temporary or cash management investments), brokerage commissions, interest and commitment fees on loans and debit balances, borrowing charges on securities sold short, dividends on securities sold but not yet purchased and margin fees; all costs and expenses associated with the establishment of Investment Funds (whether or not consummated) managed by Sub-advisers; any non-investment related interest expense; attorneys' fees and disbursements associated with preparing and updating the Offering Materials and with qualifying prospective investors; fees and disbursements of any accountants engaged by the Company, and expenses related to the annual audit of the Company; record-keeping, custody and escrow fees and expenses; the costs of errors and omissions / directors' and officers' liability insurance and a fidelity bond; the Management Fee; the costs of preparing and mailing reports and other communications, including proxy, tender offer correspondence or similar materials, to Members; fees of Directors who are not "interested persons" and travel expenses of Directors relating to meetings of the Board of Directors and committees thereof; all costs and charges for equipment or services used in communicating information regarding the Company's transactions among the Adviser and any custodian or other agent engaged by the Company; any extraordinary expenses, including indemnification expenses as provided for in the LLC Agreement.

      The Company's organization expenses and offering costs, which will initially be borne by the Manager. The Company will reimburse the Manager for these expenditures, through monthly expense allocations to Members' capital accounts, for a period not to exceed the first twelve months after the Closing Date. The Manager has agreed to limit the amount of each monthly reimbursement payment by the Members to 0.0125% (0.15% on an annualized basis) of the Company's net assets as of the end of each month during such period. If after the twelfth month following the Closing Date, all of the organization expenses and offering costs have not been reimbursed to the Manager from the monthly expense allocations, the Manager will bear the remaining portion of such expenditures. If the Manager is completely reimbursed before the end of such twelve-month period, then during the remainder of the twelve-month period, newly admitted Members, and existing
Members that subscribe for additional Interests, will be allocated a proportionate share of the amount previously reimbursed to the Manager.


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

      The Adviser and the Manager will be reimbursed by the Company for any of the above expenses that they pay on behalf of the Company, except as otherwise provided above.

      Investment Funds will bear various expenses in connection with their operations similar to those incurred by the Company. Investment Managers generally will assess asset-based fees to and receive incentive-based allocations from the Investment Funds (or their investors), which effectively will reduce the investment returns of the Investment Funds. These expenses, fees and allocations will be in addition to those incurred by the Company itself. As an investor in the Investment Funds, the Company will bear its proportionate share of the expenses and fees of the Investment Funds and will also be subject to incentive allocations to the Investment Managers.

                                MANAGEMENT FEE

      In consideration of the services provided by the Manager to the Company, the Company will pay the Manager the Management Fee, quarterly, at the rate of 0.375% (approximately 1.5% on an annualized basis) of the Company's net assets. The Management Fee will be an expense out of the Company's assets, and will be reflected in each Member's capital account (including the capital accounts of the Adviser and the Manager or any of their respective affiliates to the extent any of them holds a Member Interest) as a reduction to net profits or an increase to net losses credited to or debited against each Member's capital account. Net assets for these purposes mean the total value of all assets of the Company, less an amount equal to all accrued debts, liabilities and obligations of the Company. The Management Fee will be computed based on the net assets of the Company as of the end of business on the last business day of each quarter, after adjustment for any subscriptions effective on that date, and will be due and payable in arrears within five business days after the end of such quarter. The Manager anticipates rebating, out of its own resources and in its sole discretion, a portion of the Management Fee with respect to certain employees of the Manager and its affiliates, and strategic investors. A portion of the Management Fee may be paid to Placement Agents that assist in the placement of Interests and may be affiliated with the Manager, and any such payments will be exclusive of the direct placement fees paid by investors. See "Subscriptions for Interests - Placement Fees."

                            INVESTOR SERVICING FEE

      Under the terms of an Investor Servicing Agreement between the Company and the Manager, the Manager is authorized to retain investor service providers, such as an investment adviser or other financial intermediaries ("Investor Service Providers") to provide ongoing investor services and account maintenance services to Members that are their customers. These services include, but are not limited to: (i) handling Member inquiries regarding the Company (e.g., responding to questions concerning investments in the Company, capital account balances, and reports and tax information provided by the Company); (ii) assisting in the enhancement of relations and communications between Members and the Company; (iii) assisting in the maintenance  of  Member  accounts  with the  Company;  (iv)  assisting  in the
maintenance  of  Company  records  containing  Member  information;   and  (v)
providing such other information and Member liaison services as the Manager may reasonably request.

      Under the Investor Servicing Agreement, the Company will pay a fee to the Manager to reimburse the Manager for payments made to Investor Service Providers. This fee is expected to be paid monthly at an annualized rate of up to 0.25% of the aggregate value of outstanding Interests held by investors that receive services from an Investor Service Provider, determined as of the last day of the calendar month (before any repurchase of Interests or Performance Incentive). The Manager or the Investor Service Providers may rebate, out of their own resources and at their sole discretion, all or a portion of the Investor Servicing Fee with respect to certain employees of the Manager and its affiliates, and strategic investors.

                       CAPITAL ACCOUNTS AND ALLOCATIONS

Capital Accounts

      The Company will maintain a separate capital account for each Member (including the Manager, the Manager or any of their respective affiliates to the extent any of them contributes capital to the Company as a Member). Each such capital account will have an opening balance equal to the Member's initial contribution to the capital of the Company and will be increased by the sum of the amount of cash and the value of any securities contributed by the Member to the capital of the Company, plus any amounts credited to the Member's capital account as described below. Each Member's capital account will be reduced by the sum of the amount of any repurchase by the Company of the Interest, or portion of an Interest, held by the Member, plus the amount of any distributions to the Member that are not reinvested, plus any amounts debited against the Member's capital account as described below.

      Capital accounts of Members are adjusted as of the close of business on the last day of each of the Company's fiscal periods. Fiscal periods begin on the day after the last day of the preceding fiscal period and end at the close of the Company's business on the first to occur of the following: (1) the last day of a fiscal year of the Company; (2) the last day of a taxable year of the Company; (3) the day preceding any day on which a contribution to the capital of the Company is made; (4) any day on which the Company repurchases any Interest or portion of an Interest of any Member; (5) the day on which a substituted Member is admitted; or (6) any day on which any amount is credited to or debited against the capital accounts of all Members in accordance with their "investment percentages." An "investment percentage" will be determined for each Member as of the start of each fiscal period by dividing the balance of the Member's capital account as of the commencement of the period by the sum of the balances of all capital accounts of all Members as of that date.

Allocation of Net Profits and Net Losses

      Net profits or net losses of the Company for each of its fiscal periods will be allocated among and credited to or debited against the capital accounts of all Members as of the last day of the fiscal period in accordance with Members' investment percentages for the fiscal period. Net profits or net losses will be measured as the net change in the value of the net assets of the Company, including any net change in unrealized appreciation or depreciation of investments and realized income and gains or losses and accrued expenses, before giving effect to any repurchases by the Company of Interests or portions of Interests, and excluding the amount of any items to be allocated among the capital accounts of the Members other than in accordance with the Members' investment percentages. The amount of net profits, if any, allocated to a Member may be reduced by the Member's share of the Manager's Performance Incentive.

Allocations for U.S. Federal income tax purposes generally will be made among the Members so as to reflect equitably amounts credited or debited to each Member's capital account for the current and prior fiscal years. See "Tax Aspects - Allocation of Profits and Losses."

Manager's Performance Incentive

      For any Incentive Period for which the investment return earned by a Member exceeds the Loss Carryforward Amount applicable to the Member's capital account, the Manager will be entitled to receive a Performance Incentive. The Manager's "Performance Incentive" for each Incentive Period will be equal to 10% of the amount, if any, of the net profits allocated to each Member's capital account for the Incentive Period in excess of any net losses so allocated for such Incentive Period; above the Loss Carryforward Amount(s) applicable to the Member's capital account. For purposes of calculating the Performance Incentive, net gain is calculated after giving effect to all allocations to a Member's capital account, other than the Performance Incentive, but before giving effect to any distributions and repurchases of Interests by the Company, or deductions to the capital account to reflect any item not chargeable to all Members according to their investment percentages. Consequently, if a Performance Incentive is credited to the Manager for a given period, it will be increased by a portion of the amount of any net unrealized appreciation, as well as net realized gains, allocable to each Member's capital account. The Performance Incentive may create an incentive for the Manager to make investments that are riskier or more speculative than those that might have been made in the absence of the Performance Incentive. See "Other Risks - Performance Incentive Arrangements."

      If, for any Incentive Period, net losses allocated to a Member's capital account exceed net profits so allocated, a Loss Carryforward Amount in the amount of such excess will be established for the capital account of that Member. Loss Carryforward Amounts are cumulative with respect to prior Incentive Periods, and no Performance Incentive will be debited from the capital account of a Member until subsequent allocations of net profits reduce that Member's Loss Carryforward Amount(s) to (but not below) zero.

      A Member's Loss Carryforward Amount will be the sum of such Member's Loss Carryforward Amounts calculated up to and including each Sub-Period of such Incentive Period. In the case of a partial redemption of Interests, the Company will redeem Interests based upon the order in which the Interests were purchased, commonly referred to as a first-in first-out basis.

      A Member's investment return for each Incentive Period is determined by dividing (x) the amount of net profits allocated to that Member's capital account for the Incentive Period that is in excess of any net losses allocated to that Member's capital account for the Incentive Period by (y) the Member's capital account balance as of the beginning of the Incentive Period. The Performance Incentive, Loss Carryforward Amount and Company Return, each for a given Incentive Period, will be adjusted with respect to any contributions, transfers, distributions, withdrawals and repurchases applicable to the Member's capital account for that respective Incentive Period, or portion thereof.

      For these purposes, an Incentive Period will generally correspond to a fiscal year, but may vary with respect to Members. An Incentive Period may be composed of one or more consecutive Sub-Periods. An initial Sub-Period begins upon the commencement of investment operations of the Company. Each subsequent Sub-Period begins immediately after the end of the previous Sub-Period, which will occur at the close of business on the earliest occurrence of: (i) the last day of the Fiscal Year; (ii) the date immediately prior to the effective date of additional purchases of Interests; (iii) the date immediately prior to the effective date of partial Transfers of Interests; or (iv) the date on which the Company dissolves. Both the Incentive Period and the last Sub-Period within the Incentive Period terminate at the close of business on the earliest occurrence of: (i) the last day of the Fiscal Year; (ii) the date immediately prior to the effective date of a full Transfer of Interests; or (iii) the date on which the Company dissolves.

Allocation of Special Items - Certain Withholding Taxes and Other Expenditures

      Withholding taxes or other tax obligations incurred by the Company that are attributable to any Member will be debited against the capital account of that Member as of the close of the fiscal period during which the Company paid those obligations, and any amounts distributable at or after that time to the Member will be reduced by the amount of those taxes. If the amount of those taxes is greater than the distributable amounts, then the Member and any successor to the Member's Interest is required to pay upon demand to the Company, as a contribution to the capital of the Company, the amount of the excess. The Company is not obligated to apply for or obtain a reduction of or exemption from withholding tax on behalf of any Member, although in the event that the Company determines that a Member is eligible for a refund of any withholding tax, it may, at the request and expense of the Member, assist the Member in applying for the refund.

      Any expenditures payable by the Company, to the extent paid or withheld on behalf of, or by reason of particular circumstances applicable to, one or more but fewer than all of the Members, will generally be charged to only those Members on whose behalf the payments are made or whose circumstances gave rise to the payments. These charges will be debited to the capital accounts of the applicable Members as of the close of the fiscal period during which the items were paid or accrued by the Company.

Reserves

      The Manager may cause appropriate reserves to be created, accrued and charged against net assets and proportionately against the capital accounts of the Members for contingent liabilities as of the date the contingent liabilities become known to the Manager. Reserves will be in such amounts (subject to increase or reduction) that the Manager may deem necessary or appropriate. The amount of any reserves and any increase or decrease in them will be proportionately charged or credited, as appropriate, to the capital accounts of those investors who are Members at the time when the reserves are created, increased or decreased, except that, if the reserves, or any increase or decrease in them, exceeds the lesser of $500,000 or 1.0% of the aggregate value of the capital accounts of all those Members, the amount of the reserves, increase, or decrease may instead be charged or credited to those investors who were Members at the time, as determined by the Manager, of the act or omission giving rise to the contingent liability for which the reserve was established, increased or decreased in proportion to their capital accounts at that time.


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

Net Asset Valuation

      The value of the Company's net assets will be determined as of the close of the Company's business at the end of any fiscal period in accordance with the procedures described below or as may be determined from time to time in accordance with policies established by the Board of Directors.

      The Company will value interests in Investment Funds not managed by Sub-advisers at fair value, which ordinarily will be the value provided to the Company by such Funds' Investment Managers from time to time, usually monthly. The Investment Managers value interests in their Investment Funds in accordance with the policies established by such Funds. Delays in obtaining from an Investment Manager the information upon which to base the valuation of an Investment Fund may make it difficult for the Company to value its interest in that Investment Fund. If Sub-advisers are engaged to manage a portion of the Company's assets, or if the Company holds any securities other than interests in Investment Funds, the Company will generally value the portfolio securities of the Investment Funds managed by the Sub-advisers or held by the Company as follows:

      o U.S. exchange listed and NASDAQ traded equity securities (other than options) will be valued at their closing composite sale prices as reported on the exchange on which those securities are primarily traded. If no sales of those securities are reported on a particular day, the securities will be valued based upon their composite bid prices for securities held long, or their composite ask prices for securities held short, as reported by those exchanges. Securities traded on a non-U.S. securities exchange will be valued at their closing sale prices on the exchange on which the securities are primarily traded, or in the absence of a reported sale on a particular day, at their bid prices (in the case of securities held long) or ask prices (in the case of securities held short) as reported by that exchange. Listed options will be valued at their bid prices (or ask prices in the case of listed options held short) as reported by the exchange with the highest volume on the last day a trade was reported. Other securities for which market quotations are readily available will be valued at their bid prices (or ask prices in the case of securities held short) as obtained from one or more dealers making markets for those securities. If market quotations are not readily available, securities and other assets will be valued at fair value as determined in good faith by the Adviser under the supervision of the Board of Directors.

      o Debt securities (other than convertible debt securities) will be valued in accordance with the procedures described above, which with respect to these securities may include the use of valuations furnished by a pricing service that employs a matrix to determine valuations for normal institutional size trading units. The Board of Directors will regularly monitor the methodology and procedures used in connection with valuations provided by the pricing service. Debt securities with remaining maturities of 60 days or less will, absent unusual circumstances, be valued at amortized cost, so long as this method of valuation is determined by the Board of Directors to represent fair value.

      o If, in the view of the Adviser, the bid price of a listed option or debt security (or ask price in the case of any such security held short) does not fairly reflect the market value of the security, the Adviser may request a valuation committee, comprised among others of at least one Director, to instead adopt procedures to be used by the Adviser, if so delegated by the Board of Directors and in accordance with procedures adopted by the Board of Directors, to value the security at fair value, subject to the oversight of the valuation committee.

      o All assets and liabilities initially expressed in non-U.S. currencies will be converted into U.S. dollars using non-U.S. exchange rates provided by a pricing service compiled as of 12:00 noon, New York time. Trading in non-U.S. securities generally is completed, and the values of non-U.S. securities are determined, prior to the close of securities markets in the United States. Non-U.S. exchange rates are also determined prior to such close. On occasion, the values of non-U.S. securities and exchange rates may be affected by significant events occurring between the time as of which determination of values or exchange rates are made and the time as of which the net asset value of the Company is determined. When an event materially affects the values of securities held by the Company or its liabilities, the securities and liabilities will be valued at fair value as determined in good faith by, or under the supervision of, the Board of Directors.

      Prospective investors should be aware that situations involving uncertainties as to the valuation of portfolio positions could have an adverse effect on the Company's net assets if the Board of Directors' or the Adviser's judgments regarding appropriate valuations should prove incorrect.

                             CONFLICTS OF INTEREST

      MCA, its parent company, MSD&T and its parent company, and MBC (together with its affiliates and subsidiaries) are involved in a broad spectrum of financial services and asset management, activities including sponsoring and managing both registered and private investment funds and merchant banking. MSD&T's affiliate, Hopkins Plaza Securities, Inc., also engages in broker-dealer transactions, and other similar activities. In the ordinary course of business, MCA engages in activities in which MCA's interests or the interests of its clients may conflict with the interests of the Company or the Members. The Adviser also engages in activities which may conflict with the interests of the Company or the Members. The discussion below sets out such conflicts of interest that may arise; conflicts of interest not described below may also exist. Neither the Manager, nor the Adviser can give any assurance that any conflicts of interest will be resolved in favor of the Company or the Members. In acquiring an Interest, a Member will be deemed to have acknowledged the existence of potential conflicts of interest relating to MCA and the Adviser and to the Company's operating in the face of those conflicts.

Mercantile Bankshares Corporation

      Mercantile Bankshares Corporation ("MBC") has committed to purchasing Interests in the Company. Such Interests, however, will be Non-Voting. For purposes of this Memorandum,

Non-Voting Interests are (i) voting rights which are limited solely to those customarily provided by statute, (ii) interests that represent a passive investment and (iii) interests that do not entitle the holder by statute, charter, or in any manner, to select or vote for the selection of directors or persons exercising similar functions for the Company.

Transactions by MCA and the Adviser

      The Adviser and MCA may pursue acquisitions of assets and businesses and identification of an investment opportunity in connection with its existing businesses or a new line of business without first offering the opportunity to the Company. Such an opportunity could include a business that competes with the Company or an Investment Fund in which the Company has invested or proposes to invest.

Compensation for Services

      The Adviser and MCA may seek to perform investment banking and other financial services for, and will receive compensation from, Investment Funds, the sponsors of Investment Funds, companies in which Investment Funds invest, or other parties in connection with transactions related to those investments or otherwise. This compensation could include financial advisory fees, as well as underwriting or placement fees, financing or commitment fees and brokerage fees. Investment banking and other financial services compensation will not be shared with the Company or Members and may be received before the Company realizes a return on its investment. The Adviser and MCA may have an incentive to cause investments to be made, managed or realized in seeking to advance the interests of a client other than the Company or its Members or to earning compensation. MCA may also act as prime broker for Investment Funds.

Asset Management Activities

      The Adviser and MCA conduct a variety of asset management activities, including sponsoring or advising both registered and unregistered investment funds. Those activities may also include managing assets of employee benefit plans that are subject to ERISA and related regulations. MCA's investment management activities may present conflicts if the Company and these other investment or pension funds either compete for the same investment opportunity or pursue investment strategies counter to each other.

Voting Rights in Private Funds

      From time to time, sponsors of Investment Funds may seek the approval or consent of an Investment Fund's investors in connection with certain matters. In such a case, the Adviser will have the right to vote in its discretion the interest in the Investment Fund held by the Company, on behalf of the Company. The Adviser will consider only those matters it considers appropriate in taking action with respect to the approval or consent. Business relationships may exist between the Adviser and its affiliates, on the one hand, and the Investment Managers and affiliates of the Investment Funds, on the other hand, other than as a result of the Company's investment in the Investment Funds. As a result of these existing business relationships, the Adviser may face a conflict of interest acting on behalf of the Company and its Members.

      The Company may, for regulatory reasons, limit the amount of voting securities it holds in any particular Investment Fund, and may as a result hold substantial amounts of non-voting securities in a particular Investment Fund. The Company's lack of ability to vote may result in a decision for an Investment Fund that is adverse to the interests of the Members. In certain circumstances, the Company may waive voting rights or elect not to exercise them, such as to achieve compliance with U.S. bank holding company laws.

Client Relationships

      MCA, the Adviser, and their respective affiliates have existing and potential relationships with a significant number of sponsors and managers of Investment Funds, corporations and institutions. In providing services to its clients and the Company, MCA may face conflicts of interest with respect to activities recommended to or performed for the clients, and the Company, the Members and/or the Investment Funds. In addition, these client relationships may present conflicts of interest in determining whether to offer certain investment opportunities to the Company.

Performance Incentive

      The existence of the Manager's Performance Incentive may create an incentive for the Adviser (who is compensated with a portion of the Performance Incentive) to make more speculative investments for the Company than it otherwise would make in the absence of such incentive compensation.

Diverse Membership; Relationships with Members

      The Members are expected to include entities organized under U.S. law and in various jurisdictions that may have conflicting investment, tax and other interests with respect to their investments in the Company. The conflicting interests of individual Members may relate to or arise from, among other things, the nature of investments made by the Company, the structuring of the acquisition of investments of the Company, and the timing of disposition of investments. This structuring of the Company's investments and other factors may result in different returns being realized by different Members. Conflicts of interest may arise in connection with decisions made by the Adviser, including decisions with respect to the nature or structuring of investments, that may be more beneficial for one Member than for another Member, especially with respect to Members' individual tax situations. In selecting Investment Funds for the Company, the Adviser will consider the investment and tax objectives of the Company as a whole, not the investment, tax or other objectives of any Member individually.

Related Funds

      The personnel of the Adviser provide advisory services to various other funds, including, for example, the Tapestry Fund, L.P. and the Tapestry Overseas Fund, Ltd., both of which utilize an investment program that is substantially similar to that of the Company. Conflicts of interest may arise for the Adviser or the Manager in connection with certain transactions involving investments by the Company in Investment Funds, and investments by other funds advised by the Adviser, or sponsored or managed by the Manager, in the same Investment Funds. Conflicts of interest may also arise in connection with investments in the Company by other funds advised or managed by the Adviser, the Manager or Mercantile. Such conflicts could arise, for example, with respect to the timing, structuring and terms of such investments and the disposition of them. The Adviser or an affiliate may determine that an investment in an Investment Fund is appropriate for a particular client or for itself or its officers, directors, members or employees, but that the investment is not appropriate for the Company.
Situations also may arise in which the Manager or an affiliate, or their clients, have made investments that would have been suitable for investment by the Company but, for various reasons, were not pursued by, or available to, the Company. The investment activities of the Adviser, its affiliates and any of their respective officers, directors, members or employees may disadvantage the Company in certain situations, if among other reasons, the investment activities limit the Company's ability to invest in a particular Investment Fund.

Management of the Company

      Personnel of the Adviser, Manager, or their affiliates will devote such time as the Adviser, the Manager and their affiliates, in their discretion, deem necessary to carry out the operations of the Company effectively. Officers and employees of the Manager and its affiliates will also work on other projects for Mercantile and its other affiliates (including other clients served by the Manager and its affiliates) and conflicts of interest may arise in allocating management time, services or functions among the affiliates.

                          SUBSCRIPTIONS FOR INTERESTS

Subscription Terms

      The Company intends to accept initial and additional subscriptions for Interests made after the Closing Date and the commencement of the Company's investment operations as of the first business day of each calendar quarter, except that the Company may offer Interests more frequently as determined by the Manager. Any amounts received in advance of the initial or subsequent closings will be placed in an escrow account with the Escrow Agent prior to their investment in the Company. All subscriptions are subject to the receipt of cleared funds prior to the applicable subscription date in the full amount of the subscription. Although the Manager may accept, in its sole discretion, a subscription prior to receipt of cleared funds, an investor may not become a Member until cleared funds have been received. The investor must also submit a completed subscription agreement before the applicable subscription date. The Company reserves the right to reject any subscription for Interests and the Manager may, in its sole discretion, suspend subscriptions for Interests at any time and from time to time.

      The minimum initial investment in the Company from each investor is $75,000, and the minimum additional investment in the Company is $50,000. The minimum initial and additional investments may be reduced by the Manager with respect to individual investors or classes of investors (for example, with respect to certain key employees, officers or directors of the Company, the Adviser, the Manager or their affiliates). The Manager may, in its discretion, cause the Company to repurchase all of the Interests held by a Member if the Member's capital account balance in the Company, as a result of repurchase or transfer requests by the Member, is less than $75,000.

      Except as otherwise permitted by the Manager, initial and any additional contributions to the capital of the Company by any Member must be made in cash, and all contributions must be transmitted by the time and in the manner that is specified in the subscription documents of the Company. Initial and any additional contributions to the capital of the Company will be payable in one installment. Although the Company may accept contributions of securities in the sole discretion of the Manager, the Company has no intention at present of accepting contributions of securities. If the Company chooses to accept a contribution of securities, the securities would be valued in the same manner as the Company values its other assets.

      Each new Member must agree to be bound by all of the terms of the LLC Agreement. Each potential investor must also represent and warrant in a subscription agreement, among other things, that the investor is an "Eligible Investor" as described below and is purchasing an Interest for his, her or its own account, and not with a view to the distribution, assignment, transfer or other disposition of the Interest.

      In the event that the Company does not receive subscriptions for Interests in an amount deemed by the Manager to be sufficient to successfully operate the Company, the Company will liquidate as soon as practicable, and return to Members the amount of their subscriptions.

Eligible Investors

      Each prospective investor in the Company will be required to certify to the Company that the Interest subscribed for is being acquired for the account of an "accredited investor" as defined in Regulation D under the 1933 Act and a "qualified eligible person" as defined in Rule 4.7 under the CEA. Each prospective investor, in addition to qualifying as an accredited investor and a qualified eligible person, must also be a "qualified client" within the meaning of Rule 205-3 under the Advisers Act. Investors who are "accredited investors" as defined in Regulation D, "qualified eligible persons" as defined in Rule 4.7 and "qualified clients" within the meaning of Rule 205-3 under the Advisers Act are referred to in this Private Placement Memorandum as "Eligible Investors." Existing Members who subscribe for additional Interests will be required to qualify as Eligible Investors at the time of each additional subscription. Qualifications that must be met in becoming a Member are set out in the subscription agreement that must be completed by each prospective investor.

Placement Fees

      Placement Agents may be retained by the Company or the Manager to assist in the placement of Interests. A Placement Agent, which may be affiliated with the Manager or the Adviser, will generally be entitled to receive a fee from each investor in the Company whose Interest the Agent places. The specific amount of the placement fee paid with respect to a Member may depend on the size of the investment in the Company, but will be no more than 3% of the prospective Member's Subscription amount.

      The placement fee will be added to a prospective investor's subscription amount; it will not constitute a capital contribution made by the investor to the Company nor part of the assets of the Company. The placement fee may be adjusted or waived at the sole discretion of the Placement Agent in consultation with the Manager, and is expected to be waived for (1) the

Manager, the Adviser and their respective affiliates, directors, partners, principals, officers and employees of each of these and employees of the Placement Agents and their affiliates as well as for certain other strategic investors. The Placement Agent may, in its sole discretion, aggregate investments made through certain related accounts (including family trusts or other similar investment vehicles) in determining the applicability of placement fees.

      A portion of the Management Fee may be paid to entities that assist in the placement of Interests and may be affiliated with the Manager. These payments will be exclusive of the direct placement fees paid by investors.

              REDEMPTIONS, REPURCHASES AND TRANSFERS OF INTERESTS

No Right of Redemption

      No Member or other person holding an Interest, or a portion of an Interest acquired from a Member, will have the right to require the Company to redeem the Interest or any portion of it. No public market for Interests exists, and none is expected to develop in the future. Consequently, Members may not be able to liquidate their investment other than as a result of repurchases of Interests by the Company, as described below.

Repurchases of Interests

      The Company may from time to time repurchase Interests or portions of them from Members in accordance with written tenders by Members at those times, in those amounts, and on terms and conditions as the Board of
Directors may determine in its sole discretion. Each such repurchase offer will generally apply to 5-25% of the net assets of the Company. In determining whether the Company should offer to repurchase Interests or portions of them from Members, the Board of Directors will consider the recommendation of the Adviser and the Manager. The Adviser and the Manager expect that they will recommend to the Board of Directors that the Company offer to repurchase Interests from Members on July 15, 2003. The Adviser and the Manager expect that they will recommend to the Board of Directors that, after that date, the Company offer to repurchase Interests from Members two times each year, or more frequently, provided the Board determines that doing so will not have a detrimental tax or regulatory impact upon the Company or the Members. In determining whether to accept such a recommendation, the Board of Directors will consider the following factors, among others: whether any Members have requested to tender Interests or portions of Interests to the Company; the liquidity of the Company's assets (including fees and costs associated with withdrawing from Investment Funds and/or disposing of assets managed by Sub-advisers); the investment plans and working capital and reserve requirements of the Company; the relative economies of scale of the tenders with respect to the size of the Company; the history of the Company in repurchasing Interests or portions of them; the availability of information as to the value of the Company's interests in underlying Investment Funds; the existing conditions of the securities markets and the economy generally, as well as political, national or international developments or current affairs; any anticipated tax consequences to the Company of any proposed repurchases of Interests or portions of them; and the recommendations of the Manager and/or the Adviser.

      The LLC Agreement provides that the Company will be dissolved if any Member that has submitted a written request, in accordance with the terms of that Agreement, to tender his, her or its entire Interest for repurchase by the Company has not been given the opportunity to so tender within a period of two years after the request (whether in a single repurchase offer or multiple consecutive offers within the two-year period). A Member who intends to cause the Company to be dissolved must so indicate in a separate written request submitted within the applicable two-year period.

      The Company will repurchase Interests or portions of them from Members pursuant to written tenders on terms and conditions that the Board of Directors determines to be fair to the Company and to all Members or persons holding Interests acquired from Members, or to one or more classes of Members, as applicable. The value of a Member's Interest (or the portion of it) that is being repurchased will be equal to the value of the Member's capital account (or the portion of it being repurchased) as of the date of the repurchase, after giving effect to all allocations that are made as of that date. When the Board of Directors determines that the Company will repurchase Interests or portions of them, notice will be provided to Members describing the terms of the offer, containing information Members should consider in deciding whether to participate in the repurchase opportunity and containing information on how to participate. Members deciding whether to tender their Interests or portions of them during the period that a repurchase offer is open may obtain the net asset value of their Interests by contacting the Adviser during the period.

      Repurchases of Interests or portions of them from Members by the Company may be paid, in the discretion of the Manager, in cash, or by the distribution of securities in kind or partly in cash and partly in kind. The Company, however, expects not to distribute securities in-kind except in the unlikely event that making a cash payment would result in a material adverse effect on the Company or on Members not tendering Interests for repurchase. Repurchases will be effective after receipt and acceptance by the Company of all eligible written tenders of Interests or portions of them from Members. Any in-kind distribution of securities will be valued in accordance with the LLC Agreement and will be distributed to all tendering Members on a proportional basis. The Company does not impose any charges in connection with repurchases of Interests or portions of Interests.

      In light of liquidity constraints associated with the Company's investments in Investment Funds and that the Company may have to effect withdrawals from those Funds to pay for Interests being repurchased, the Company expects to employ the following repurchase procedures:

      o A Member choosing to tender an Interest or a portion of an Interest for repurchase must do so by the expiration date, which generally will be 45 days before the date as of which Interests are to be repurchased (the "Expiration Date"). Tenders will be irrevocable at such time. Interests or portions of them will be valued as of the Valuation Date, which is generally expected to be at the end of each fiscal quarter.

      o For purposes of this section, the "Valuation Date" is the day Interests in the Company will be valued for the payment of the Promissory Note (as defined below).

      o Promptly after the Expiration Date, the Company will give to each Member whose Interest or portion of an Interest has been accepted for repurchase a promissory note (the "Promissory Note") entitling the Member to be paid an amount equal to the value, determined as of the Valuation Date, of the repurchased Interest or portion of Interest. The determination of the value of Interests as of the Valuation Date is subject to adjustment based upon the results of the next annual audit of the Company's financial statements.

      o The Promissory Note, which will be non-interest bearing and non-transferable, is expected to contain terms providing for payment at two separate times.

      o The initial payment in respect of the Promissory Note (the "Initial Payment") will be in an amount equal to at least 90% of the estimated value of the repurchased Interest (or portion of Interest), determined as of the Valuation Date. The Initial Payment will be made as of the later of (1) a period of within 30 days after the Valuation Date, or (2) if the Company has requested withdrawals of its capital from any Investment Funds in order to fund the repurchase of Interests, within ten business days after the Company has received at least 90% of the aggregate amount withdrawn by the Company from the Investment Funds.

      o The second and final payment in respect of the Promissory Note (the "Post-Audit Payment") is expected to be in an amount equal to the excess, if any, of (1) the value of the repurchased Interest (or portion of the Interest), determined as of the Valuation Date and based upon the results of the annual audit of the Company's financial statements for the year in which the Valuation Date occurs, over (2) the Initial Payment. The Manager anticipates that the annual audit of the Company's financial statements will be completed within 60 days after the end of each fiscal year of the Company and that the Post-Audit Payment will be made promptly after the completion of the audit.

      o Although the amounts required to be paid by the Company under the Promissory Note will generally be paid in cash, the Company may under certain limited circumstances pay all or a portion of the amounts due by an in-kind distribution of securities.

      If modification of the Company's repurchase procedures as described above is deemed necessary to comply with regulatory requirements, the Board of Directors will adopt revised procedures reasonably designed to provide Members substantially the same liquidity for Interests as would be available under the procedures described above.

      Upon its acceptance of tendered Interests or portions of Interests for repurchase, the Company will maintain daily on its books a segregated account consisting of (1) cash, (2) liquid securities or (3) interests in Investment Funds that the Company has requested be withdrawn (or any combination of them), in an amount equal to the aggregate estimated unpaid dollar amount of the Promissory Notes issued to Members tendering Interests and portions of Interests.

      Payment for repurchased Interests and portions of Interests may require the Company to liquidate portfolio holdings earlier than the Adviser would otherwise have caused these holdings to be liquidated, potentially resulting in losses, and may increase the Company's investment related expenses as a result of higher portfolio turnover rates. The Adviser intends to take measures, subject to policies as may be established by the Board of Directors, to attempt to avoid or minimize potential losses and expenses resulting from the repurchase of Interests and portions of Interests.

      A Member tendering for repurchase only a portion of the Member's Interest will be required to maintain a capital account balance of at least $75,000 after giving effect to the repurchase. If a Member tenders an amount that would cause the Member's capital account balance to fall below the required minimum, the Manager reserves the right to reduce the amount to be repurchased from the Member so that the required minimum balance is maintained or to repurchase the Member's entire Interest in the Company.

      The Company may repurchase an Interest, or portion of an Interest, of a Member or any person acquiring an Interest or portion of the Interest from or through a Member without consent or other action by the Member or other person if the Manager in its sole discretion determines that:

      o the Interest or portion of the Interest has been transferred or has vested in any person other than by operation of law as the result of the death, bankruptcy, insolvency, adjudicated incompetence or dissolution of the Member;

      o ownership of the Interest or portion of the Interest by a Member or other person is likely to cause the Company to be in violation of, or require registration of any Interest or portion of any Interest under, or subject the Company to additional registration or regulation under, the securities, commodities or other laws of the United States or any other relevant jurisdiction;

      o continued ownership of the Interest or portion of the Interest by a Member may be harmful or injurious to the business or reputation of the Company, the Board of Directors, the Manager, the Adviser or any of their affiliates, or may subject the Company or any Member to an undue risk of adverse tax or other fiscal or regulatory consequences;

      o any of the representations and warranties made by a Member or other person in connection with the acquisition of an Interest or portion of the Interest was not true when made or has ceased to be true;

      o with respect to a Member subject to Special Laws or Regulations, the Member is likely to be subject to additional regulatory or compliance requirements under these Special Laws or Regulations by virtue of continuing to hold an Interest or portion of an Interest; or

      o it would be in the best interests of the Company for the Company to repurchase the Interest or a portion of the Interest.

      In the event that the Manager, the Adviser or any of their respective affiliates holds an Interest or portion of Interest in the capacity of a Member, the Interest or a portion of it may be tendered for repurchase in connection with any repurchase offer made by the Company.

Transfers of Interests

      Except as otherwise described below, no person may become a substituted Member without the written consent of the Board of Directors, which consent may be withheld for any reason in its sole discretion. Interests or portions of Interests held by a Member may be transferred only: by operation of law as a result of the death, bankruptcy, insolvency, adjudicated incompetence or dissolution of the Member; or under certain limited circumstances, with the written consent of the Manager, which may be withheld in its sole discretion and is expected to be granted, if at all, only under extenuating circumstances.

      Unless the Company consults with counsel to the Company and counsel confirms that the transfer will not cause the Company to be treated as a "publicly traded partnership" taxable as a corporation, the Manager generally will not consent to a transfer unless the following conditions are met: the transferring Member has been a Member for at least six months; the proposed transfer is to be made on the effective date of an offer by the Company to repurchase Interests or portions of Interests; and the transfer is (1) one in which the tax basis of the Interest or portion of the Interest in the hands of the transferee is determined, in whole or in part, by reference to its tax basis in the hands of the transferring Member, for example, certain transfers to affiliates, gifts and contributions to family entities, (2) to members of the transferring Member's immediate family (siblings, spouse, parents or children), or (3) a distribution from a qualified retirement plan or an individual retirement account.

      Notice to the Company of any proposed transfer of an Interest or portion of an Interest must include evidence satisfactory to the Manager that the proposed transfer is exempt from registration under the 1933 Act, that the proposed transferee meets any requirements imposed by the Company with respect to investor eligibility and suitability, including the requirement that any investor (or investor's beneficial owners in certain circumstances) has a net worth immediately prior to the time of subscription of at least $1.5 million. Notice of a proposed transfer of an Interest must also be accompanied by a properly completed subscription agreement in respect of the proposed transferee. The Manager generally will not consent to a transfer of an Interest or portion of an Interest by a Member unless the transfer is to a single transferee or after the transfer of a portion of the Interest, the balance of the capital account of each of the transferee and transferor is not less than $75,000. A Member transferring an Interest may be charged reasonable expenses, including attorneys' and accountants' fees, incurred by the Company in connection with the transfer. In connection with any request to transfer Interests, the Manager may require the Member requesting the transfer to obtain, at the Member's expense, an opinion of counsel selected by the Manager as to such matters as the Manager may reasonably request.

      Any transferee acquiring an Interest or portion of an Interest by operation of law as the result of the death, bankruptcy, insolvency, adjudicated incompetence or dissolution of a Member or otherwise, will be entitled to the allocations and distributions allocable to the Interest or portion of the Interest so acquired, to transfer the Interest or portion of Interest in accordance with the terms of the LLC Agreement and to tender the Interest or portion of the Interest for repurchase by the Company, but will not be entitled to the other rights of a Member unless and until the transferee becomes a substituted Member as specified in the LLC Agreement. If a Member transfers an Interest or portion of the Interest with the approval of the Manager, the Company will promptly take all necessary actions so that each transferee or successor to whom the Interest or portion of the Interest is transferred is admitted to the Company as a Member.

      In subscribing for an Interest or portion of an Interest, a Member agrees to indemnify and hold harmless the Company, the Manager, the Board of Directors, the Adviser, each other Member and any of their affiliates against all losses, claims, damages, liabilities, costs and expenses (including legal or other expenses incurred in investigating or defending against any losses, claims, damages, liabilities, costs and expenses or any judgments, fines and amounts paid in settlement), joint or several, to which those persons may become subject by reason of or arising from any transfer made by that Member in violation of these provisions or any misrepresentation made by that Member or a substituted Member in connection with any such transfer.

                                  TAX ASPECTS

      The following is a summary of certain aspects of the income taxation of the Company and its Members that should be considered by a prospective
Member. The Company has not sought a ruling from the Internal Revenue Service (the "IRS") or any other U.S. Federal, state or local agency with respect to any tax matters affecting the Company, nor, except as noted below, has it obtained an opinion of counsel with respect to any of those matters.

      The summary of the U.S. Federal income tax treatment of the Company set out below is based upon the Internal Revenue Code of 1986, as amended (the "Code"), judicial decisions, Treasury Regulations (proposed and final) (the "Regulations") and rulings in existence on the date of this Private Placement Memorandum, all of which are subject to change, possibly with retroactive effect.

      The summary does not discuss the effect, if any, of various proposals to amend the Code that could change certain of the tax consequences of an investment in the Company. Nor does the summary discuss all of the tax consequences that may be relevant to a particular investor or to certain investors subject to special treatment under the U.S. Federal income tax laws, such as insurance companies, financial institutions and dealers. The summary assumes that Members will hold their interests as capital assets within the meaning of Section 1221 of the Code. Each prospective investor should consult with his, her or its own tax adviser in order to fully understand the U.S. Federal, state, local and non-U.S. income tax consequences of an investment in the Company.

      Entities exempt from U.S. Federal income tax should, in addition to reviewing the discussions below, focus on those sections of this Private Placement Memorandum regarding liquidity and other financial matters to determine whether the investment objectives of the Company are consistent with their overall investment plans. Each prospective tax-exempt Member is urged to consult its own counsel regarding the acquisition of Interests.

Tax Treatment of the Company's Operations

      Classification of the Company. Prior to commencement of operations, the Company will receive an opinion of Kramer Levin Naftalis & Frankel LLP, counsel to the Company, substantially to the effect that based, on the Code and the Regulations, as in effect on the date of the opinion, as well as under relevant authority interpreting the Code and the Regulations, and certain representations of the Manager, the Company should be treated as a partnerhip for U.S. Federal income tax purposes and not as an association taxable as a corporation. Kramer Levin Naftalis & Frankel LLP also will provide the Company with an opinion substantially to the effect that based upon, among other things, the restrictions on transferability of the Interests in the Company and the limitations on any right to have the Interests repurchased by the Company at the request of the Member, the anticipated operations of the Company and certain representations of the Manager, the interests in the Company will not be readily tradable on a secondary market (or the substantial equivalent of such a market) and, therefore, that the Company should not be treated as a "publicly traded partnership" taxable as a corporation.

      The opinions of counsel to be received by the Company are not binding on the IRS or the courts. If it were determined that the Company should be treated as an association or a publicly traded partnership taxable as a corporation for U.S. Federal income tax purposes (as a result of, for example, a successful challenge to the opinions by the IRS, changes in the Code or the Regulations or judicial interpretations of the Code or the Regulations, a material adverse change in facts, or otherwise), the taxable income of the Company would be subject to corporate income tax when recognized by the Company; distributions of that income, other than in certain redemptions of Interests, would be treated as dividend income when received by the Members to the extent of the current or accumulated earnings and profits of the Company; and Members would not be entitled to report profits or losses realized by the Company. One consequence would be a significant reduction in the after-tax return to the Members. The balance of the discussion below is based on the assumption that the Company will be treated as a partnership for U.S. Federal income tax purposes. Unless otherwise indicated, references in the discussion to the tax consequences of the Company's investments, activities, income, gain and loss include the direct investments, activities, income, gain and loss of the Company, and those indirectly attributable to the Company as a result of it being an investor in an Investment Fund.

      As an entity taxed as a partnership, the Company will not itself be subject to U.S. Federal income tax. The Company will file an annual partnership information return with the IRS that reports the results of its operations. Each Member will be required to report separately on the Member's income tax return, the Member's distributive share of the Company's net long-term capital gain or loss, net short-term capital gain or loss, and all other items of ordinary income or loss. Each Member will be taxed on the Member's distributive share of the Company's taxable income and gain regardless of whether the Member has received or will receive a distribution from the Company. A Member may have taxable income for a taxable year for which it has incurred an economic loss with respect to the interest in the Company.

      Limited liability companies such as the Company with 100 or more Members may elect to have a special set of rules and procedures apply that are intended to simplify the calculation and reporting of certain limited liability company items, and the handling of audits. Among the items that would be affected by the election are the calculation of long-term capital gains and the tax treatment of expenses, if any, that are treated as itemized deductions by the Members. If the Company is eligible, the Manager may elect to have such rules and procedures apply to the Company if it believes that they may be beneficial to a majority of the Members. Once the election is made, it cannot be revoked without the consent of the IRS. No assurance can be given that, if the election is made, the anticipated benefits will be realized. In addition, the election could in some cases have an adverse effect on the Members.

      Allocation of Profits and Losses. Under the LLC Agreement, the Company's net capital appreciation or net capital depreciation for each accounting period of the Company is allocated among the Members and to their capital accounts without regard to the amount of income or loss recognized by the Company for U.S. Federal income tax purposes. The LLC Agreement provides that items of income, deduction, gain, loss or credit recognized by the Company for each fiscal year generally are to be allocated for income tax purposes among the Members pursuant to the Regulations, based upon amounts of the Company's net capital appreciation or net capital depreciation allocated to each Member's capital account for the current and prior fiscal years.

      Under the LLC Agreement, the Manager has the discretion to allocate specially an amount of the Company's capital gain (including short-term capital gain) or capital loss for U.S. Federal income tax purposes to a withdrawing Member to the extent that the Member's capital account exceeds his, hers or its U.S. Federal income tax basis in his, her or its Interest, or such Member's U.S. Federal income tax basis exceeds his, her or its capital account. No assurance can be given that, if the Manager makes such a special allocation, the IRS will accept the allocation. If the allocation is successfully challenged by the IRS, the Company's gains or losses allocable to the remaining Members would be increased.

      Tax Elections; Returns; Tax Audits. The Code provides for optional adjustments to the basis of limited liability company property upon distributions of limited liability company property to an investor and transfers of investor interests (including by reason of death) if a limited liability company election has been made under [Section 754 of the Code]. Under the LLC Agreement, at the request of a Member, the Manager, in its sole discretion, may cause the Company to make such an election. Any such election, once made, cannot be revoked without the consent of the IRS. The effect of any such election may depend upon whether any Investment Fund also makes such an election. As a result of the complexity and added expense of the tax accounting required to implement an election, the Manager currently does not intend to make an election.

      The Manager decides how to report limited liability company items on the Company's tax returns, and all Members are required under the Code to treat the items consistently on their own returns, unless they file a statement with the IRS disclosing the inconsistency. In light of the uncertainty and complexity of certain applicable U.S. tax laws, the IRS may not agree with the manner in which the Company's items have been reported. In the event the income tax returns of the Company are audited by the IRS, the tax treatment of the Company's income and deductions generally will be determined at the Company level in a single proceeding rather than by individual audits of the Members. The Manager will be the Company's "Tax Matters Partner" and in that capacity will have the authority to bind certain Members to settlement agreements and the right on behalf of all Members to extend the statute of limitations relating to the Members' tax liabilities with respect to Company items.

Tax Consequences to a Withdrawing Member

      A Member receiving a cash liquidating distribution from the Company, in connection with a complete or partial withdrawal from the Company, generally will recognize capital gain or loss to the extent of the difference between the proceeds received by the Member and the Member's adjusted tax basis in his, her or its Interest. The capital gain or loss will be short-term or long-term, depending upon the Member's holding period for his, her or its Interest. A withdrawing Member will, however, recognize ordinary income to the extent the Member's allocable share of the Company's "unrealized receivables" exceeds the Member's basis in the unrealized receivables (as determined under the Regulations). For these purposes, accrued but untaxed market discount, if any, on securities held by the Company will be treated as an unrealized receivable, with respect to which a withdrawing Member would recognize ordinary income. A Member receiving a cash non-liquidating distribution will recognize income in a similar manner only to the extent that the amount of the distribution exceeds the Member's adjusted tax basis in his, her or its Interest (except that the Member could recognize ordinary income nevertheless with respect to a reduction in his, her, or its share of "unrealized receivables").

      The Manager may specially allocate items of Company capital gain (including short-term capital gain) to a withdrawing Member to the extent the Member's capital account would otherwise exceed the Member's adjusted tax basis in his, her or its Interest. The special allocation may result in the withdrawing Member's recognizing short-term capital gain or ordinary income instead of long-term capital gain during the tax year in which the Member receives its liquidating distribution upon withdrawal.

      Distributions  of  Property.  A Member's  receipt of a  distribution  of property from a limited liability company is generally not taxable, except that a distribution consisting of marketable securities generally is recharacterized as a distribution of cash (rather than property) unless the distributing limited liability company is an "investment limited liability company" and the recipient is an "eligible partner" within the meaning of the Code. The Manager will determine at the appropriate time whether the Company qualifies as an "investment limited liability company." If the Company qualifies, and if a Member is an "eligible member," which term should include a Member whose contributions to the Company consisted solely of cash, the recharacterization rule described above would not apply.

Tax Treatment of Company Investments

      In General. The Manager expects that the Company and the Investment Funds will act as a trader or investor, and not as a dealer, with respect to their respective securities transactions. A trader and an investor are persons who buy and sell securities for their own accounts, whereas a dealer is a person who purchases securities for resale to customers rather than for investment or speculation. As noted above, unless otherwise indicated, references in the discussion to the tax consequences of the Company's investments, activities, income, gain and loss include the direct




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

investments, activities, income, gain and loss of the Company, and those indirectly attributable to the Company as a result of it being an investor in an Investment Fund.

      Gains and losses realized by a trader or an investor on the sale of securities are capital gains and losses. The Manager thus expects that the Company's gains and losses from its securities transactions and the gains and losses from the Investment Funds typically will be capital gains and capital losses. These capital gains and losses may be long-term or short-term depending, in general, upon the length of time the Company maintains a particular investment position and, in some cases, upon the nature of the transaction. Property held for more than one year generally will be eligible for long-term capital gain or loss treatment. Special rules, however, apply to the characterization of capital gain realized with respect to certain regulated futures contracts, non-U.S. currency forward contracts and certain options contracts that qualify as (or qualify for treatment as) "Section 1256 Contracts," which are described below. The application of certain rules relating to short sales, to so-called "straddle" and "wash sale" transactions and to certain non-U.S. regulated contracts and options contracts may serve to alter the manner in which the Company's or an Investment Fund's holding period for a security is determined or may otherwise affect the characterization as short-term or long-term, and also the timing of the realization, of certain gains or losses. Moreover, the straddle rules and short sale rules may require the capitalization of certain related expenses of the Company or an Investment Fund.

      The Company may acquire a derivative position with respect to other Investment Funds, which may be treated as constructive ownership of the other Investment Fund. A constructive ownership transaction includes holding a long position under a notional principal contract or entering into a forward or futures contract with respect to certain financial assets, or both holding a call option and granting a put option with respect to certain financial assets when the options have substantially equal strike prices and substantially contemporaneous maturity dates. If the Company has long-term capital gain from a "constructive ownership transaction," the amount of the gain that may be treated as long-term capital gain by the Company is limited to the amount that the Company would have recognized if it had been holding the financial asset directly, rather than through a constructive ownership transaction, with any gain in excess of this amount being treated as ordinary income. In addition, an interest charge is imposed with respect to any amount recharacterized as ordinary income on the underpayment of tax for each year that any portion of the constructive ownership transaction was open.

      The Company may realize ordinary income from dividends with respect to shares of stock and accruals of interest on debt obligations. The Company or an Investment Fund may hold debt obligations with "original issue discount," in which case, the Company would be required to include amounts in taxable income on a current basis even though receipt of those amounts may occur in a subsequent year. The Company or Investment Fund may also acquire debt obligations with "market discount." Upon disposition of such an obligation, the Company generally would be required to treat gain realized as interest income to the extent of the market discount, or its share of such market discount in the case of an obligation held by an Investment Fund, that accrued during the period the debt obligation was held by the Company or an Investment Fund. The Company may realize ordinary income or loss with respect to its or an Investment Fund's investments in partnerships engaged in a trade or business. Income or loss from transactions involving certain Derivatives, such as the periodic payments from swap



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transactions,  will also  generally  constitute  ordinary  income or loss.  In addition, amounts, if any, payable by the Company or an Investment Fund in connection with equity swaps, interest rate swaps, caps, floors and collars likely would be considered "miscellaneous itemized deductions" which, for a noncorporate Member, may be subject to restrictions on their deductibility.

      Gain recognized by the Company or an Investment Fund from certain "conversion transactions" will be treated as ordinary income. In such a transaction, substantially all of the taxpayer's return is attributable to the time value of the net investment in the transaction. Included among conversion transactions specified in the Code and the Regulations are: (1)
the holding of any property (whether or not actively traded) and entering into a contract to sell the property (or substantially identical property) at a price determined in accordance with the contract, but only if the property was acquired and the contract was entered into on a substantially contemporaneous basis, (2) certain straddles, (3) generally any other transaction that is marketed or sold on the basis that it would have the economic characteristics of a loan but the interest-like return would be taxed as capital gain, or (4) any other transaction specified in Regulations.

      Members may be treated as owning positions held by the Company, including positions held by the Company through different investment advisory agreements or Investment Funds. Those positions, and other positions held by a Member, may be treated as positions in a straddle as described below under the caption "Effect of Straddle Rules on Members' Securities Positions."

      Currency Fluctuations. To the extent that its investments are made in securities denominated in a non-U.S. currency, gain or loss realized by the Company (directly or through an Investment Fund) frequently will be affected by the fluctuation in the value of such non-U.S. currencies relative to the value of the dollar. Gains or losses with respect to the Company's investments in common stock of non-U.S. issuers will generally be taxed as capital gains or losses at the time of the disposition of the stock, subject to certain exceptions specified in the Code. In particular, gains and losses of the Company on the acquisition and disposition of non-U.S. currency (for example, the purchase of non-U.S. currency and subsequent use of the currency to acquire stock) will be treated as ordinary income or loss. In addition, gains or losses on disposition of debt securities denominated in a non-U.S. currency to the extent attributable to fluctuation in the value of the non-U.S. currency between the date of acquisition of the debt security and the date of disposition will be treated as ordinary income or loss. Gains or losses attributable to fluctuations in exchange rates that occur between the time the Company accrues interest or other receivables or accrues expenses or other liabilities denominated in a non-U.S. currency and the time the Company collects the receivables or pays the liabilities may be treated as ordinary income or ordinary loss.

      The Company or an Investment Fund may acquire non-U.S. currency forward contracts, enter into non-U.S. currency futures contracts and acquire put and call options on non-U.S. currencies. If the Company or an Investment Fund acquires currency futures contracts or option contracts, including those that are Section 1256 Contracts, or any currency forward contracts, however, any gain or loss realized by the Company with respect to the instruments will be ordinary, unless (1) the contract is a capital asset in the hands of the Company or an Investment Fund and is not a part of a straddle transaction and
(2) an election is made (by the close of the



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

day on which the transaction is entered) to treat the gain or loss attributable to the contract as capital gain or loss. If those conditions are met, gain or loss recognized on the contract will be treated as capital gain or loss; if the contract is a Section 1256 Contract, Section 1256 of the Code will govern the character of any gain or loss recognized on the contract.

      Section 1256 Contracts. The Code generally applies a "mark to market" system of taxing unrealized gains and losses on, and otherwise provides for special rules of taxation with respect to Section 1256 Contracts. A Section 1256 Contract includes certain regulated futures contracts, certain non-U.S. currency forward contracts, and certain options contracts. Section 1256 Contracts held by the Company or an Investment Fund at the end of a taxable year of the Company or an Investment Fund will be treated for U.S. Federal income tax purposes as if they were sold by the Company or an Investment Fund at their fair market value on the last business day of the taxable year. The net gain or loss, if any, resulting from these deemed sales (known as "marking to market"), together with any gain or loss resulting from any actual sales of Section 1256 Contracts (or other termination of the Company's obligations under the Contract), must be taken into account by the Company in computing its taxable income for the year. If a Section 1256 Contract held by the Company or an Investment Fund at the end of a taxable year is sold in the following year, the amount of any gain or loss realized on the sale will be adjusted to reflect the gain or loss previously taken into account under the mark to market rules.

      Capital gains and losses from Section 1256 Contracts generally are characterized as short-term capital gains or losses to the extent of 40% of the gains or losses and as long-term capital gains or losses to the extent of 60% of the gains and losses. Gains and losses from certain non-U.S. currency transactions, however, will be treated as ordinary income and losses unless certain conditions described under "Currency Fluctuations," above, are met. These gains and losses will be taxed under the general rules described above. If an individual taxpayer incurs a net capital loss for a year, the portion of the loss, if any, which consists of a net loss on Section 1256 Contracts may, at the election of the taxpayer, be carried back three years. A loss carried back to a year by an individual may be deducted only to the extent (1) the loss does not exceed the net gain on Section 1256 Contracts for the year and (2) the allowance of the carryback does not increase or produce a net operating loss for the year.

      Under recently enacted legislation, a "securities futures contract" is not treated as a Section 1256 Contract, except when it meets the definitions of a "dealer securities futures contract." A "securities futures contract" is any security future as defined in Section 3(a)(55)(A) of the Securities Exchange Act of 1934, as amended, which generally provides that a securities futures contract is a contract of sale for future delivery of a single security or a narrow-based security index. The Code provides that any gain or loss from the sale or exchange of a securities futures contract (other than a "dealer securities futures contract") is considered as gain or loss from the sale or exchange of property that has the same character as the property to which the contract relates. As a result, if the underlying security would be a capital asset in the taxpayer's hands, then gain or loss on the securities futures contract would be capital gain or loss. In general, capital gain or loss from the sale or exchange of a securities futures contract to sell property (that is, the short side of such a contract) will be treated as short-term capital gain or loss.


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

      Any "dealer securities futures contract" is treated as a Section 1256 Contract. A "dealer securities futures contract" is a securities futures contract, or an option to enter into such a contract, that (1) is entered into by a dealer (or, in the case of an option, is purchased or granted by the dealer) in the normal course of its trade or business activity of dealing in the contracts and (2) is traded on a qualified board of trade or exchange.

      Mixed Straddle Election. The Code allows a taxpayer to elect to offset gains and losses from positions that are part of a "mixed straddle." A "mixed straddle" is any straddle in which one or more but not all positions are
Section 1256 Contracts. Under certain Temporary Regulations, the Company (and any Investment Fund) may be eligible to elect to establish one or more mixed straddle accounts for certain of its mixed straddle trading positions. The mixed straddle account rules require a daily marking to market of all open positions in the account and a daily netting of gains and losses from positions in the account. At the end of a taxable year, the annual net gains or losses from the mixed straddle account are recognized for tax purposes. The application of the Temporary Regulations' mixed straddle account rules is not entirely clear, so no assurance can be given that a mixed straddle account election by the Company or the Investment Fund will be accepted by the IRS.

      Short Sales. Gain or loss from a short sale of property is generally considered as capital gain or loss to the extent the property used to close the short sale constitutes a capital asset in the Company's or an Investment Fund's hands. Except with respect to certain situations in which the property used to close a short sale has a long-term holding period on the date on which the short sale is entered into, gains on short sales generally will be short-term capital gains. A loss on a short sale will be treated as a long-term capital loss if, on the date of the short sale, "substantially identical property" has been held by the Company or an Investment Fund for more than one year. Certain Regulations may suspend the running of the holding period of "substantially identical property" held by the Company or an Investment Fund.

      Gain or loss on a short sale will generally not be realized until the time at which the short sale is closed. If the Company or an Investment Fund holds a short sale position with respect to stock, certain debt obligations or partnership interests that have appreciated in value and then acquires property that is the same as or substantially identical to the property sold short, however, the Company or an Investment Fund generally will recognize gain on the date it acquires the property as if the short sale was closed on that date with the property. If the Company or an Investment Fund holds an appreciated financial position with respect to stock, certain debt obligations, or partnership interests and then enters into a short sale with respect to the same or substantially identical property, the Company or an Investment Fund generally will recognize gain as if the appreciated financial position was sold at its fair market value on the date the Company or an Investment Fund enters into the short sale. The subsequent holding period for any appreciated financial position that is subject to these constructive sale rules will be determined as if the position was acquired on the date of the constructive sale.

      Effect of Straddle Rules on Members' Securities Positions. The IRS may treat certain positions in securities held, directly or indirectly, by a Member and his, her or its indirect interest in similar securities held by the Company or an Investment Fund as "straddles" for U.S. Federal income tax purposes. The application of the "straddle" rules in such a case could affect a Member's holding period for the securities involved and may defer the recognition of losses with respect to the securities. The Company will not generally be in a position to furnish to Members information regarding the securities positions of Investment Funds that would permit a Member to determine whether his, her or its transactions in securities also held by Investment Funds should be treated as offsetting positions for purposes of the straddle rules.

      Limitation on Deductibility of Interest and Short Sale Expenses. The Code limits the ability of noncorporate taxpayers to deduct "investment interest," which is interest on indebtedness and any amount allowable as a deduction in connection with property used in a short sale, that is properly allocable to property held for investment. Investment interest is not deductible in the current year to the extent that it exceeds the taxpayer's "net investment income," consisting of net gain and ordinary income derived from investments in the current year less certain directly connected expenses (other than interest or short sale expenses treated as interest). For this purpose, any long-term capital gain is excluded from net investment income unless the taxpayer elects to pay tax on the amount at ordinary income tax rates.

      The Company's or an Investment Fund's activities will be treated as giving rise to investment income for a Member, and the investment interest limitation would apply to a noncorporate Member's share of the interest and short sale expenses attributable to the Company's operation. In such case, a noncorporate Member would be denied a deduction for all or part of that portion of his, her or its distributive share of the Company's ordinary losses attributable to interest and short sale expenses unless he, she or it had sufficient investment income from all sources including the Company. A Member that could not deduct interest or short sale expenses currently as a result of the application of the provisions described above would be entitled to carry forward such expenses to future years, subject to the same limitation. The investment interest limitation would also apply to interest paid by a noncorporate Member on money borrowed to finance his, her or its investment in the Company. Potential investors should consult their own tax advisers with respect to the application of the investment interest limitation to their particular tax situations.

      Deductibility of Company Investment Expenditures by Noncorporate Members. Investment expenses including, for example, investment advisory fees of an individual, trust or estate are generally deductible only to the extent they exceed 2% of adjusted gross income. In addition, the Code restricts the ability of an individual with an adjusted gross income in excess of a specified amount (for 2002, $137,300 or $68,650 for a married person filing a separate return) to deduct these investment expenses. Under the Code, investment expenses in excess of 2% of adjusted gross income may only be deducted to the extent the excess expenses (along with certain other itemized deductions) exceed the lesser of (1) 3% of the excess of the individual's adjusted gross income over the specified amount; or (2) 80% of the amount of certain itemized deductions otherwise allowable for the taxable year. Moreover, these investment expenses are miscellaneous itemized deductions that are not deductible by a noncorporate taxpayer in calculating its alternative minimum tax liability.

      Under certain Temporary Regulations, the limitations on deductibility should not apply to a noncorporate Member's share of the trade or business expenses of the Company. These limitations will apply, however, to a noncorporate Member's share of the investment expenses of the Company (including the Management Fee, and any fee payable to an Investment Manager, to the extent these expenses are allocable to an Investment Fund that is not in a trade or business within the meaning of the Code or to the investment activity of the Company). The Company intends to treat its expenses attributable to an Investment Fund that it determines is engaged in a trade or business within the meaning of the Code or to the trading activity of the Company as not being subject to these limitations, although no assurance can be given that the IRS will agree with that treatment.

      To the extent that the Manager makes a rebate to a Member of a portion of the Management Fee, the rebate may be taxable to the Member although the deductibility of the Management Fee (including the rebated portion) may be limited as described in the second preceding paragraph.

      The consequences of the Code's limitations on the deductibility of investment expenditures will vary depending upon the particular tax situation of each taxpayer. For that reason, noncorporate Members should consult their tax advisers with respect to the application of these limitations to their situation.

      Application of Rules for Income and Losses from Passive Activities. The Code restricts the deductibility of losses from a "passive activity" against certain income that is not derived from a passive activity. This restriction applies to individuals, personal service corporations and certain closely held corporations. Under certain Temporary Regulations, income or loss from the Company's securities investment and trading activity generally will not constitute income or loss from a passive activity. Passive losses from other sources generally could not be deducted against a non-Manager's share of such income and gain from the Company. Income or loss attributable to the Company's investment in a partnership engaged in a non-securities trade or business may, however, constitute passive activity income or loss.

      "Phantom Income" from Company Investments. Under various "anti-deferral" provisions of the Code (the "passive foreign investment company," "controlled foreign corporation" and "foreign personal holding company" provisions), investments, if any, by the Company in certain foreign corporations may cause a Member (1) to recognize taxable income prior to the Company's receipt of distributable proceeds, (2) pay an interest charge on receipts that are deemed as having been deferred, or (3) recognize ordinary income that, but for the "anti-deferral" provisions, would have been treated as capital gain.

      Non-U.S. Taxes. Certain dividends and interest directly or indirectly received by the Company from sources outside the U.S. may be subject to non-U.S. withholding taxes. In addition, the Company or an Investment Fund may be subject to non-U.S. capital gains taxes to the extent they purchase and sell securities of non-U.S. issuers. Tax treaties between certain countries and the United States may reduce or eliminate such non-U.S. taxes. The Company cannot predict in advance the rate of non-U.S. tax it will directly or indirectly pay, as the amount of the Company's assets to be invested in various countries is not known at this time.

      The Members will be informed by the Company as to their proportionate share of the non-U.S. taxes paid by the Company or an Investment Fund that they will be required to include in their income. The Members generally will be entitled to claim either a credit (subject to various limitations on foreign tax credits) or, if they itemize their deductions, a deduction (subject to the limitations generally applicable to deductions) for their share of such non-U.S.



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taxes in computing their U.S.  Federal income taxes. A tax-exempt  Member will not ordinarily benefit from such credit or deduction.

Unrelated Business Taxable Income

      An organization that is exempt from U.S. Federal income tax is generally not subject to such tax on its passive investment income, such as dividends, interest and capital gains, whether realized by the organization directly or indirectly through a limited liability company in which it is a member. This type of income is exempt, subject to the discussion of
"unrelated debt financed income" below, even if it is realized from securities trading activity that constitutes a trade or business.

      This general exemption from U.S. Federal income tax available to an exempt organization does not apply to the "unrelated business taxable income" ("UBTI") of such an organization. Except as noted above with respect to certain categories of exempt trading activity, UBTI generally includes income or gain derived (either directly or through limited liability companies) from a trade or business, the conduct of which is substantially unrelated to the exercise or performance of the organization's exempt purpose or function.

      UBTI also includes "unrelated debt-financed income," which generally consists of (1) income derived by an exempt organization (directly or through a limited liability company) from income-producing property with respect to which there is "acquisition indebtedness" at any time during the taxable year; and (2) gains derived by an exempt organization (directly or through a limited liability company) from the disposition of property with respect to which there is acquisition indebtedness at any time during the twelve-month period ending with the date of the disposition.

      The Company may incur "acquisition indebtedness" with respect to certain of its transactions, such as the purchase of securities on margin. Based upon a published ruling issued by the IRS that indicates that income and gain with respect to short sales of publicly traded stock does not constitute income from debt financed property for purposes of computing UBTI, the Company will treat its short sales of securities as not involving
"acquisition indebtedness" and not resulting in UBTI. Moreover, income realized from option writing and futures contract transactions generally would not constitute UBTI. To the extent the Company recognizes income in the form of dividends and interest from securities with respect to which there is "acquisition indebtedness" during a taxable year, the percentage of the income that will be treated as UBTI generally will be equal to the amount of the income times a fraction, the numerator of which is the "average acquisition indebtedness" incurred with respect to the securities, and the denominator of which is the "average amount of the adjusted basis" of the securities during the taxable year.

      To the extent the Company recognizes gain from securities with respect to which there is "acquisition indebtedness" at any time during the twelve-month period ending with the date of their disposition, the portion of the gain that will be treated as UBTI will be equal to the amount of the gain times a fraction, the numerator of which is the highest amount of the "acquisition indebtedness" with respect to the securities, and the denominator of which is the "average amount of the adjusted basis" of the
securities   during  the  taxable   year.   In   determining   the



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unrelated  debt-financed  income  of the  Company,  an  allocable  portion  of deductions directly connected with the Company's debt-financed property will be taken into account. In making such a determination, for instance, a portion of losses from debt-financed securities (determined in the manner described above for evaluating the portion of any gain that would be treated as UBTI) would offset gains treated as UBTI.

      The calculation of the Company's "unrelated debt-financed income" will be complex and will depend on the amount of leverage used by the Company from time to time; the amount of leverage used by Investment Funds; and other UBTI generated by those Funds. As a result of this complexity, the Company cannot predict the percentage of its income and gains that will be treated as UBTI for a Member that is an exempt organization. An exempt organization's share of the income or gains of the Company that is treated as UBTI may not be offset by losses of the exempt organization either from the Company or otherwise, unless the losses are treated as attributable to an unrelated trade or business (such as, for example, losses from securities for which acquisition indebtedness is incurred), among other things.

      To the extent that the Company generates UBTI, the applicable U.S. Federal tax rate for an exempt Member generally would be either the corporate or trust tax rate depending upon the nature of the particular exempt Member. An exempt organization may be required to support, to the satisfaction of the IRS, the method used to calculate its UBTI. The Company will report to a Member that is an exempt organization information as to the portion of its income and gains from the Company for each year that will be treated as UBTI. The calculation of UBTI with respect to transactions entered into by the Company is highly complex, and for that reason, no assurance can be given that the Company's calculation of UBTI will be accepted by the IRS.

      In general, if UBTI is allocated to an exempt organization such as a qualified retirement plan or a private foundation, the portion of the Company's income and gains that is not treated as UBTI will continue to be exempt from tax, as will the organization's income and gains from other investments that are not treated as UBTI. The possibility of realizing UBTI from its investment in the Company generally should not, as a result, affect the tax-exempt status of an exempt organization. A charitable remainder trust will not be exempt from U.S. Federal income tax under the Code for any year in which it has UBTI. In view of the potential for UBTI, the Company is not likely to be a suitable investment for a charitable remainder trust. A title-holding company will not be exempt from tax if it has certain types of UBTI. Moreover, the charitable contribution deduction for a trust under the Code may be limited for any year in which the trust has UBTI. A prospective investor should consult its tax adviser with respect to the tax consequences of receiving UBTI from the Company.

Certain Matters Relating to Specific Exempt Organizations

      Private Foundations. Private foundations and their managers are subject to U.S. Federal excise taxes if such foundation invests "any amount in such a manner as to jeopardize the carrying out of any of the foundation's exempt purposes." This rule requires a foundation manager, in making an investment, to exercise "ordinary business care and prudence" under the facts and circumstances prevailing at the time of making the investment, in providing for the short-term and long-term needs of the foundation to carry out its exempt purposes. The factors that a foundation manager may take into account in assessing an investment include the expected rate of return (both income and capital appreciation), the risks of rising and falling price levels, and the need for diversification within the foundation's portfolio.

      Tax-exempt  organizations  that are private  foundations,  with  certain exceptions, are subject to a 2% U.S. Federal excise tax on their "net investment income." The rate of the excise tax for any taxable year may be reduced to 1% if a private foundation meets certain distribution requirements for the taxable year. A private foundation will be required to make payments of estimated tax with respect to this excise tax. To avoid the imposition of an excise tax on its "undistributed income", a private foundation may be required to distribute on an annual basis its "distributable amount," which includes, among other things, the private foundation's "minimum investment return," defined as 5% of the excess of the fair market value of its nonfunctionally related assets (assets not used or held for use in carrying out the foundation's exempt purposes), over certain indebtedness incurred by the foundation in connection with those assets. A private foundation's investment in the Company would most likely be classified as a nonfunctionally related asset. A determination that an Interest in the Company is a nonfunctionally related asset could cause cash flow problems for a prospective Member that is a private foundation; as such an organization could be required to make distributions in an amount determined by reference to unrealized appreciation in the value of its Interest. This requirement would, however, be less burdensome to a private foundation to the extent that the value of its Interest is not significant in relation to the value of other assets it holds.

      In some instances, an investment in the Company by a private foundation may be prohibited by the "excess business holdings" provisions of the Code. If a private foundation (either directly or together with a "disqualified person"), for example, acquires more than 20% of the capital interest or profits interest of the Company, the private foundation may be considered to have "excess business holdings" in the Company. In such a case, the foundation may be required to divest itself of its Interest in seeking to avoid the imposition of an excise tax. The excise tax will not apply, however, if at least 95% of the gross income from the Company is "passive" within the meaning of the applicable provisions of the Code and the Regulations. The Board of Directors believes that the Company will likely meet the 95% gross income test, although the Board of Directors can give no absolute assurance with respect to the matter.

      Qualified Retirement Plans. Employee benefit plans subject to the provisions of ERISA, individual retirement accounts ("IRAs") and Keogh plans should consult their counsel as to the U.S. tax implications of investing in the Company.

      Endowment Funds. Investment managers of endowment funds should consider whether the acquisition of an Interest is legally permissible. This is not a matter of Federal law, but is determined under state statutes. It should be noted, however, that under the Uniform Management of Institutional Funds Act, which has been adopted, in various forms, by a large number of states, participation in investment partnerships or similar organizations in which funds are commingled and investment determinations are made by persons other than the governing board of the endowment fund is allowed.

Certain State and Local Taxation Matters

      In addition to the U.S. Federal income tax consequences described above, prospective investors should consider potential state and local tax considerations in investing in the Company. The Company intends to conduct its activities so that it will not be subject to entity level taxation by any state or local jurisdiction. No assurance can be given, however, that the Company will be able to achieve this goal.

      State and local laws often differ from U.S. Federal income tax laws with respect to the treatment of specific items of income, gain, loss, deduction and credit. A Member's distributive share of the taxable income or loss of the Company generally will be required to be included in determining its reportable income for state and local tax purposes in the jurisdiction in which the Member is a resident. A partnership in which the Company acquires an interest may conduct business in a jurisdiction that will subject to tax a Member's share of the Member's income from that business. A prospective Member should consult his, her or its tax adviser with respect to the availability of a credit for such tax in the jurisdiction in which the Member is a resident.

                             ERISA CONSIDERATIONS

      Persons who are fiduciaries with respect to an employee benefit plan, IRA, Keogh plan or other arrangement subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the Code (an "ERISA Plan") should consider, among other things, the matters described below in determining whether to cause the ERISA Plan to invest in the Company.

      ERISA imposes general and specific responsibilities on persons who are "fiduciaries" for purposes of ERISA with respect to an ERISA Plan, including prudence, diversification, prohibited transaction and other standards. In determining whether a particular investment is appropriate for an ERISA Plan, a fiduciary of an ERISA Plan must comply with rules adopted by the U.S. Department of Labor (the "DOL"), which administers the fiduciary provisions of ERISA. Under those rules, the fiduciary of an ERISA Plan must: (1) give appropriate consideration to, among other things, the role that the investment plays in the Plan's portfolio, taking into account whether the investment is designed reasonably to further the Plan's purposes; (2) examine the risk and return factors associated with the investment; (3) assess the portfolio's composition with regard to diversification, as well as the liquidity and current return of the total portfolio relative to the anticipated cash flow needs of the Plan; and (4) evaluate income tax consequences of the investment and the projected return of the total portfolio relative to the Plan's funding objectives.

      Before investing the assets of an ERISA Plan in the Company, a fiduciary should determine whether such an investment is consistent with his, her or its fiduciary responsibilities as set out in the DOL's regulations. The fiduciary should, for example, consider whether an investment in the Company may be too illiquid or too speculative for its ERISA Plan, and whether the assets of the Plan would be sufficiently diversified if the investment is made. If a fiduciary of an ERISA Plan breaches his, her or its responsibilities with regard to selecting an investment or an investment course of action for the Plan, the fiduciary may be held personally liable for losses incurred by the Plan as a result of the breach.

      Because the Company will register as an investment company under the 1940 Act, the underlying assets of the Company would not be considered to be "plan assets" of ERISA Plans investing in the Company for purposes of ERISA's fiduciary responsibility and prohibited transaction rules. For that reason, neither the Manager, the Adviser nor any of the Investment Managers (including Sub-advisers) will be fiduciaries with respect to those Plans within the meaning of ERISA.

      The Manager will require an ERISA Plan proposing to invest in the Company to represent: that it, and any fiduciaries responsible for its investments, are aware of and understand the Company's investment objective, policies and strategies; and that the decision to invest Plan assets in the Company was made with appropriate consideration of relevant investment factors with regard to the Plan and is consistent with the duties and responsibilities imposed upon fiduciaries with regard to their investment decisions under ERISA.

      Certain prospective ERISA Plan investors may currently maintain relationships with the Manager, the Adviser or the Investment Managers, or with other entities that are affiliated with the Manager, the Adviser or the Investment Managers. Each of the Manager, the Adviser, the Investment
Managers and their affiliates may be deemed to be a party in interest to and/or a fiduciary of any ERISA Plan to which it provides investment management, investment advisory or other services. ERISA prohibits ERISA Plan assets to be used for the benefit of a party in interest and also prohibits an ERISA Plan fiduciary from using its position to cause the ERISA Plan to make an investment from which it or certain third parties in which the fiduciary has an interest would receive a fee or other consideration. ERISA Plan investors should consult with counsel to determine if participation in the Company is a transaction that is prohibited by ERISA or the Code. A fiduciary of an ERISA Plan investing in the Company will be required to represent: that the decision to invest in the Company was made by it as a fiduciary that is independent of the Manager, the Adviser, the Investment Managers and their affiliates; that it is duly authorized to make such investment decision; and it has not relied on any individualized advice or recommendation of the Manager, the Adviser, an Investment Manager or their affiliates, as a primary basis for the decision to invest in the Company and that its investment in the Company will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

      The provisions of ERISA are subject to extensive and continuing administrative and judicial interpretation and review. The discussion of ERISA contained in this Private Placement Memorandum, is, of necessity, general and may be affected by future publication of DOL regulations and rulings. Potential ERISA Plan investors should consult with their legal advisers regarding the consequences under ERISA and the Code of the acquisition and ownership of Interests.

      In lieu of an investment  in the Company,  tax-exempt  investors  should
consider   making  an   investment   in  [  ],   [TBD],   which  will   invest
substantially all of its assets in the Company.

                     ADDITIONAL INFORMATION AND SUMMARY OF
                      LIMITED LIABILITY COMPANY AGREEMENT

THE FOLLOWING IS A SUMMARY DESCRIPTION OF ADDITIONAL ITEMS AND OF SELECT PROVISIONS OF THE LLC AGREEMENT THAT MAY NOT BE DESCRIBED ELSEWHERE IN THIS

PRIVATE PLACEMENT MEMORANDUM. THE DESCRIPTION OF THESE ITEMS AND PROVISIONS IS NOT DEFINITIVE AND REFERENCE SHOULD BE MADE TO THE COMPLETE TEXT OF THE LLC AGREEMENT.

Member Interests

      Persons who purchase Interests in the offering being made hereby will be Members. MBA and its affiliates may contribute capital to and may own Non-Voting Interests in the Company.

      Mercantile Capital Advisors, Inc. will also be the Manager of the Company. In that regard, the Company has established a Manager Account for the purpose of receiving the Performance Incentive.

Liability Of Members

      Under Delaware law and the LLC Agreement, each Member will be liable for the debts and obligations of the Company only to the extent of any contributions to the capital of the Company (plus any accretions in value thereto prior to withdrawal) and a Member, in the sole discretion of the Board of Directors, may be obligated to return to the Company amounts distributed to the Member in accordance with the LLC Agreement in certain circumstances where after giving effect to the distribution, certain liabilities of the Company exceed the fair market value of the Company's assets.

Duty Of Care Of Board Of Directors

      The LLC Agreement provides that a Director shall not be liable to the Company or any of the Members for any loss or damage occasioned by any act or omission in the performance of the Director's services as such in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the Director's office. The LLC Agreement also contains provisions for the indemnification, to the extent permitted by law, of a Director by the Company (but not by the Members individually) against any liability and expense to which the Director may be liable which arise in connection with the performance of the Director's activities  on  behalf  of the  Company.  Directors  shall  not be  personally liable to any Member for the repayment of any positive balance in the Member's capital account or for contributions by the Member to the capital of the Company or by reason of any change in the Federal or state income tax laws applicable to the Company or its investors. The rights of indemnification and exculpation provided under the LLC Agreement shall not be construed so as to provide for indemnification of a Director for any liability (including liability under Federal securities laws which, under certain circumstances, impose liability even on persons that act in good faith), to the extent (but only to the extent) that such indemnification would be in violation of applicable law, but shall be construed so as to effectuate the applicable provisions of the LLC Agreement to the fullest extent permitted by law.

Amendment Of The Company Agreement

      The LLC Agreement may generally be amended, in whole or in part, with the approval of the Board of Directors (including a majority of Independent Directors if required by the 1940 Act), and without the approval of the Members unless the approval of Members is required by the 1940

Act. However, certain amendments to the LLC Agreement involving capital accounts and allocations thereto may not be made without the written consent of any Member adversely affected thereby or unless each Member has received written notice of the amendment and any Member objecting to the amendment has been allowed a reasonable opportunity (pursuant to any procedures as may be prescribed by the Board of Directors) to tender its entire Interest for repurchase by the Company.

Power Of Attorney

      By subscribing for an Interest in the Company, each Member will appoint each of the Directors his or her attorney-in-fact for purposes of filing required certificates and documents relating to the formation and maintenance of the Company as a limited liability company under Delaware law or signing all instruments effecting authorized changes in the Company or the LLC Agreement and conveyances and other instruments deemed necessary to effect the dissolution or termination of the Company. The power-of-attorney granted as part of each Member's subscription agreement is a special power-of-attorney and is coupled with an interest in favor of the Board of Directors and as such shall be irrevocable and will continue in full force and effect notwithstanding the subsequent death or incapacity of any Member granting the power-of-attorney, and shall survive the delivery of a transfer by a Member of all or any portion of an Interest, except that where the transferee thereof has been approved by the Board of Directors for admission to the Company as a substitute Member, or upon the withdrawal of a Member from the Company pursuant to a periodic tender or otherwise this power-of-attorney given by the transferor shall terminate.

Term, Dissolution And Liquidation

      The Company  shall be dissolved  upon the  affirmative  vote to dissolve the Company by: (1) the Board of Directors or (2) Members holding at least two-thirds (2/3) of the total number of votes eligible to be cast by all Members; or upon the expiration of any two year period that commences on the date on which any Member has submitted a written notice to the Company requesting to tender its entire Interest for repurchase by the Company if that Interest has not been repurchased by the Company; or upon the failure of Members to elect successor Directors at a meeting called by the Investment Director when no Director remains to continue the business of the Company; or as required by operation of law. Upon the occurrence of any event of dissolution, the Board of Directors or the Manager, acting as liquidator under appointment by the Board of Directors (or another liquidator, if the Board of Directors does not appoint the Manager to act as liquidator or is unable to perform this function) are charged with winding up the affairs of the Company and liquidating its assets. Net profit or net loss during the period including the period of liquidation will be allocated as described in the section titled "Capital Accounts and Allocations - Allocation or Net Profits and Net Loss." Upon the liquidation of the Company, its assets would be distributed (1) first to satisfy the debts, liabilities and obligations of the Company (other than debts to Members) including actual or anticipated liquidation expenses, (2) next to repay debts owing to the Members, and
(3) finally to the Members proportionately in accordance with the balances in their respective capital accounts. Assets may be distributed in-kind on a pro rata basis if the Board of Directors or liquidator determines that the distribution of assets-in-kind would be in the interests of the Members in facilitating an orderly liquidation.

                              REPORTS TO MEMBERS

      The Company will furnish to Members as soon as practicable after the end of each of its taxable years such information as is necessary for them to complete U.S. Federal and state income tax or information returns, along with any other tax information required by law. An Investment Manager's delay, however, in providing this information could delay the Manager's preparation of tax information for investors, which might require Members to seek extensions on the time to file their tax returns, or could delay the preparation of the Company's annual report. The Manager will send to Members an unaudited semi-annual and an audited annual report within 60 days after the close of the period covered by the report, or as otherwise required by the 1940 Act. Members also will be sent reports regarding the Company's operations each quarter.

      The Company will be dissolved upon, among other things, the affirmative vote to dissolve the Company by: (1) a majority of the Board of Directors (including a majority of the Independent Directors); and (2) Members holding at least two-thirds (2/3) of the total number of votes eligible to be cast by all Members. The Company may also be dissolved at the election of, or upon the withdrawal of, the Manager, unless there is another Manager, or a successor Manager is elected as provided under the terms of the LLC Agreement. In addition, the LLC Agreement provides that the Company will be dissolved if any Member that has submitted a written request, in accordance with the terms of that Agreement, to tender his, her or its entire Interest for repurchase by the Company has not been given the opportunity to so tender within a period of two years after the request (whether in a single repurchase offer or multiple consecutive offers within the two-year period). A Member who intends to cause the Company to be dissolved must so indicate in a separate written request submitted within the applicable two-year period. The Company will also be dissolved as required by operation of law.

      Upon the occurrence of any event of dissolution, the Manager, acting as liquidator (or if the Manager is unable to perform this function, a liquidator elected by Members holding a majority of the total number of votes eligible to be cast by all Members and whose fees will be paid by the Company) is charged with winding up the affairs of the Company and liquidating its assets. Net profits or net losses during the fiscal period including the period of liquidation will be allocated as described above under the caption "Capital Accounts and Allocations - Allocation of Net Profits and Net Losses."

      Upon the liquidation of the Company, its assets will be distributed (1) first to satisfy the debts, liabilities and obligations of the Company (other than debts to Members) including actual or anticipated liquidation expenses,
(2) next to repay debts owing to the Members, and (3) finally to the Members proportionately in accordance with the balances in their respective capital accounts. Assets may be distributed in kind on a proportionate basis if the Board of Directors or liquidator determines that the distribution of assets in kind would be in the interests of the Members in facilitating an orderly liquidation.

                                 FISCAL YEAR

      For accounting purposes, the Company's fiscal year is the 12-month period ending on March 31. The first fiscal year of the Company will commence on the Closing Date and will end on March 31, 2002. For tax purposes, the Company intends to adopt the 12-month period ending March 31 of each year as its taxable year.

                        ACCOUNTANTS AND LEGAL COUNSEL

      PricewaterhouseCoopers LLP, whose principal business address is 787 Seventh Avenue, New York, New York 10019, has been selected as independent auditors for the Company and in such capacity will audit the Company's annual financial statements and financial highlights.

      When available, the Company will furnish, without charge, a copy of its annual and semi-annual Reports to Members upon request to the Company. Members may write to the Sub-administrator, or call [( )].

      Kramer Levin  Naftalis & Frankel LLP, New York, New York serves as legal
counsel  to  the  Company,   and  as  legal   counsel  to  the  Manager,   the
Administrator and their affiliates with respect to the Company.

                                  INQUIRIES

      Inquiries concerning the Company and Interests (including information concerning subscription and withdrawal procedures) should be directed to:

                  [TBD]
            Mercantile Capital Advisors, Inc.
            Two Hopkins Plaza
            Baltimore, MD  21201
            Telephone: (410) 237-5900
            Facsimile: (410) 237-5195

                         PART C -- OTHER INFORMATION

ITEM 24     FINANCIAL STATEMENTS AND EXHIBITS

(1)        Financial Statements:

           As Registrant has no assets, financial statements are omitted.

(2)        Exhibits:

(2)(a)(1)  Certificate of Formation of Limited Liability Company.

(2)(a)(2)  Limited Liability Company Agreement*.

(2)(b)     Not Applicable.

(2)(c)     Not Applicable.

(2)(d)     See Item 24(2)(a)(2).

(2)(e)     Not Applicable.

(2)(f)     Not Applicable.

(2)(g) Investment Advisory Agreement between Mercantile Capital Advisors Inc. and RCG Tapestry, LLC.*

(2)(h)     Form of Placement Agency Agreement*.

(2)(i)     Not Applicable.

(2)(j)     Form of Custodian Agreement.*

(2)(k)(i)  Form of Administration Agreement*

(2)(k)(ii) Form of Accounting Services Agreement*

(2)(k)(iii)Form of Investor Services Agreement*

(2)(l)     Not Applicable.

(2)(m)     Not Applicable.

(2)(n)     Not Applicable.

(2)(o)     Not Applicable.

(2)(p)     Not Applicable.

(2)(q)     Not Applicable.

(2)(r)(i)  Code of Ethics of Registrant.*

(2)(r)(ii) Code of Ethics of Mercantile Capital Advisors Inc.*

(2)(r)(ii) Code of Ethics of RCG Tapestry, LLC.*

------------
* To be filed by amendment.

ITEM 25.    MARKETING ARRANGEMENTS

Not Applicable.

ITEM 26.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

All figures are estimates:

Blue Sky Fees and Expenses (including fees
of counsel)...........................
Transfer Agent fees...................
Accounting fees and expenses..........
Legal fees and expenses...............
Printing and engraving................
Offering Expenses.....................
Miscellaneous.........................
Total.................................

ITEM 27.    PERSONS CONTROLLED BY OR UNDER COMMON CONTROL

After completion of the private offering of interests, Registrant expects that no person will be directly or indirectly under common control with Registrant, except that Registrant may be deemed to be controlled by Mercantile Capital Advisors Inc., the Registrant's manager (the "Manager"), and/or RCG Tapestry, LLC, the investment adviser to Registrant (the "Adviser"). The Adviser was formed under the laws of the State of Delaware on November 17, 1997. Additional information concerning the Adviser is set forth on its Form ADV, as filed with the Securities and Exchange Commission (see SEC File No. 801-60159). The Manager was formed under the laws of the State of Maryland on December 11, 2000 and is the managing member of the Registrant. Additional information about the Manager is set forth on its Form ADV, as filed with the Securities and Exchange Commission (see SEC File No. 801-60093).


ITEM 28.    NUMBER OF HOLDERS OF SECURITIES

      Title of Class                  Number of Record Holders
      ---------------------------     -------------------------------------

      Limited Liability Company       1 (Registrant anticipates that as a
      Interests                       result of the initial private
                                      offering of interests there will be
                                      more than 100 record holders of such
                                      interests.)

ITEM 29.    INDEMNIFICATION

      Registrant hereby undertakes that it will apply the indemnification provision of the Registrant's Limited Liability Company Agreement in a manner consistent with Release 40-11330 of the Securities and Exchange Commission under the Investment Company Act of 1940, so long as the interpretation therein of Sections 17(h) and 17(i) of such Act remains in effect.

      Registrant, in conjunction with the Mercantile Capital Advisors Inc. (the "Manager") and Registrant's Board of Directors, maintains insurance on behalf of any person who is or was an Independent Director, officer, employee, or agent of Registrant, against certain liability asserted against him or her and incurred by him or her or arising out of his or her position. In no event, however, will Registrant pay that portion of the premium, if any, for insurance to indemnify any such person or any act for which Registrant itself is not permitted to indemnify.

ITEM 30.    BUSINESS AND OTHER CONNECTIONS OF ADVISER

      A description of any other business, profession, vocation, or employment of a substantial nature in which the Adviser, and each managing director, executive officer, managing member or partner of the Adviser, is or has been, at any time during the past two fiscal years, engaged in for his or her own account or in the capacity of director, officer, employee, managing member, partner or trustee, is set forth in Registrant's Private Placement Memorandum in the section entitled "Adviser".

ITEM 31.    LOCATION OF ACCOUNTS AND RECORDS

      The Administrator maintains certain required accounting-related and financial books and records of Registrant at Two Hopkins Plaza, Baltimore, Maryland 21201. The other required books and records are maintained by the Manager at Two Hopkins Plaza, Baltimore, Maryland 21201.

ITEM 32.    MANAGEMENT SERVICES

Not applicable.

ITEM 33.    UNDERTAKINGS

Not Applicable.

                                   FORM N-2

                     MERCANTILE ABSOLUTE RETURN FUND LLC

                                  SIGNATURES


      Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, and State of New York, on the 14th day of May, 2002.

                              MERCANTILE ABSOLUTE RETURN FUND, LLC


                              By: Mercantile Capital Advisors Inc.
                                  Managing Member

                              By: /s/ John J. Pileggi
                                 ------------------------------------------
                              Name: John J. Pileggi
                              Title: Authorized Person

                                   FORM N-2

                     MERCANTILE ABSOLUTE RETURN FUND LLC

                                EXHIBIT INDEX


Exhibit Number   Document Description

EX-99.2A        Certificate of Formation of Limited Partnership.